    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998

                                               REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SBC COMMUNICATIONS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                  6719                                 43-1301883
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                175 EAST HOUSTON
                         SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JUDITH M. SAHM
                            SBC COMMUNICATIONS INC.
                                175 EAST HOUSTON
                         SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                                                                    MADELYN M. DEMATTEO
                                                                   SOUTHERN NEW ENGLAND             ROBERT A. KINDLER
  BENJAMIN F. STAPLETON               WAYNE WIRTZ                   TELECOMMUNICATIONS           CRAVATH, SWAINE & MOORE
   SULLIVAN & CROMWELL          SBC COMMUNICATIONS INC.                 CORPORATION                  WORLDWIDE PLAZA
    125 BROAD STREET                175 EAST HOUSTON                 227 CHURCH STREET              825 EIGHTH AVENUE
NEW YORK, NEW YORK 10004     SAN ANTONIO, TEXAS 78205-2233     NEW HAVEN, CONNECTICUT 06510     NEW YORK, NEW YORK 10019

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                   PROPOSED MAXIMUM
                                                                    OFFERING PRICE    PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF EACH CLASS OF                AMOUNT TO BE       PER SHARE OF         AGGREGATE        REGISTRATION
          SECURITIES TO BE REGISTERED              REGISTERED        COMMON STOCK      OFFERING PRICE           FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share,
  together with Preferred Stock Purchase
  Rights(1)....................................    63,733,455(2)         N.A.         $4,734,298,640(3)   $572,286.84(4)
===========================================================================================================================

(1) Preferred stock purchase rights are attached to and trade with the common stock, par value $1.00 per share ("SBC Common Stock"), of SBC Communications Inc. ("SBC"). The value attributable to such rights, if any, is reflected in the market price of SBC Common Stock.

(2) Represents the maximum amount of SBC Common Stock estimated to be issuable upon the consummation of the merger (the "Merger") of SBC (CT), Inc., a wholly-owned subsidiary of SBC, with and into Southern New England Telecommunications Corporation ("SNET").

(3) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the common stock, par value $1.00 per share ("SNET Common Stock"), of SNET to be canceled in the Merger and is based upon $65.25, the average of the high and low sale prices of SNET Common Stock on the New York Stock Exchange Composite Tape on February 6, 1998.

(4) Computed in accordance with Rule 457(f) under the Securities Act to be $1,396,618.10, which is .000295 multiplied by the proposed maximum aggregate offering price of $4,734,298,640. In accordance with such Rule 457, the fee of $824,331.26 paid by SNET pursuant to Section 14(g)(1)(A) of the Securities Exchange Act of 1934, upon the filing of its preliminary proxy materials on January 22, 1998 has been credited against the registration fee payable in connection with this filing. The remaining amount of the fee has been paid by SBC under the reference "SBC Communications Inc. S-4."

                            ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                  [SNET LOGO]

              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
                               227 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510

                                                                February 9, 1998

To Our Shareholders:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Southern New England Telecommunications Corporation ("SNET") to be held March 27, 1998, at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut 06905.

     At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement") pursuant to which SBC (CT), Inc. ("Merger Sub"), a wholly-owned subsidiary of SBC Communications Inc. ("SBC"), will be merged (the "Merger") with and into SNET and SNET will become a wholly-owned subsidiary of SBC. Upon the Merger becoming effective, each share of common stock, par value $1.00 per share, of SNET ("SNET Common Stock") will be converted into 1.7568 shares of common stock, par value $1.00 per share, of SBC ("SBC Common Stock") (after giving effect to the two-for-one split of the SBC Common Stock to be effected on March 19, 1998), together with the appropriate number of preferred stock purchase rights attached thereto.

     The Board of Directors of SNET has carefully reviewed and considered the terms and conditions of the Merger Agreement. In addition, the Board of Directors of SNET has received a written opinion from its financial advisor, Salomon Brothers Inc, to the effect that, as of January 4, 1998, the consideration to be received by the holders of SNET Common Stock in the proposed Merger was fair to such holders from a financial point of view.

     SNET'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, SNET AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL.

     I urge you to review and consider carefully the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, which contain information about SNET and SBC and describe the Merger and certain other matters relating to the Merger.

     The affirmative vote of the holders of at least two-thirds of the shares of SNET Common Stock outstanding on the record date for the Merger is necessary for approval of the Merger Proposal. If the Merger Proposal is approved and the Merger is consummated, you will be sent a letter of transmittal with instructions for surrendering your certificates representing shares of SNET Common Stock. Please do not send your share certificates until you receive these materials.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. Failure to return a properly completed proxy or to vote at the Special Meeting would have the same effect as a vote against the Merger Proposal. Your prompt cooperation will be appreciated.

                                          Sincerely,

                                          /s/Daniel J. Miglio
                                          DANIEL J. MIGLIO
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                  [SNET LOGO]

              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
                               227 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 27, 1998
                            ------------------------

To the Shareholders of Southern New England Telecommunications Corporation:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (including any adjournments or postponements thereof, the "Special Meeting") of Southern New England Telecommunications Corporation, a Connecticut corporation ("SNET"), will be held March 27, 1998 at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut 06905. The purpose of the Special Meeting is to consider and vote upon the following proposal (the "Merger Proposal"):

          To approve an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement") among SNET, SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), dated as of January 4, 1998, pursuant to which Merger Sub will be merged with and into SNET (the "Merger") and SNET will become a wholly-owned subsidiary of SBC.

Except as set forth above, no other business will be transacted at the Special Meeting.

     Notwithstanding shareholder approval of the Merger Proposal, SNET reserves the right to abandon the Merger at any time prior to the consummation thereof, subject to the terms and conditions of the Merger Agreement.

     Holders of common stock, par value $1.00 per share, of SNET ("SNET Common Stock") who do not vote their shares of SNET Common Stock for the Merger Proposal and who deliver to SNET prior to the time the vote is taken on the Merger Proposal a notice of intent to demand payment for such holders' shares if the Merger is consummated will be entitled to assert dissenters' rights of appraisal under Sections 33-855 to 33-872, inclusive, of the Connecticut Business Corporation Act. A description of these sections is contained in, and a copy of these sections is attached as Annex D to, the accompanying Proxy Statement/Prospectus.

     The Board of Directors of SNET has fixed the close of business on February 6, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting, and only shareholders of record at such time will be entitled to notice of, and to vote at, the Special Meeting.

     Approval of the Merger Proposal requires the affirmative vote of the holders of at least two-thirds of the shares of SNET Common Stock outstanding on the record date for the Merger.

     A form of proxy and a Proxy Statement/Prospectus containing more detailed information with respect to the Merger Proposal (including a copy of the Merger Agreement attached as Annex A thereto) accompany and form a part of this notice.

     Whether or not you plan to attend the Special Meeting, please promptly complete, sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. If you attend the Special Meeting and desire to revoke your proxy in writing and vote in person, you may do so; in any event, a proxy may be revoked in writing at any time before it is exercised.

     THE BOARD OF DIRECTORS OF SNET HAS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL.

                                          By Order of the Board of Directors

                                  [SIGNATURE]

                                              MADELYN M. DEMATTEO
                                                   Secretary

New Haven, Connecticut
February 9, 1998

                         The Proxy Solicitor For SNET:
                                     (LOGO)
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

             [SNET LOGO]                            [SBC LOGO]
         SOUTHERN NEW ENGLAND                SBC COMMUNICATIONS INC.
    TELECOMMUNICATIONS CORPORATION
           PROXY STATEMENT                          PROSPECTUS

                            ------------------------

     This Proxy Statement/Prospectus is being furnished to the shareholders of Southern New England Telecommunications Corporation, a Connecticut corporation ("SNET"), in connection with the solicitation of proxies by the Board of Directors of SNET from holders of outstanding shares of common stock, par value $1.00 per share, of SNET ("SNET Common Stock"), for use at a special meeting of shareholders of SNET to be held March 27, 1998 at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut 06905 (including any adjournments or postponements thereof, the "Special Meeting").

     At the Special Meeting, shareholders of SNET will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve an Agreement and Plan of Merger, dated as of January 4, 1998, among SNET, SBC Communications Inc. ("SBC") and SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub") (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"). The Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into SNET, with SNET being the surviving corporation in the Merger (sometimes referred to in this Proxy Statement/Prospectus as the "Surviving Corporation") and becoming a wholly-owned subsidiary of SBC. Upon the Merger becoming effective, each share of SNET Common Stock issued and outstanding immediately prior to such time (other than (i) shares of SNET Common Stock that are owned by SBC or Merger Sub, (ii) shares of SNET Common Stock that are owned by SNET, in each case (i) and (ii) not held on behalf of third parties, or (iii) shares of SNET Common Stock ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") who satisfy all of the requirements to demand payment for such shares in accordance with Sections 33-855 through 33-872 of the Connecticut Business Corporation Act (collectively, "Excluded SNET Common Stock")) will be converted into 1.7568 shares of common stock, par value $1.00 per share, of SBC ("SBC Common Stock") (after giving effect to the two-for-one split of the SBC Common Stock to be effected on March 19, 1998). See "The
Merger -- Terms of the Merger." Each share of SBC Common Stock issued in the Merger will be accompanied by the appropriate number of preferred stock purchase rights of SBC attached thereto. See "Description of SBC Capital
Stock -- Description of SBC Rights."

     SBC has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of SBC Common Stock (and accompanying SBC preferred stock purchase rights) issuable upon consummation of the Merger. This Proxy Statement/Prospectus constitutes the Proxy Statement of SNET relating to the solicitation of proxies for use at the Special Meeting and the Prospectus of SBC filed as part of the Registration Statement. This Proxy Statement/Prospectus and the accompanying proxy are first being provided to shareholders of SNET on or about February 10, 1998.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

        The date of this Proxy Statement/Prospectus is February 9, 1998.

                             AVAILABLE INFORMATION

     Each of SBC and SNET is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by SBC and SNET with the SEC can be inspected and copied at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the SEC's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which registrants include SBC and SNET. The address of such site is http://www.sec.gov. The shares of SBC Common Stock and SNET Common Stock are listed on the New York Stock Exchange (the "NYSE") and The Pacific Exchange (the "PSE") and the shares of SBC Common Stock are also listed on the Chicago Stock Exchange (the "CSE"). As such, the periodic reports, proxy statements and other information filed with the SEC by SBC and SNET may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, the offices of the PSE, 301 Pine Street, San Francisco, California 94104, and, in the case of SBC, the offices of the CSE, 440 South LaSalle Street, Chicago, Illinois 60605.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement covering the securities offered hereby which SBC has filed with the SEC, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, and to which portions reference is hereby made for further information with respect to SBC, SNET and the securities offered hereby. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO SBC, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO SPECIALIST-EXTERNAL REPORTING, SBC COMMUNICATIONS INC., 175 EAST HOUSTON, SAN ANTONIO, TEXAS 78205-2233. TELEPHONE REQUESTS MAY BE DIRECTED TO SPECIALIST-EXTERNAL REPORTING AT (210) 351-3049. DOCUMENTS RELATING TO SNET, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO SNET'S TRANSFER AGENT AND REGISTRAR, STATE STREET BANK AND TRUST COMPANY, P.O. BOX 8200, BOSTON, MASSACHUSETTS 02266-8200. TELEPHONE REQUESTS MAY BE DIRECTED TO SNET'S TRANSFER AGENT AND REGISTRAR AT (800) 243-1110. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF SUCH DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE BY MARCH 20, 1998.

     The following documents filed with the SEC by SBC (File No. 1-8610) are incorporated herein by reference: (a) SBC's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 SBC 10-K"); (b) SBC's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) SBC's Current Reports on Form 8-K, filed on March 14, 1997, March 31, 1997, April 1, 1997, May 9, 1997, June 19, 1997, January 5, 1998
and February 5, 1998; (d) SBC's proxy statement for its 1997 annual meeting of shareholders; (e) the description of SBC Common Stock contained in SBC's Registration Statement on Form 10, dated November 15, 1983; and (f) SBC's Registration Statement on Form 8-A, dated February 9, 1989, together with amendments thereto.

     The following documents filed with the SEC by SNET (File No. 1-9157) are incorporated herein by reference: (a) SNET's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (together with Amendment No. 1 thereto, dated June 12, 1997, the "1996 SNET 10-K"); (b) SNET's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) SNET's Current Reports on Form 8-K, filed January 21, 1997, April 23, 1997, June 25, 1997, July 24, 1997,
October 23, 1997, January 5, 1998 and January 27, 1998; (d) SNET's proxy statement for its 1997 annual meeting of shareholders; (e) the description of SNET Common Stock contained in SNET's Registration Statement on Form S-4, dated March 18, 1986, together with Amendment No. 1 thereto, dated March 21, 1986; and
(f) SNET's Registration Statement on Form 8-A, dated December 13, 1996, together with amendments thereto.

     All documents filed by either SBC or SNET pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     No person is authorized to give any information or to make any representations not contained in this Proxy Statement/Prospectus or in the documents incorporated herein by reference in connection with the solicitation and the offering made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by SBC or SNET. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/ Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of SBC or SNET since the date of this Proxy Statement/Prospectus other than as set forth in the documents incorporated herein by reference.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Available Information...........................   ii
Incorporation of Certain Information by
  Reference.....................................   ii
Summary.........................................    1
  The Companies.................................    1
  Recent Developments...........................    1
  The Special Meeting...........................    2
  The Merger....................................    3
  Dissenters' Rights of Appraisal...............   10
  Accounting Treatment..........................   10
  Certain Tax Consequences of the Merger........   11
  Certain Effects of the Merger on the Rights of
    Holders of SNET Common Stock................   11
  Comparative Stock Prices......................   11
  Selected Historical and Pro Forma Combined Per
    Share Financial Data........................   13
The Special Meeting.............................   14
  General.......................................   14
  Date, Place and Time..........................   14
  Record Date...................................   14
  Vote Required.................................   14
  Voting and Revocation of Proxies..............   15
  Solicitation of Proxies.......................   15
The Companies...................................   15
Recent Developments.............................   16
The Merger......................................   17
  General.......................................   17
  Background of the Merger......................   18
  Reasons for the Merger; Recommendation of the
    SNET Board of Directors.....................   19
  Opinion of Salomon Smith Barney...............   22
  Cautionary Statement Concerning
    Forward-Looking Statements..................   29
  Terms of the Merger...........................   29
  Closing; Effective Time.......................   30
  Exchange of SNET Certificates for Shares of
    SBC Common Stock............................   30
  Dissenters' Rights of Appraisal...............   31
  Representations and Warranties................   31
  Certain Covenants.............................   32
  Certain Regulatory Filings and Approvals......   34
  Stock Exchange Listing and De-listing.........   36
  Employee Benefits.............................   36
  Expenses......................................   37
  Indemnification; Directors' and Officers'
    Insurance...................................   37
  Dividends.....................................   37

                                                  PAGE
                                                  ----
  SBC Board of Directors Following the Merger...   38
  Conditions....................................   38
  Termination...................................   39
  Certain Termination Fees......................   40
  The Stock Option Agreement....................   41
  Resale of SBC Common Stock....................   43
  Interests of Certain Persons in the Merger....   43
Dissenters' Rights of Appraisal.................   46
Accounting Treatment............................   47
Certain Tax Consequences of the Merger..........   47
  General.......................................   48
  Fractional Shares.............................   49
  Transfer Taxes................................   49
Description of SBC Capital Stock................   50
  SBC Common Stock..............................   50
  SBC Preferred Stock...........................   50
  Description of SBC Rights.....................   51
Comparison of Certain Rights of Shareholders of
  SBC and SNET..................................   53
  General.......................................   53
  Size and Classification of the Board of
    Directors...................................   53
  Removal of Directors; Filling Vacancies on the
    Board of Directors..........................   54
  Action by Written Consent.....................   54
  Meetings of Shareholders......................   54
  Shareholder Proposals and Shareholder
    Nominations of Directors....................   55
  Required Vote for Authorization of
    Certain Actions.............................   56
  Amendment of Corporate Charter and Bylaws.....   57
  Appraisal and Dissenters' Rights..............   58
  Certain Fair Price Provisions.................   58
  State Antitakeover Statutes...................   59
  Rights Plans..................................   60
  Limitation on Directors' Liability............   61
  Indemnification of Officers and Directors.....   61
  Cumulative Voting.............................   62
  Conflict-of-Interest Transactions.............   62
  Dividends and Other Distributions.............   62
  Duties of Directors...........................   63
Experts.........................................   63
Validity of Shares..............................   64
Shareholder Proposals...........................   64
Index of Defined Terms..........................   65

ANNEX A: Agreement and Plan of Merger
ANNEX B: Stock Option Agreement
ANNEX C: Opinion of Salomon Brothers Inc, dated as of January 4, 1998
ANNEX D: Sections 33-855 through 33-872 of the Connecticut Business Corporation
         Act

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus, does not purport to be complete and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, including the Annexes attached hereto and the documents incorporated herein by reference. The information contained in this Proxy Statement/Prospectus with respect to SBC and Merger Sub has been supplied by SBC, and such information with respect to SNET has been supplied by SNET.

THE COMPANIES

  SBC

     SBC is a holding company whose subsidiaries and affiliates operate predominantly in the communications services industry. SBC's subsidiaries and affiliates provide landline and wireless telecommunications services and equipment and directory advertising and publishing services. SBC's subsidiaries and affiliates provide landline telecommunications services and related services in Texas, Missouri, Oklahoma, Kansas, Arkansas, California and Nevada and wireless telecommunications services and related services in those markets as well as in Illinois, Maryland, Massachusetts, New Hampshire, New York, Virginia, Washington, D.C. and West Virginia. SBC was incorporated under the laws of the State of Delaware in 1983 by AT&T Corp. ("AT&T") as one of seven regional holding companies formed to hold AT&T's local telephone companies. AT&T divested SBC by means of a spin-off of stock to AT&T shareholders on January 1, 1984. The divestiture was made pursuant to a consent decree, settling antitrust litigation, issued by the United States District Court for the District of Columbia.

     The mailing address of SBC's principal executive offices is 175 East Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105.

  SNET

     SNET was incorporated under the laws of the State of Connecticut in 1986. SNET is a holding company engaged through its subsidiaries in operations principally in Connecticut with cellular services in Rhode Island and certain areas in Massachusetts. SNET has business units in the following telecommunications product groups: wireline; wireless; and information and entertainment. The wireline business unit includes The Southern New England Telephone Company's telecommunications services; SNET America, Inc. (providing national and international long-distance services to Connecticut customers); and SNET Diversified Group, Inc. (providing premium telecommunications services and the selling and leasing of communications equipment to residential and business customers). The wireless business unit includes SNET Cellular, Inc. and SNET Mobility, Inc. The information and entertainment business unit includes SNET Information Services, Inc. (providing publishing and internet services) and SNET Personal Vision, Inc. (providing cable television service). Other activities include those of SNET Real Estate, Inc. (engaging in leasing commercial real estate) and of the SNET holding company (engaging in financial and strategic planning for SNET and its subsidiaries).

     The mailing address of SNET's principal executive offices is 227 Church Street, New Haven, Connecticut 06510, and its telephone number is (203) 771-5200.

  Merger Sub

     Merger Sub, a wholly-owned subsidiary of SBC, was formed by SBC solely for the purpose of effecting the Merger. The mailing address of Merger Sub's principal executive offices is 175 East Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105.

RECENT DEVELOPMENTS

  SBC

     On January 28, 1998, SBC released its operating results for the year ended December 31, 1997. SBC reported net income of $1.474 billion, or basic earnings per share of $1.61 and earnings per share, assuming dilution, of $1.60. SBC's operating revenues for 1997 were $24.856 billion, and operating expenses were $21.686 billion.

     SBC's net income for 1997 includes after-tax charges of approximately $2.0 billion reflecting strategic initiatives resulting from a comprehensive review of operations of the company after the merger with Pacific Telesis Group, the impact of several regulatory rulings during the second quarter of 1997, costs incurred for customer number portability since the merger with Pacific Telesis Group and charges for ongoing merger integration costs. Excluding these items, SBC reported net income of $3.487 billion for 1997. Net income for 1997 was also favorably affected by $33 million representing SBC's portion of the after-tax gain on the sale of Bell Communications Research, Inc. and a first quarter 1997 $90 million after-tax settlement gain at Pacific Telesis Group associated with lump-sum pension payments that exceeded the projected service and interest costs for 1996 retirements. Excluding these additional items, SBC reported an adjusted net income for 1997 of $3.364 billion or a basic earnings per share of $3.68 and earnings per share, assuming dilution, of $3.65.

     The above per share information is based on weighted average common shares outstanding of 914 million for the year ended December 31, 1997, and has not been restated to reflect SBC's two-for-one stock split to be effected in the form of a stock dividend discussed under the caption "Recent Developments -- SBC Stock Split."

     Also, on January 30, 1998, SBC declared a dividend of $0.23375 per share taking the SBC Stock Split (as defined herein) into account, payable May 1, 1998, to shareholders of record on April 10, 1998. Without giving effect to the SBC Stock Split the dividend would be $0.4675 per share. The increase represents a dividend increase of approximately 4.5%.

  SNET

     On January 27, 1998, SNET released its operating results for the year ended December 31, 1997. SNET reported net income of $193.8 million, or basic earnings per share of $2.93, and earnings per share, assuming dilution, of $2.92. SNET's operating revenues for 1997 were $2.022 billion, and its operating expenses for 1997 were $1.193 billion.

     SNET's net income for 1997 includes an after-tax charge of approximately $3.7 million from the early redemption of certain debt. Excluding this item, SNET reported net income of $197.5 million for 1997.

     The above per share information is based on weighted average common shares outstanding of 66.2 million for the year ended December 31, 1997.

  SBC Stock Split

     On January 30, 1998, the SBC Board declared a two-for-one split of the SBC Common Stock. The stock split will be in the form of a special dividend on the SBC Common Stock pursuant to which one share of SBC Common Stock is to be issued on March 19, 1998, to each holder of record of SBC at the close of business on February 20, 1998 (the "SBC Stock Split"). The exchange ratio originally agreed to by SBC and SNET was 0.8784, which will be adjusted to reflect the SBC Stock Split, pursuant to Section 4.4 of the Merger Agreement. Accordingly, such original exchange ratio will be multiplied by two and thereby adjusted to the Exchange Ratio of 1.7568.

THE SPECIAL MEETING

     The Special Meeting to consider and vote upon the Merger Proposal will be held March 27, 1998 at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut 06905. Only holders of record of SNET Common Stock at the close of business on February 6, 1998 (the "Record Date") will be entitled to vote at the Special Meeting. On the Record Date, there were 67,256,301 shares of SNET Common Stock outstanding and entitled to vote. Each share of SNET Common Stock is entitled to one vote at the Special Meeting.

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

     Approval of the Merger Proposal requires the affirmative vote of the holders of at least two-thirds of the shares of SNET Common Stock outstanding on the Record Date. No approval by shareholders of SBC is required to effect the Merger.

     For additional information relating to the Special Meeting, see "The Special Meeting."

THE MERGER

     The Merger Agreement provides for a business combination of SBC and SNET in which, subject to the satisfaction of the conditions therein, at the effective time of the Merger (the "Effective Time"), Merger Sub will be merged with and into SNET and SNET will thereby become a wholly-owned subsidiary of SBC in a transaction intended to qualify as a "pooling of interests" for accounting purposes and as a tax-free "reorganization" under the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes. As a consequence of the Merger, each share of SNET Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded SNET Common Stock) will be converted into 1.7568 shares (the "Exchange Ratio") of SBC Common Stock, together with the appropriate number of preferred stock purchase rights (the "SBC Rights") attached thereto (collectively, the "Merger Consideration"). SBC and SNET originally agreed to an exchange ratio of 0.8784, which, as adjusted to reflect the SBC Stock Split, equals the Exchange Ratio of 1.7568. As a result of this adjustment, the SBC Stock Split will not change the value of the shares of SBC Common Stock which holders of shares of SNET Common Stock will receive in the Merger. The value of 1.7568 shares of SBC Common Stock after giving effect to the SBC Stock Split equals the value of 0.8784 of a share of SBC Common Stock without giving effect to the SBC Stock Split. Each outstanding share of SBC Common Stock will remain outstanding and be unaffected by the Merger. As a result of the Merger, holders of SNET Common Stock immediately prior to the Effective Time will own approximately 6% of SBC Common Stock (based on the number of shares of SBC Common Stock and SNET Common Stock outstanding as of December 31, 1997 (but after giving effect to the SBC Stock Split) and the Exchange Ratio).

     No fractional shares of SBC Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of SNET Common Stock who would otherwise have been entitled to receive a fractional share of SBC Common Stock in the Merger will be entitled to receive, in lieu thereof, an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, for the last trading day prior to the Effective Time.

  Reasons for the Merger; Recommendation of the SNET Board of Directors

     SBC

     The Board of Directors of SBC (the "SBC Board") has determined by the unanimous vote of the directors in attendance that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SBC and the shareholders of SBC. Accordingly, the Board of Directors of SBC, the sole shareholder of Merger Sub, has adopted the Merger Agreement by the unanimous vote of the directors in attendance and SBC has approved the Merger. See "The Merger -- Reasons for the Merger; Recommendation of the SNET Board of Directors -- SBC."

     SNET

     The Board of Directors of SNET (the "SNET Board") has determined by the unanimous vote of the directors in attendance that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SNET and its shareholders. Accordingly, the SNET Board has adopted the Merger Agreement and recommends that the shareholders of SNET vote FOR the Merger Proposal. The recommendation of the SNET Board is based on a number of considerations described in "The Merger -- Reasons for the Merger; Recommendation of the SNET Board of Directors -- SNET."

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

  Opinion of Salomon Smith Barney

     Salomon Brothers Inc ("Salomon Smith Barney") has delivered its written opinion, dated as of January 4, 1998, to the SNET Board to the effect that, as of such date, the consideration to be received by holders of SNET Common Stock in the proposed Merger was fair to such holders from a financial point of view. See "The Merger -- Opinion of Salomon Smith Barney." A copy of the opinion of Salomon Smith Barney, dated January 4, 1998, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of review by Salomon Smith Barney in rendering its opinion, is attached as Appendix C to this Proxy Statement/Prospectus. YOU ARE URGED TO, AND SHOULD, READ SALOMON SMITH BARNEY'S OPINION IN ITS ENTIRETY.

  Effective Time

     The Effective Time will occur when the certificate of merger (the "Certificate of Merger") has become effective in accordance with the Connecticut Business Corporation Act (the "CBCA"). See "The Merger -- Closing; Effective Time."

  Exchange of Certificates

     Promptly after the Effective Time, the Exchange Agent (as defined herein) will mail to each shareholder of record of SNET Common Stock at the Effective Time (other than holders of shares of Excluded SNET Common Stock) a letter of transmittal specifying that delivery of the Merger Consideration will be effected only upon surrender of SNET Common Stock certificates (each, "a Certificate") to the Exchange Agent and instructions for surrendering Certificates in exchange for uncertificated shares of SBC Common Stock registered on the stock transfer of SBC in the name of such holder ("Registered SBC Common Stock") or certificates representing SBC Common Stock (each, an "SBC Certificate"), any unpaid dividends and other distributions and cash in lieu of any fractional shares. Procedures relating to the exchange of uncertificated shares of SNET Common Stock for the Merger Consideration will also be described in such letter of transmittal. See "The Merger -- Terms of the Merger" and "The Merger -- Exchange of SNET Certificates for Shares of SBC Common Stock."

  Certain Covenants

     Interim Operations

     Pursuant to the Merger Agreement, SNET has agreed as to itself and its Subsidiaries (as defined herein), that during the period from the date of the Merger Agreement to the Effective Time, it will, among other things, (i) conduct its business in the ordinary and usual course; (ii) not declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than per share regular quarterly cash dividends not in excess of $0.44 per share of SNET Common Stock; (iii) not knowingly take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a tax-free "reorganization" within the meaning of Section 368(a) of the Code; (iv) subject to certain exceptions, not issue any preferred stock or incur any indebtedness for borrowed money or guarantee any such indebtedness if it should reasonably anticipate that as a result of such incurrence any of its or any of its Subsidiaries' outstanding senior indebtedness would be rated lower than A by Standard & Poor's; (v) not, and not permit its Subsidiaries to, make any capital expenditures in any calendar year in an aggregate amount in excess of the aggregate amount reflected in its capital expenditure budget for such year, plus $100 million; (vi) not spend in excess of $50 million in any calendar year to acquire any business; (vii) subject to certain exceptions, not enter any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business or enter into or extend any telecommunications business outside the geographic areas served by it and its Subsidiaries as of the date of the Merger Agreement. See "The Merger -- Certain Covenants -- Interim Operations."

  Acquisition Proposals

     Pursuant to the Merger Agreement, SNET has agreed that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors will, and that it will direct and use its best efforts to cause its and its Subsidiaries' representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving it, or any purchase of, or tender offer for, 15% or more of the equity securities of it or certain of its Subsidiaries or 15% or more of its and its Subsidiaries' assets (based on the fair market value thereof) taken as a whole (any such proposal or offer being referred to as an "Acquisition Proposal"). SNET has further agreed that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors will, and that it will direct and use its best efforts to cause its and its Subsidiaries' representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, the Merger Agreement does not prevent SNET or the SNET Board from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal;
(B) making any disclosure to SNET's shareholders if, in the good faith judgment of the SNET Board, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with, or providing any information to, any person in response to a bona fide written Acquisition Proposal by any such person received after the date of the Merger Agreement that was not solicited by SNET after the date of the Merger Agreement; or (D) recommending such an Acquisition Proposal to the shareholders of SNET if and only to the extent that, in such cases referred to in clause (C) or (D), the SNET Board concludes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the shareholders of SNET from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal").

     In addition, pursuant to the Merger Agreement, SNET has agreed to notify SBC promptly if any of the inquiries, proposals or offers referred to in the previous paragraph are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of SNET's representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter to keep SBC informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

  Certain Regulatory Filings and Approvals

     Pursuant to the Merger Agreement, each of SNET and SBC has agreed to cooperate with the other and use (and cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the Merger Agreement and the Stock Option Agreement (as defined herein) and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement as soon as practicable after the execution of the Merger Agreement, including preparing and filing as promptly as practicable after the date of the Merger Agreement all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (as defined herein) in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement. However, the Merger Agreement also provides that the terms of the Merger Agreement do not require that either SBC or SNET proffer, or agree to, any concession to any Governmental Entity if (i) such concession is reasonably likely to have a Material Adverse Effect (as defined herein) on SNET following the Effective Time or (ii) such concession is reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (with materiality for this purpose being determined with reference to the total enterprise value of SNET and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries (as defined herein) to conduct its operations as currently conducted or as proposed to be conducted by it).

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have been satisfied. SBC and SNET each filed a Premerger Notification and Report Form (a "Notification and Report Form") pursuant to the HSR Act with the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") on January 22, 1998. The HSR Act waiting period will expire on February 21, 1998 (30 days after notification). At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including requesting additional information about the Merger, thereby extending the waiting period, and seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of SBC or SNET. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     SBC and SNET are also required to file notices with, and/or obtain approvals or consents from, the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended (the "Communications Act"), the Connecticut Department of Public Utility Control (the "DPUC") and various other state public utility commissions ("PUCs"), as more fully described below.

     SBC and SNET must obtain the approval of the FCC pursuant to the Communications Act for the transfer of control from SNET to SBC of certain FCC licenses and authorizations held by certain of SNET's Subsidiaries before the Merger can be consummated. These licenses and authorizations include various microwave authorizations currently held by SNET's local exchange and cellular operations, numerous cellular authorizations, authorizations to provide long distance service and other authorizations used in connection with the businesses of such Subsidiaries. SBC and SNET intend to file transfer of control applications with the FCC that will seek the FCC's approval to transfer the above-described FCC licenses and authorizations. See "The Merger -- Certain Regulatory Filings and Approvals -- FCC."

     SNET has three operating company Subsidiaries (collectively, the "Public Service Companies") that are subject to the jurisdiction of the DPUC as public service companies (as defined under Connecticut law): The Southern New England Telephone Company and The Woodbury Telephone Company, which are "telephone companies," and SNET Personal Vision, Inc., which provides cable television service. SBC and the Public Service Companies and, if required, SNET intend to file a joint application with the DPUC (the "DPUC Application") requesting the necessary approvals for SNET to consummate the Merger and for SBC to indirectly control the Public Service Companies. Not later than 30 business days after the filing of the DPUC Application, the DPUC must give the applicants notice of a public hearing. Pursuant to the provisions of Section 16-47 of the Connecticut general statutes, the public hearing is required to begin not later 30 business days after that filing. Furthermore, the DPUC is required to issue its determination on the DPUC Application as soon as practicable but not later than 120 days after the filing of the application unless the applicants agree to an extension. Such an extension may occur. See "The Merger -- Certain Regulatory Filings and Approvals -- DPUC."

     SNET is authorized to provide interexchange services in 47 states. For the majority of these states these authorizations have been utilized solely to provide calling card services to SNET's Connecticut-based customers traveling in the respective states. SNET does, however, provide long distance service to a small number of customers in the states of California, Nevada, Texas, Missouri and Kansas where SBC is an incumbent local exchange carrier (as defined by the Telecommunications Act of 1996). SNET may be required to modify or withdraw its interexchange authorizations in the states of California, Nevada, Texas, Missouri, Kansas, Arkansas and Oklahoma depending upon the status of SBC's efforts to obtain authority to provide long distance service in these states. Furthermore, authorizations may be required from a number of other states to allow SNET to transfer its existing long distance authorizations to SBC. See "The Merger -- Certain Regulatory Filings and Approvals -- State PUCs."

     There can be no assurance that the requisite approvals from the FCC, the DPUC and PUCs will be obtained or that they will be obtained in a timely manner. In addition, there can be no assurance that such approvals will not include conditions that will result in the abandonment of the Merger.

  Stock Exchange Listing

     SBC has agreed to use its best efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date of the Merger (the "Closing Date").

  Employee Benefits

     Stock Options

     The Merger Agreement provides that at the Effective Time, each outstanding option to purchase shares of SNET Common Stock (a "SNET Option") under the Stock Plans (as defined under the caption "The Merger -- Certain Covenants -- Interim Operations"), whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such SNET Option, after giving effect to any provision requiring vesting of any SNET Options as a result of the transactions contemplated by the Merger Agreement, the same number of shares of SBC Common Stock as the holder of such SNET Option would have been entitled to receive pursuant to the Merger had such holder exercised such SNET Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of SNET Common Stock otherwise purchasable pursuant to such SNET Option divided by (z) the number of full shares of SBC Common Stock underlying such Substitute Option.

  Benefit Plans

     The Merger Agreement provides that, subject to certain exceptions, for at least two years after the Effective Time, SBC will cause the Surviving Corporation to provide or cause to be provided to employees of SNET and its Subsidiaries compensation and benefit plans that are no less favorable, in the aggregate, than the existing employee compensation and benefit plans of SNET (the "SNET Compensation and Benefit Plans").

  Expenses

     Except as otherwise provided in the Merger Agreement with respect to transfer taxes and the Termination Fee (as defined herein), the Merger Agreement provides that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the Registration Statement and printing and mailing this Proxy Statement/Prospectus and the Registration Statement and the filing fee under the HSR Act will be shared equally by SBC and SNET.

  Indemnification; Directors' and Officers' Insurance

     The Merger Agreement provides that, from and after the Effective Time, SBC will indemnify and hold harmless each present and former director and officer of SNET (when acting in such capacity) determined as of the Effective Time (each, an "Indemnified Party") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that SNET would have been permitted under Connecticut law and its certificate of incorporation or bylaws in effect on the date of the Merger Agreement to indemnify such person (and SBC will also advance expenses as incurred to the fullest extent permitted under applicable law, if the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

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

     The Merger Agreement also provides that SBC or the Surviving Corporation will maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as SNET's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time. However, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 175% of the last annual premium paid prior to the date of the Merger Agreement (the "Current Premium"), in each case during such six year period, SBC or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

  Conditions

     The respective obligations of SNET, SBC and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions including the following: (a) the Merger Agreement having been duly approved by the requisite vote of holders of SNET Common Stock; (b) the shares of SBC Common Stock issuable to the shareholders of SNET pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice of issuance; (c) the waiting period applicable to the consummation of the Merger under the HSR Act having expired or been terminated and all material SNET Required Consents (as defined herein) and SBC Required Consents (as defined herein) from or with the FCC, the DPUC, PUCs or any other Governmental Entity having been made or obtained pursuant to a Final Order (as defined herein), free of any conditions materially adverse to SNET or SBC (other than certain conditions described under the caption "The Merger -- Conditions");
(d) no Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or injunction (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by the Merger Agreement or that is, individually or in the aggregate with all other such laws or injunctions, reasonably likely to have a Material Adverse Effect (as defined herein) on SBC or SNET (collectively, an "Order"), and none of the DOJ, the FTC, the FCC or the DPUC having instituted any proceeding or threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order; and (e) the Registration Statement having become effective under the Securities Act. See "The Merger -- Conditions."

     The Merger Agreement also provides that the obligations of SBC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by SBC at or prior to the Effective Time of a number of conditions including the following: (a) the representations and warranties of SNET set forth in the Merger Agreement being true and correct, subject to the qualifications described under the caption "The Merger -- Representations and Warranties"; (b) SNET having performed all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (c) SBC having received the opinion of Sullivan & Cromwell, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and SNET will be a party to that "reorganization" within the meaning of
Section 368(b) of the Code; (d) the number of Dissenting Shares having not exceeded 9% of the aggregate number of shares of SNET Common Stock outstanding immediately prior to the Effective Time (this condition may be deemed to be waived by SBC under certain circumstances); and (e) SBC having received a letter from its independent public accounting firm to the effect that the Merger will qualify for "pooling of interests" accounting treatment (this condition may be deemed to be waived by SBC under certain circumstances). See "The
Merger -- Conditions."

     The Merger Agreement further provides that the obligation of SNET to effect the Merger is also subject to the satisfaction or waiver by SNET at or prior to the Effective Time of a number of conditions including the following: (a) the representation and warranties of SBC set forth in the Merger Agreement being true and correct, subject to the qualifications described under the caption "The Merger -- Representations and Warranties"; (b) each of SBC and Merger Sub having performed all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and (c) SNET having received the opinion of Cravath, Swaine & Moore, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code, and that each of SBC, Merger Sub and SNET will be a party to that "reorganization" within the meaning of Section 368(b) of the Code. See "The Merger -- Conditions."

  Termination

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of SNET at the Special Meeting, by mutual written consent of SNET and SBC, by action of their respective boards of directors. Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the SBC Board or the SNET Board if (i) the Merger has not been consummated by December 31, 1998 (the "Termination Date") whether such date is before or after the date of approval by the shareholders of SNET (provided, however, that if SNET or SBC determines that additional time is necessary in connection with obtaining a SNET Required Consent or a SBC Required Consent from or with the FCC, the DPUC or any other Governmental Entity, the Termination Date may be extended to a date no later than June 30, 1999 (the "Extended Termination Date")), (ii) the approval of the shareholders of SNET required by the Merger Agreement has not been obtained or
(iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable. See "The Merger -- Termination."

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of SNET at the Special Meeting, by action of the SNET
Board: (a) if (i) SNET has not willfully breached any of the terms of the Merger Agreement in a manner resulting in failure of a condition to closing under the Merger Agreement relating to either the representations and warranties of SNET or the performance of its obligations under the Merger Agreement, (ii) the SNET Board approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and SNET notifies SBC in writing that it wishes to enter into such agreement, (iii) SBC does not make, within five business days of receipt of SNET's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the SNET Board believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of SNET as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from either the terms and conditions of the Merger Agreement or the terms and conditions of the proposed agreement for such Superior Proposal and (iv) SNET prior to such termination pays to SBC the Termination Fee (as defined herein) in immediately available funds or (b) if there has been a breach by SBC or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement which (i) would result in a failure of a condition relating to either the representations and warranties of SBC or the performance of its obligations under the Merger Agreement and (ii) cannot be cured prior to the Extended Termination Date. See "The Merger -- Termination."

     In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the SBC Board if
(i) the SNET Board withdraws or adversely modifies its approval or recommendation of the Merger Agreement or fails to reconfirm its recommendation of the Merger Agreement within ten business days after a written request by SBC to do so (provided that such a request is made after the SNET Board has taken certain actions relating to an Acquisition Proposal and such Acquisition Proposal has not been rejected by the SNET Board or withdrawn), (ii) there has been a breach by SNET of any representation, warranty, covenant or agreement contained in the Merger Agreement which (A) would result in a failure of a condition relating to either the representations and warranties of SNET or the performance of its obligations under the Merger Agreement and (B) cannot be cured prior to the Extended Termination Date or (iii) if SNET or any of its representatives takes any of the actions that would be proscribed by the non-solicitation provisions of the Merger Agreement described under "The
Merger -- Certain Covenants -- Acquisition Proposals" but for the exception described therein allowing certain actions to be taken in response to a bona fide written unsolicited Superior Proposal. See "The Merger -- Termination."

  Certain Termination Fees

     If the Merger Agreement is terminated (i) by either SNET or SBC because shareholders of SNET fail to approve the Merger Agreement under certain circumstances and within nine months after such termination SNET enters into an agreement to consummate a Substantial Transaction (as defined herein), (ii) by SNET pursuant to the terms of the Merger Agreement permitting it to terminate in order to enter into an agreement concerning a transaction that constitutes a Superior Proposal or (iii) by SBC pursuant to the terms of the Merger Agreement permitting it to terminate (A) because the SNET Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement, (B) because of a willful and intentional breach of the non-solicitation provisions of the Merger Agreement described under "The Merger -- Certain Covenants -- Acquisition Proposals" or (C) because SNET or any of its representatives has taken any of the actions that would be proscribed by the non-solicitation provisions of the Merger Agreement described under "The Merger -- Certain Covenants -- Acquisition Proposals" but for the exception described therein allowing certain actions to be taken in response to a bona fide written unsolicited Superior Proposal, then SNET will be required to pay SBC a fee equal to $125 million (the "Termination Fee"). See "The Merger -- Certain Termination Fees."

  The Stock Option Agreement

     Concurrently with the execution of the Merger Agreement, SBC and SNET also entered into a Stock Option Agreement, dated as of January 4, 1998 (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, SNET granted SBC an option to purchase, subject to the terms thereof, up to 13,266,587 (subject to possible adjustment as provided therein) fully paid and nonassessable shares of SNET Common Stock at a price per share in cash equal to $65.00 in the event that the Merger Agreement is terminated and SBC then or thereafter becomes entitled to receive the Termination Fee. The Stock Option Agreement provides that SBC's Total Profit (as defined herein) plus any Termination Fee shall not exceed $175,000,000. See "The Merger -- The Stock Option Agreement."

  Interests of Certain Persons in the Merger

     In considering the recommendations of SNET's Board, shareholders should be aware that certain members of management of SNET and of the SNET Board have certain interests in the Merger that are in addition to the interests of shareholders generally and may create potential conflicts of interest. See "The Merger -- Interests of Certain Persons in the Merger."

DISSENTERS' RIGHTS OF APPRAISAL

     In connection with the proposal to approve the Merger Agreement, Dissenting Shareholders who properly perfect dissenters' rights of appraisal under the CBCA will be entitled to be paid the fair value of their shares of SNET Common Stock in cash. Shareholders of SNET should be aware that such payment could be less than the equivalent value of the shares of SBC Common Stock to be issued in the Merger. See "Dissenters' Rights of Appraisal."

ACCOUNTING TREATMENT

     Based on the advice of their respective independent public accountants, SBC and SNET believe that the Merger will qualify as a "pooling of interests" for accounting purposes. Under this method of accounting, SBC will restate its consolidated financial statements at the Effective Time to include the assets, liabilities, shareholders' equity and results of operations of SNET. Consummation of the Merger is conditioned upon the receipt by SBC of a letter from its independent public accountants stating that the Merger will qualify as a "pooling of interests" for accounting purposes. This condition may be deemed to be waived by SBC under certain circumstances. See "The Merger -- Conditions" and "Accounting Treatment."

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The Merger is intended to qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. Assuming the Merger so qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, in general, no gain or loss will be recognized by holders of SNET Common Stock with respect thereto on the surrender of their SNET Common Stock in exchange for SBC Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by SBC, Merger Sub or SNET. Under the Merger Agreement, it is a condition precedent to the respective obligations of SBC and SNET to consummate the Merger that each of SBC and SNET will have received an opinion of its respective counsel dated the Closing Date to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SNET, SBC and Merger Sub will be a party to the "reorganization" within the meaning of Section 368(b) of the Code. For a further discussion of certain tax consequences of the Merger, see "Certain Tax Consequences of the Merger."

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF HOLDERS OF SNET COMMON STOCK

     Upon consummation of the Merger, holders of shares of SNET Common Stock will become shareholders of SBC. The internal affairs of SBC are governed by the General Corporation Law of the State of Delaware (the "DGCL"), the Restated Certificate of Incorporation of SBC (the "SBC Restated Certificate") and the Bylaws of SBC (the "SBC Bylaws"). For a description of certain differences between the rights holders of SNET Common Stock currently have and those they will have as holders of SBC Common Stock, see "Description of SBC Capital Stock" and "Comparison of Certain Rights of Shareholders of SBC and SNET."

COMPARATIVE STOCK PRICES

     The shares of SBC Common Stock and SNET Common Stock are each listed on the NYSE as well as on certain other exchanges. SBC is listed on the NYSE under the symbol "SBC" and SNET is listed under the symbol "SNG." The following table sets forth, for the periods indicated, the high and low sale prices per share of SBC Common Stock and SNET Common Stock as reported on the NYSE Composite Transactions Tape.

                                                                       SBC              SNET
                                                                     COMMON            COMMON
                                                                    STOCK(1)            STOCK
                                                                  -------------     -------------
CALENDAR QUARTER                                                  HIGH     LOW      HIGH     LOW
----------------------------------------------------------------  ----     ----     ----     ----
1996
  First Quarter.................................................  $30 1/8  $24 7/8  $43 3/4  $37 1/2
  Second Quarter................................................   25 3/8   23 1/8   45 1/2   40 1/2
  Third Quarter.................................................   25 1/2   23       42 3/4   36 3/4
  Fourth Quarter................................................   27 5/8   23 1/2   41 1/8   36
1997
  First Quarter.................................................   29 1/8   24 13/16  39 1/8  34 3/4
  Second Quarter................................................   30 15/16  24 5/8  42 3/8   35 5/8
  Third Quarter.................................................   31 1/8   26 25/32  41 1/2  38 1/4
  Fourth Quarter................................................   38 1/16  30       51 1/2   41
1998
  First Quarter (through February 5, 1998)......................   39 1/2   35 3/8   66 9/16  49 5/16

---------------
(1) Amounts for the SBC Common Stock reflect the effect of the SBC Stock Split.

     On January 2, 1998, the last trading day before the public announcement of the Merger Agreement, the closing prices of SBC Common Stock and SNET Common Stock as reported on the NYSE Composite Transactions Tape were 37 15/32 (giving effect to the SBC Stock Split) per share and $49 5/8 per share, respectively. Based on the Exchange Ratio, the pro forma equivalent per share value of SNET Common Stock on January 2, 1998 was approximately $65.83 per share. The pro forma equivalent per share value of SNET Common Stock on any date equals the closing sale price of SBC Common Stock on such date multiplied by an exchange ratio of 0.8784, without giving effect to the SBC Stock Split to be effected on March 19, 1998, or the Exchange Ratio of 1.7568, giving effect to the SBC Stock Split to be effected on March 19, 1998.

     On February 5, 1998, the closing sale prices of the shares of SBC Common Stock and SNET Common Stock as reported on the NYSE Composite Transactions Tape were $38 15/32 per share (giving effect to the SBC Stock Split) and $65 per share ($67.58 on a pro forma equivalent per share basis), respectively.

     Shareholders are urged to obtain current quotations for the market prices of SBC Common Stock and SNET Common Stock.

     No assurance can be given as to the market price of the SBC Common Stock at the Effective Time. Because the Exchange Ratio is fixed in the Merger Agreement, the market value of the shares of SBC Common Stock that holders of SNET Common Stock will receive at the time they exchange their Certificates may vary significantly from the market value of the shares of SBC Common Stock that holders of SNET Common Stock would receive if the Merger were consummated on the date of this Proxy Statement/Prospectus.

SELECTED HISTORICAL AND PRO FORMA COMBINED PER SHARE FINANCIAL DATA

     The following table presents selected historical financial data of SBC and SNET and selected unaudited pro forma combined per share financial data after giving effect to the Merger as a "pooling of interests" transaction. SBC and SNET selected historical data as of or for each of the five years in the period ended December 31, 1996 have been derived from audited financial statements filed with the SEC. The pro forma combined per share financial data are presented for illustrative purposes only and are not necessarily indicative of what such amounts would have been or will be upon consummation of the Merger. Where applicable, the following selected financial data should be read in conjunction with the related historical financial statements and notes thereto incorporated by reference or included herein. See "Incorporation of Certain Information by Reference."

                                      AS OF OR FOR THE
                                        NINE MONTHS
                                           ENDED            AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                       SEPTEMBER 30,     -----------------------------------------------
                                            1997          1996      1995      1994      1993      1992
                                      ----------------   -------   -------   -------   -------   -------
                                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SBC -- HISTORICAL
Operating revenues..................      $ 18,272       $23,486   $21,712   $21,006   $20,084   $19,258
Income from continuing operations...      $    886       $ 3,189   $ 2,958   $ 2,777   $ 1,589   $ 2,455
Income from continuing operations
  per common share(1)...............      $   0.48       $  1.73   $  1.61   $  1.52   $  0.88   $  1.37
Total assets........................      $ 42,056       $39,485   $37,112   $46,113   $47,695   $45,588
Long-term debt......................      $ 11,636       $10,930   $10,409   $10,746   $10,588   $10,923
Dividends per common share(1).......      $0.67125       $  0.86   $ 0.825   $  0.79   $ 0.755   $  0.73
Book value per common share(1)......      $   5.21       $  5.28   $  4.57   $  7.29   $  8.34   $  9.75
Network access lines................         33.05         31.84     30.32     29.15     29.23     27.47
SNET -- HISTORICAL
Operating revenues..................      $  1,494       $ 1,942   $ 1,816   $ 1,718   $ 1,657   $ 1,629
Income from continuing operations...      $    145       $   193   $   169   $   178   $   (44)  $   159
Income from continuing operations
  per common share..................      $   2.20       $  2.94   $  2.60   $  2.77   $  (.68)  $  2.56
Total assets........................      $  2,774       $ 2,671   $ 2,724   $ 3,505   $ 3,762   $ 3,485
Long-term debt......................      $  1,184       $ 1,170   $ 1,182   $   952   $   984   $ 1,048
Dividends per common share..........      $   1.32       $  1.76   $  1.76   $  1.76   $  1.76   $  1.76
Book value per common share.........      $   8.50       $  7.05   $  5.42   $ 14.77   $ 13.38   $ 19.79
Network access lines................          2.26          2.16      2.07      2.01      1.96      1.94
PRO FORMA COMBINED PER SHARE DATA
Income from continuing operations
  per common share(1)...............      $   0.53       $  1.73   $  1.60   $  1.52   $  0.80   $  1.38
Dividends per common share(1)(2)....      $0.67125       $  0.86   $ 0.825   $  0.79   $ 0.755   $  0.73
Book value per common share(1)......      $   5.19       $  5.20   $  4.48   $  7.35   $  8.30   $  9.84
SNET -- EQUIVALENTS(3)
Income from continuing operations
  per common share..................      $   0.92       $  3.03   $  2.82   $  2.68   $  1.41   $  2.42
Dividends per common share..........      $   1.18       $  1.51   $  1.45   $  1.39   $  1.33   $  1.28
Book value per common share.........      $   9.11       $  9.14   $  7.88   $ 12.92   $ 14.58   $ 17.28

---------------
(1) This per share data has been adjusted to reflect the SBC Stock Split and reflects basic earnings per share.
(2) The unaudited pro forma combined cash dividends declared per common share are assumed to be the same as cash dividends declared by SBC on an historical basis.
(3) The SNET -- Equivalents per share amounts are calculated by multiplying the pro forma combined per share amounts, after giving effect to the SBC Stock Split, by the Exchange Ratio of 1.7568.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of SNET Common Stock in connection with the solicitation of proxies by the SNET Board for use at the Special Meeting, to be held March 27, 1998, and any adjournments or postponements thereof, for such holders to consider and vote upon the Merger Proposal. No other business will be transacted at the Special Meeting.

     THE SNET BOARD HAS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SNET SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL.

     Each copy of this Proxy Statement/Prospectus mailed to holders of SNET Common Stock is accompanied by a form of proxy for use at the Special Meeting.

     This Proxy Statement/Prospectus is also furnished to SNET shareholders as a prospectus in connection with the issuance by SBC of shares of SBC Common Stock in connection with the Merger.

DATE, PLACE AND TIME

     The Special Meeting will be held March 27, 1998 at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut 06905.

RECORD DATE

     The SNET Board has fixed the close of business on February 6, 1998 as the Record Date for the determination of the holders of SNET Common Stock entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

VOTE REQUIRED

     As of the Record Date, there were 67,256,301 shares of SNET Common Stock issued and outstanding. Each share of SNET Common Stock outstanding on the Record Date is entitled to one vote on the Merger Proposal being submitted at the Special Meeting. The affirmative vote of the holders of at least two-thirds of the shares of SNET Common Stock outstanding on the Record Date is required to approve the Merger Proposal. Any failure to be present at the Special Meeting, in person or by proxy, any abstention and any broker non-vote will have the same effect as a vote against the Merger Proposal. Under the rules of the NYSE, brokers who hold shares in street name for customers will not have authority to vote on the Merger Proposal unless they receive specific instructions from the beneficial owners of such shares.

     The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present. A majority of the shares of SNET Common Stock present at the Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to adjourn or postpone the Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Proxies containing a vote against the Merger Proposal will not be voted in favor of such adjournment.

     As of the Record Date, directors and executive officers of SNET and their affiliates owned beneficially an aggregate of 597,162 shares of SNET Common Stock (including shares which may be acquired within 60 days upon exercise of employee stock options) or less than 1% of the shares of SNET Common Stock outstanding on such date. The directors and executive officers of SNET have indicated their intention to vote their shares of SNET Common Stock for the Merger Proposal. See "The Merger -- Interests of Certain Persons in the Merger."

     As of the Record Date, directors and executive officers of SBC and its affiliates owned beneficially an aggregate of 2,000 shares of SNET Common Stock. All such 2,000 shares are owned beneficially by Clarence C. Barksdale, a director of SBC.

     No approval by the shareholders of SBC is required to effect the Merger.

VOTING AND REVOCATION OF PROXIES

     Shares of SNET Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF SNET COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL. A shareholder submitting a proxy may revoke it at any time before it is voted, either by voting in person at the meeting, or by executing and delivering a later dated proxy or written instrument revoking such proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Southern New England Telecommunications Corporation, 227 Church Street, New Haven, CT 06510, Attention: Secretary.

     In accordance with SNET's bylaws, three inspectors will be appointed by the SNET Board to act as a committee on proxies at the Special Meeting. Such inspectors will receive and take in charge the proxies, shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes and will count the votes cast and report to the officer presiding at the Special Meeting the result of the vote.

     Shareholders of SNET will not be entitled to present any matter for consideration at the Special Meeting, and no business is to be acted upon at the Special Meeting other than as set forth in the Notice of Special Meeting of Shareholders.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of SNET, none of whom will be specifically compensated for such services, may solicit proxies from the shareholders of SNET personally or by telephone, telecopy or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, SNET has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies from its shareholders. The fees to be paid to Georgeson for such services by SNET are not expected to exceed $12,500 plus reasonable out-of-pocket costs and expenses. SNET will bear its own expenses in connection with the solicitation of proxies for the Special Meeting, except that SBC and SNET will share equally all expenses incurred in connection with the filing fee for the Registration Statement and printing and mailing this Proxy Statement/Prospectus and the Registration Statement.

     SNET SHAREHOLDERS SHOULD NOT SEND SNET COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                 THE COMPANIES

  SBC

     SBC is a holding company whose subsidiaries and affiliates operate predominantly in the communications services industry. SBC's subsidiaries and affiliates provide landline and wireless telecommunications services and equipment and directory advertising and publishing services. SBC's subsidiaries and affiliates provide landline telecommunications services and related services in Texas, Missouri, Oklahoma, Kansas, Arkansas, California and Nevada and wireless telecommunications services and related services in those markets as well as in Illinois, Maryland, Massachusetts, New Hampshire, New York, Virginia, Washington, D.C. and West Virginia. SBC was incorporated under the laws of the State of Delaware in 1983 by AT&T as one of seven regional holding companies formed to hold AT&T's local telephone companies. AT&T divested SBC by means of a spin-off of stock to AT&T shareholders on January 1, 1984. The divestiture was made pursuant to a consent decree, settling antitrust litigation, issued by the United States District Court for the District of Columbia.

     The mailing address of SBC's principal executive offices is 175 East Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105.

  SNET

     SNET was incorporated under the laws of the State of Connecticut in 1986. SNET is a holding company engaged through its subsidiaries in operations principally in Connecticut with cellular services in Rhode Island and certain areas in Massachusetts. SNET has business units in the following telecommunications product groups: wireline; wireless; and information and entertainment. The wireline business unit includes The Southern New England Telephone Company's telecommunications services; SNET America, Inc. (providing national and international long-distance services to Connecticut customers); and SNET Diversified Group, Inc. (providing premium telecommunications services and the selling and leasing of communications equipment to residential and business customers). The wireless business unit includes SNET Cellular, Inc. and SNET Mobility, Inc. The information and entertainment business unit includes SNET Information Services, Inc. (providing publishing and internet services) and SNET Personal Vision, Inc. (providing cable television service). Other activities include those of SNET Real Estate, Inc. (engaging in leasing commercial real estate) and of the SNET holding company (engaging in financial and strategic planning for SNET and its subsidiaries).

     The mailing address of SNET's principal executive offices is 227 Church Street, New Haven, Connecticut 06510, and its telephone number is (203) 771-5200.

  Merger Sub

     Merger Sub, a wholly-owned subsidiary of SBC, was formed by SBC solely for the purpose of effecting the Merger. The mailing address of Merger Sub's principal executive offices is 175 East Houston, San Antonio, Texas 78205-2233 and its telephone number is (210) 821-4105.

                              RECENT DEVELOPMENTS

SBC

     On January 28, 1998, SBC released its operating results for the year ended December 31, 1997. SBC reported net income of $1.474 billion, or basic earnings per share of $1.61 and earnings per share, assuming dilution, of $1.60. SBC's operating revenues for 1997 were $24.856 billion, and operating expenses were $21.686 billion.

     SBC's net income for 1997 includes after-tax charges of approximately $2.0 billion reflecting strategic initiatives resulting from a comprehensive review of operations of the company after the merger with Pacific Telesis Group, the impact of several regulatory rulings during the second quarter of 1997, costs incurred for customer number portability since the merger with Pacific Telesis Group and charges for ongoing merger integration costs. Excluding these items, SBC reported net income of $3.487 billion for 1997. Net income for 1997 was also favorably affected by $33 million representing SBC's portion of the after-tax gain on the sale of Bell Communications Research, Inc. and a first quarter 1997 $90 million after-tax settlement gain at Pacific Telesis Group associated with lump-sum pension payments that exceeded the projected service and interest costs for 1996 retirements. Excluding these additional items, SBC reported an adjusted net income for 1997 of $3.364 billion or a basic earnings per share of $3.68 and earnings per share, assuming dilution, of $3.65.

     The above per share information is based on weighted average common shares outstanding of 914 million for the year ended December 31, 1997, and has not been restated to reflect the SBC Stock Split.

     Also, on January 30, 1998, SBC declared a dividend of $0.23375 per share taking the SBC Stock Split (as defined herein) into account, payable May 1, 1998, to shareholders of record on April 10, 1998. Without giving effect to the SBC Stock split the dividend would be $0.4675 per share. The increase represents a dividend increase of approximately 4.5%.

SNET

     On January 27, 1998, SNET released its operating results for the year ended December 31, 1997. SNET reported net income of $193.8 million, or basic earnings per share of $2.93, and earnings per share, assuming dilution, of $2.92. SNET's operating revenues for 1997 were $2.022 billion, and its operating expenses for 1997 were $1.193 billion.

     SNET's net income for 1997 includes an after-tax charge of approximately $3.7 million from the early redemption of certain debt. Excluding this item, SNET reported net income of $197.5 million for 1997.

     The above per share information is based on weighted average common shares outstanding of 66.2 million for the year ended December 31, 1997.

SBC STOCK SPLIT

     On January 30, 1998, the SBC Board declared a two-for-one split of the SBC Common Stock. The SBC Stock Split will be in the form of a special dividend on the SBC Common Stock pursuant to which one share of SBC Common Stock is to be issued on March 19, 1998, to each holder of record of SBC at the close of business on February 20, 1998. The exchange ratio originally agreed to by SBC and SNET was 0.8784, which will be adjusted to reflect the SBC Stock Split, pursuant to Section 4.4 of the Merger Agreement. Accordingly, such original exchange ratio will be multiplied by two and thereby adjusted to the Exchange Ratio of 1.7568.

                                   THE MERGER

     This section of this Proxy Statement/Prospectus describes certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders of SNET are urged to read the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides for a business combination between SBC and SNET in which, subject to the satisfaction of the conditions therein, Merger Sub will be merged with and into SNET, and SNET will thereby become a wholly-owned subsidiary of SBC in a transaction intended to qualify as a "pooling of interests" for accounting and financial reporting purposes and as a tax free "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. In the Merger, each outstanding share of SNET Common Stock (other than Excluded SNET Common Stock) will be converted into 1.7568 shares of SBC Common Stock, after giving effect to the SBC Stock Split, together with the appropriate number of SBC Rights. SBC and SNET originally agreed to an exchange ratio of 0.8784, which, as adjusted to reflect the SBC Stock Split, equals the Exchange Ratio of 1.7568. As a result of this adjustment, the SBC Stock Split will not change the value of the shares of SBC Common Stock which holders of shares of the SNET Common Stock will receive in the Merger. The value of 1.7568 shares of SBC Common Stock after giving effect to the SBC Stock Split equals the value of 0.8784 of a share of SBC Common Stock without giving effect to the SBC Stock Split. Each outstanding share of SBC Common Stock will remain outstanding and be unaffected by the Merger. As a result of the Merger, holders of SNET Common Stock at the Effective Time will own approximately 6% of the SBC Common Stock (based on the number of shares of SBC Common Stock and SNET Common Stock outstanding as of December 31, 1997 (but after giving effect to the SBC stock split) and the Exchange Ratio).

     No fractional shares of SBC Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of SNET Common Stock who would otherwise have been entitled to receive a fractional share of SBC Common Stock will be entitled to receive, in lieu thereof, an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, for the last trading day prior to the Effective Time.

BACKGROUND OF THE MERGER

     The process leading to the SNET Board's adoption of the Merger Agreement began in late 1996, when the SNET Board and the senior management of SNET commenced a review of the SNET's strategic goals in the context of rising costs (including non-recurring items such as year 2000 costs) and a rapidly changing regulatory environment. At the meetings of the SNET Board in November and December of 1996, the SNET Board concluded that SNET would need to substantially increase the scale and scope of its operations in order to continue to compete successfully and in a cost-effective manner in the increasingly competitive telecommunications industry and to provide SNET's customers with the broad range of telecommunications products and services they would demand and to meet the goals of its shareholders.

     During the first eight months of 1997, at the direction of the SNET Board, the management of SNET explored possibilities for various joint ventures and business alliances in specific product areas with a view toward increasing the scale and scope of SNET's operations. During this period, SNET commenced negotiations with SBC relating to a possible alliance of their respective A-band cellular properties. SNET also considered pursuing strategic acquisitions and investments. SNET did not consummate any material transaction of this type. Toward the end of this period, the senior management of SNET began to consider whether a more fundamental strategic change, including a possible business combination with a significantly larger telecommunications company, was needed in order to meet SNET's strategic and financial objectives.

     SNET's senior management ultimately concluded that a combination with a major telecommunications company was the best alternative in order to achieve SNET's objectives because, unlike the other alternatives considered, it would immediately satisfy SNET's primary objective of increased scale and scope and would create a strong foundation for subsequent strategic initiatives beneficial to SNET's shareholders. Furthermore, management considered a strategic investment or acquisition to be only an interim step because the size of such an investment or acquisition was unlikely to create sufficient scale and scope without significant dilution of earnings per share. In addition, any significant investment or acquisition would likely result in increased indebtedness, and therefore, less financial flexibility. At the meeting of the SNET Board on September 10, 1997, the directors of SNET considered the various strategic alternatives and, although no decision was made at that time to pursue any strategic alternative, the SNET Board directed Mr. Daniel J. Miglio, SNET's Chairman and Chief Executive Officer, to make preliminary inquiries of a limited number of major telecommunications companies to determine their level of interest in pursuing a possible business combination with SNET.

     Mr. Miglio and representatives of Salomon Smith Barney contacted representatives of several large telecommunications companies during the fall of 1997, including Mr. Edward E. Whitacre, Jr., SBC's Chairman and Chief Executive Officer. At that time, Mr. Whitacre indicated that SBC might be interested in discussing a business combination between SNET and SBC. Mr. Miglio updated the SNET Board on these preliminary inquiries at its October 8, 1997 meeting.

     On October 10, 1997, Messrs. Miglio and Whitacre met to explore the possibility of a business combination transaction. The two chief executive officers discussed, among other things, each company's operations, their complementary strengths and the possible advantages of a combination. Based on this discussion, they agreed that it would be appropriate for other senior officers of their respective companies, principally the Senior Vice President-Chief Financial Officer of SNET and the Senior Vice President, Corporate Development, of SBC, to meet to explore the various issues raised by the possible transaction. On October 22, 1997, SBC and SNET entered into a confidentiality agreement governing their exchange of confidential information.

     Discussions among the senior management of SNET and SBC were held in November and December of 1997. Mr. Miglio updated the directors of SNET with respect to these discussions at the meetings of the SNET Board held on November 12, 1997 and December 10, 1997.

     On December 16, 1997, Messrs. Miglio and Whitacre again met and discussed the consideration that might be offered to the shareholders of SNET in connection with the proposed transaction and the compatibility of the two companies. On December 17, 1997, Mr. Miglio held a conference call with the SNET Board to inform them of the status of these discussions.

     On December 18 and 19, 1997, Messrs. Miglio and Whitacre had additional discussions regarding an appropriate exchange ratio and certain other material terms of the proposed transaction. Messrs. Miglio and Whitacre eventually concluded that a fixed exchange ratio approximating the Exchange Ratio was likely to be mutually acceptable, subject to the satisfactory completion of mutual due diligence, agreement with respect to other outstanding issues and to the approval of their respective boards of directors.

     Beginning on December 23, 1997, SBC and SNET conducted more extensive mutual due diligence, including a review of each other's business plans, budgets and capital requirements. The parties commenced negotiating the terms of a merger agreement on December 28, 1997. Negotiations and discussions of various terms of the proposed merger agreement by representatives of SBC and SNET, together with their respective legal and financial advisors, continued daily until shortly before the Merger Agreement was executed on January 4, 1998. In the context of these negotiations and discussions, the exchange ratio was fixed at 0.8784 (which equals 1.7568, after giving effect to the SBC Stock Split) on January 1, 1998, subject to approval of the SNET and SBC boards of directors.

     Discussions were also held during November and December of 1997 between senior management of SNET and other potentially interested telecommunications companies. By January 4, 1998, such discussions had not progressed to the point of resulting in significant business opportunities for consideration by the SNET Board.

     On January 4, 1998 the SNET Board met to consider the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to shareholders of SNET and the effects of the proposed transaction on SNET's other constituencies, including its employees, customers and the communities in which it does business. Members of SNET's senior management and representatives of Cravath, Swaine & Moore, counsel to SNET, and Day, Berry & Howard, Connecticut counsel to SNET, as well as Salomon Smith Barney, made presentations to the SNET Board and discussed with the SNET Board their views and analyses of various aspects of the proposed transaction. The SNET Board reviewed and considered the matters described under "-- Reasons for the Merger; Recommendation of the SNET Board of Directors -- SNET." Salomon Smith Barney delivered its oral opinion (subsequently confirmed in writing) to the SNET Board to the effect that, as of such date, the consideration to be received by holders of shares of SNET Common Stock in the Merger was fair from a financial point of view to such holders. After deliberation, the SNET Board adopted the Merger Agreement and authorized the execution and delivery of the Merger Agreement.

     On January 4, 1998, the SBC Board met to consider the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, including the proposed consideration to be paid in the Merger. After deliberation, the SBC Board authorized the execution and delivery of the Merger Agreement and approved the Merger Agreement. The SBC Board reviewed and considered the matters set forth under "-- Reasons for the Merger; Recommendation of the SNET Board of Directors -- SBC."

REASONS FOR THE MERGER; RECOMMENDATION OF THE SNET BOARD OF DIRECTORS

  SBC

     The SBC Board has determined by the unanimous vote of the directors in attendance that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SBC and SBC's shareholders. Accordingly, the Board of Directors of SBC, the sole shareholder of Merger Sub, has adopted the Merger Agreement by the unanimous vote of the directors in attendance and SBC has approved the Merger. In reaching its determination, the SBC Board concluded that the Merger was likely to increase the value of shareholders' investment in SBC over what that value would have been had SBC not agreed to the

Merger and that the opportunities created by the Merger to increase shareholder value more than offset the risks inherent in the Merger. In reaching this conclusion, the SBC Board considered that the Merger will:

          (a) further enhance SBC's position as one of the largest telecommunications companies in the United States and further position SBC for a continuing leadership role in the telecommunications industry of the 21st century;

          (b) create opportunities to apply SBC's proven skills in marketing and wireless operations, SBC's financial resources, and SBC's purchasing economies of scale to the SNET operations;

          (c) permit the realization of efficiencies in the development of SBC's long distance services by applying the current long distance skills of SNET; and

          (d) enable SBC to add 2.3 million telephone access lines to its existing 32 million telephone access lines.

     The foregoing discussion of the information and factors which were given weight by the SBC Board is not intended to be exhaustive but is believed to include all material factors considered by the SBC Board. The SBC Board did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors.

  SNET

     THE SNET BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF SNET AND HAS ADOPTED THE MERGER AGREEMENT. THE SNET BOARD RECOMMENDS THAT THE SHAREHOLDERS OF SNET VOTE FOR THE MERGER PROPOSAL.

     The determination of the SNET Board to adopt the Merger Agreement was based upon consideration of a number of factors, including the following potentially positive factors:

          (i) the relationship of the Exchange Ratio to the historical market prices for SNET Common Stock, including the fact that the Exchange Ratio would provide a premium of approximately 33% to SNET shareholders based on the trading prices of SNET Common Stock and SBC Common Stock on the trading day immediately prior to the announcement of the execution of the Merger Agreement;

          (ii) the ability of SNET shareholders to participate as equity holders of SBC on a tax free basis (see "Certain Tax Consequences of the Merger");

          (iii) the ability of SNET shareholders to sell their shares of SBC Common Stock following the Merger (see "-- Resale of SBC Common Stock");

          (iv) the relatively greater financial, technological, marketing and sales resources of SBC and the likelihood that such resources would enable SNET to accelerate its long-term growth strategy, to facilitate the introduction of new products and to compete more effectively in its targeted markets;

          (v) the view of the SNET Board that the telecommunications industry has begun to, and will continue to, experience a rapid consolidation in response to regulatory and other developments; that only companies of substantial scale will be able to offer on a cost-effective basis a broad, integrated package of telecommunications services that customers will demand; and that only such companies will be likely to attract the most desirable investment and partnering opportunities following the ongoing consolidation of the telecommunications industry;

          (vi) the strength and expertise of SBC's senior management team and its experience in successfully completing business combinations and integrating geographically diverse businesses;

          (vii) the strength of each of SBC and SNET in local wireline service in their respective areas of operation;

          (viii) the complementary nature of the wireless operations of SBC and SNET;

          (ix) the likelihood that SNET's existing operations would benefit from SBC's purchasing economies of scale and SBC's wireless and marketing expertise, and the likelihood that SBC's existing and future operations would benefit from SNET's long distance expertise;

          (x) the likelihood that, based on existing trends, the amount of the regularly quarterly dividend to be paid on SBC Common Stock would exceed the regularly quarterly dividend to be paid on SNET Common Stock (after adjustment based on the Exchange Ratio) as early as 2000 or 2001 (see
     "-- Dividends");

          (xi) SBC's expressed commitment to the communities served by SNET; and

          (xii) the SNET Board's belief, after consultation with its legal counsel, that the required regulatory approvals would be obtained for the Merger (see "-- Certain Regulatory Filings and Approvals").

     The SNET Board also considered a number of potentially negative factors in determining whether to adopt the Merger Agreement, including the following:

          (i) the possibility that the value of the consideration that would be received by shareholders of SNET in the Merger (which is determined by a fixed Exchange Ratio) may diminish prior to the closing of the Merger (the "Closing") if the market value of SBC Common Stock declines during the period prior to the Closing;

          (ii) the obligations of SNET under certain circumstances set forth in the Merger Agreement to pay a termination fee of $125 million to SBC and to issue SNET Common Stock to SBC pursuant to the Stock Option Agreement (which would result in the unavailability of pooling of interest accounting treatment for an alternative transaction) (see "-- Certain
     Covenants -- Acquisition Proposals;" "-- Termination;" "-- Certain Termination Fees;" and "-- The Stock Option Agreement");

          (iii) the fact that the amount of the regular quarterly dividend currently paid on SBC Common Stock is less than the amount of the regular quarterly dividend currently paid on SNET Common Stock (after adjustment based on the Exchange Ratio) (see "-- Dividends");

          (iv) the effect of regulatory developments on the businesses of SBC;
     and

          (v) SBC's right under the Merger Agreement to take actions that could result in the Merger being treated as a purchase accounting transaction instead of a pooling of interests transaction for financial reporting purposes (see "-- Conditions").

     In addition, in determining whether to adopt the Merger Agreement, the SNET Board considered, among other things, (i) the financial condition, results of operations and cash flows of SBC and SNET on a historical and on a prospective basis, (ii) the current and historical market prices of SNET Common Stock and SBC Common Stock, (iii) the strategic benefits of the Merger and the other strategic options available to SNET, including possible joint ventures, business alliances, acquisitions and business combinations, (iv) the prospects of SNET on a stand-alone basis and the prospects of a combined SBC/SNET entity, (v) continuing upward pressures on developing new technologies and expenses and downward pressures on operating margins within the telecommunications industry,
(vi) the current and anticipated regulatory environment with respect to SNET's operations, (vii) the potential impact of the Merger on shareholders, employees, customers, creditors and suppliers of SNET and the communities served by SNET,
(viii) the judgment, advice and analyses of SNET management, (ix) the judgment and advice of, and the analyses prepared by, Salomon Smith Barney, (x) the terms and conditions of the Merger Agreement and the Stock Option Agreement, (xi) the likelihood of receiving regulatory clearance for the Merger and the timing with respect thereto, (xii) the potential for alternative transactions and (xiii) the business and financial information received by SNET from SBC in connection with SNET's review of SBC.

     The foregoing discussion of the information and factors considered by the SNET Board is not intended to be exhaustive but is believed to include all material factors considered by the SNET Board. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the SNET Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF SALOMON SMITH BARNEY

     At the meeting of the SNET Board held on January 4, 1998, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received by holders of shares of SNET Common Stock in the Merger was fair, from a financial point of view, to such holders. No limitations were imposed by the SNET Board upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

     The full text of the written opinion of Salomon Smith Barney is set forth as Annex C to this Proxy Statement/Prospectus and sets forth the assumptions made, procedures followed and matters considered by Salomon Smith Barney. Holders of SNET Common Stock are urged to read Salomon Smith Barney's opinion in its entirety. The summary of the opinion as set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is incorporated herein by reference.

     In connection with rendering its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning SNET, including the Annual Reports on Form 10-K of SNET for each of the years in the three-year period ended December 31, 1996 and the Quarterly Reports on Form 10-Q of SNET for the quarters ended March 31, June 30 and September 30, 1997; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of SNET, prepared by SNET's management and furnished to Salomon Smith Barney by SNET for purposes of Salomon Smith Barney's analysis;
(iv) certain publicly available information concerning the trading of, and the trading market for, SNET Common Stock; (v) certain publicly available information concerning SBC, including the Annual Reports on Form 10-K of SBC for each of the years in the three-year period ended December 31, 1996 and the Quarterly Reports on Form 10-Q of SBC for the quarters ended March 31, June 30 and September 30, 1997; (vi) certain other information, primarily financial in nature, including projections, concerning the business and operations of SBC, prepared by SBC's management and furnished to Salomon Smith Barney by SBC for purposes of Salomon Smith Barney's analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, SBC Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon Smith Barney believed to be comparable to SNET or SBC and the trading markets for certain of such other companies' securities; and
(ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Smith Barney considered relevant to its inquiry. Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney also met with certain officers and employees of SNET and SBC to discuss the foregoing as well as other matters it believed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to Salomon Smith Barney or publicly available and neither attempted independently to verify nor assumed any responsibility for verifying any of such information. With respect to financial projections and forecasts, Salomon Smith Barney was advised by the management of SNET and SBC and assumed that such projections and forecasts were reasonably prepared and reflect the best currently available estimates and judgment of SNET's or SBC's management, as the case may be, as to the future financial performance of SNET or SBC, as the case may be, and Salomon Smith Barney expressed no view with respect to such projections or forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed the Merger would be consummated in a timely manner and in accordance with the terms of the Merger Agreement. Salomon Smith Barney has not conducted a physical inspection of any of the properties or facilities of SNET or SBC, nor has Salomon Smith Barney made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor has Salomon Smith Barney been furnished with any such evaluations or appraisals.

     In conducting its analysis and arriving at its opinion, Salomon Smith Barney considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of SNET and SBC; (ii) the business prospects of SNET and SBC; (iii) the historical and current market for SNET Common Stock, SBC Common Stock and for the equity securities of certain other companies that Salomon Smith Barney believed to be comparable to SNET or SBC; and (iv) the nature and terms of certain other acquisition transactions that Salomon Smith Barney believed to be relevant. Salomon Smith Barney also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. Salomon Smith Barney's opinion necessarily is based upon conditions as they existed and could be evaluated on the date thereof and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date thereof. Salomon Smith Barney's opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of SNET Common Stock in the Merger and does not address SNET's underlying business decision to effect the Merger or constitute a recommendation to any holder of shares of SNET Common Stock as to how such holder should vote with respect to the Merger. Salomon Smith Barney's opinion also does not constitute an opinion or imply any conclusion as to the price at which SBC Common Stock would trade upon the public announcement or the consummation of the Merger.

     In connection with its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the SNET Board on January 4, 1998. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated as of January 4, 1998 are summarized in the six sections below.

     (i) Historical Stock Price Performance. Salomon Smith Barney reviewed the relationship between movements of SNET Common Stock, SBC Common Stock, an index of independent telcos (the "Independent Index"), which included Aliant Communications Inc., ALLTEL Corporation, Century Telephone Enterprises, Inc. and Cincinnati Bell Inc. (the "Independents"), an index of regional holding companies (the "RHC Index"), which included Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, U S WEST Communications Group, Inc. and GTE Corporation (the "RHCs") and the Standard & Poor's 400 Index for the period from January 1995 through December 1997 and the trading volume and price history of SNET Common Stock and SBC Common Stock for the period from January 1995 through December 1997.

     (ii) Consolidated Comparables Analysis. Salomon Smith Barney compared the financial and market performance of SNET and SBC with that of the Independents and RHCs, including: the projected five year growth in earnings per share ("EPS") based on First Call estimates; the ratio ("P/E Ratio") of current stock prices per share to the 1997 and 1998 EPS estimates provided by First Call; and the ratio of the current dividend per share to the current stock prices per share ("Dividend Yield"). This analysis showed: projected five year EPS growth rates ranging from 9% to 18% (median of 13%) for the Independents and 5% to 10% (median of 9%) for the RHCs as compared to 6% for SNET and 10% for SBC; 1997 P/E Ratios ranging from 19.5x to 21.9x (median of 20.9x) for the Independents and 17.5x to 20.0x (median of 18.3x) for the RHCs as compared to 17.1x for SNET and 20.6x for SBC; 1998 P/E Ratios ranging from 18.0x to 20.7x (median of 19.2x) for the Independents and 16.6x to 18.2x (median of 17.1x) for the RHCs as compared to 16.9x for SNET and 17.7x for SBC; Dividend Yields ranging from 0.7% to 2.8% (median of 1.7%) for the Independents and 2.6% to 4.7% (median of 3.4%) for the RHCs as compared to 3.5% for SNET and 2.4% for SBC. Salomon Smith Barney noted that the best comparable for SNET was U S WEST Communications Group which had a projected five year EPS growth rate of 5%, a 1997 P/E Ratio of 17.5x, a 1998 P/E Ratio of 16.6x and a dividend yield of 4.7%.

     (iii) SNET Segment Valuation Analysis. Salomon Smith Barney arrived at a range of values for SNET by performing separate valuation analyses with respect to its (a) local telecommunications business segment ("SNET Telco"), (b) directory business segment ("SNET Directory"), (c) cellular business segment ("SNET Cellular") and (d) long distance business segment ("SNET Long Distance"). Salomon Smith Barney utilized three principal valuation methodologies in valuing these business segments: a public market comparable companies analysis, a precedent transactions analysis and a discounted cash flow analysis. A public market comparable companies analysis analyzes a segment's operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value. A precedent transactions analysis provides a valuation range based upon financial information of peer companies, in the same or similar industries as the business segment, which have been acquired in selected recent transactions. A discounted cash flow ("DCF") analysis determines the net present value of the projected cash flows for a business or segment. In the SNET DCF analysis Salomon Smith Barney aggregated for each segment (x) the present value of the unlevered free cash flows for the 1998 through 2000 forecast period (based on the plans prepared by SNET's management which excluded the effects of the Merger) with (y) the present value of a range of terminal values. This range of terminal values represented the value beyond the applicable forecast period. No company used in the public market comparable companies analyses described below is identical to the respective business segment of SNET and no transaction used in the precedent transaction analyses described below is identical to the Merger. Accordingly, the analysis described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the business segments and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

     (a) SNET Telco. Salomon Smith Barney arrived at a firm value reference range for SNET Telco equal to $2.7 billion to $3.1 billion.

     Telco Public Market Comparable Companies Analysis. Salomon Smith Barney compared certain financial information of SNET Telco with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison: the Independents, RHCs and SBC Telco (as defined herein). The financial and valuation data for the comparable companies was adjusted by Salomon Smith Barney to exclude the operating results and the value of non-telecommunications operations. Salomon Smith Barney reviewed, among other things, the ratio of: latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA") to LTM revenues ("EBITDA Margin"), LTM earnings before interest and taxes ("EBIT") to LTM revenues ("EBIT Margin"), firm value to LTM EBITDA and firm value to LTM EBIT. This analysis showed: EBITDA Margins ranging from 37.5% to 55.1% (median of 51.2%) for the Independents (along with Telephone And Data Systems, Inc.) and 41.9% to 48.6% (median of 46.4%) for the RHCs as compared to 41.5% for SNET (excluding the cable results) and 41.8% for SBC; EBIT Margins ranging from 19.5% to 34.7% (median of 32.0%) for the Independents (along with Telephone And Data Systems, Inc.) and 24.9% to 29.6% (median of 26.5%) for the RHCs as compared to 19.1% for SNET (excluding the cable results) and 22.6% for SBC; the ratio of firm value to LTM EBITDA ranging from 5.7x to 8.5x (median of 7.3x) for the Independents and 5.4x to 7.2x (median of 6.2x) for the RHCs as compared to 4.3x (including the cable results) for SNET and 6.6x for SBC; the ratio of firm value to LTM EBIT ranging from 10.5x to 13.6x (median of 11.9x) for the Independents and 9.8x to 11.9x (median of 10.4x) for the RHCs as compared to 10.1x (including the cable results) for SNET and 12.2x for SBC. Due to the capital intensive nature of the business and the lower SNET margins, Salomon Smith Barney focused on the multiples of EBIT in arriving at ranges of SNET Telco's firm value. The analysis above suggested ranges of SNET Telco's firm value equal to 10.0x to 11.0x LTM EBIT or $2.480 to $2.728 billion based on LTM EBIT including the cable results ($2.760 to $3.036 billion if the cable results are excluded).

     Telco Precedent Transactions Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected mergers and acquisitions of local telecommunications companies, including: Century Telephone Enterprises, Inc.'s acquisition of Pacific Telecom, Inc.; Ameritech Corporation's acquisition of Century Telephone Company of Illinois; Bell Atlantic's acquisition of NYNEX Corporation; SBC's acquisition of Pacific Telesis Group; PacifiCorp, Inc.'s acquisition of Pacific Telecom, Inc.; Citizens Utilities Company's acquisition of assets of ALLTEL Corporation; Citizens Utilities Company's acquisition of assets of GTE; ALLTEL Corporation's acquisition of assets of GTE; Sprint Corporation's acquisition of Centel Corporation; Century Telephone Enterprises, Inc.'s acquisition of Centel Corporation's Ohio local telephone assets; Rochester Telephone Corporation's acquisition of Centel Corporation's Minnesota and Iowa local telephone operations and GTE's acquisition of Contel Corporation. This analysis showed: multiples of firm value to LTM EBITDA ranging from 4.5x to 10.5x (median of 5.6x) and

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

multiples of firm value to LTM EBIT ranging from 7.0x to 17.7x (median of 11.1x). Salomon Smith Barney noted that the most comparable transaction was the acquisition of Pacific Telesis Group by SBC (5.6x LTM EBITDA and 10.9x LTM
EBIT). The analysis above suggested ranges of SNET Telco's firm value equal to:
4.5x to 5.5x LTM EBITDA or $2.583 to $3.157 billion based on LTM EBITDA including the cable results ($2.700 to $3.300 billion if the cable results are excluded) and 10.0x to 12.0x LTM EBIT or $2.480 to $2.976 billion based on LTM EBIT including the cable results ($2.760 to $3.312 billion if the cable results are excluded).

     Telco Discounted Cash Flow Analysis. In valuing SNET Telco based on a DCF analysis, Salomon Smith Barney applied a range of weighted average costs of capital equal to 9.0% to 10.0% and terminal multiples of Year 2000 EBITDA ranging from 4.0x to 5.5x (or 8.9x to 12.2x Year 2000 EBIT). The DCF analysis suggested a range of firm values for SNET Telco equal to: $2.400 to $2.900 billion if the cable results are included, $2.750 to $3.250 billion if the cable results are excluded and $2.650 to $3.150 billion if only the 1998 cable results are included.

     (b) SNET Directory. Salomon Smith Barney arrived at a firm value reference range for SNET Directory equal to $900 to $1,100 million.

     Directory Public Market Comparable Companies Analysis. Salomon Smith Barney compared certain financial information of SNET Directory with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison: Central Newspapers, Inc., Gannett Company, Inc., Knight-Ridder, Inc. and McClatchy Newspapers, Inc. (the "Directory Comparable Companies"). Salomon Smith Barney reviewed, among other things, the multiples of firm value to LTM EBITDA and projected 1998 EBITDA. This analysis showed: multiples of firm value to LTM EBITDA ranging from 6.9x to 11.9x (median of 8.9x) and multiples of firm value to projected 1998 EBITDA ranging from 6.4x to 9.9x (median of 8.1x). The analysis above suggested ranges of SNET Directory firm value equal to: 8.0x to 10.0x LTM EBITDA or $872 to $1,090 million and 7.5x to 9.5x 1998 EBITDA or $833 to $1,055 million.

     Directory Precedent Transactions Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected mergers and acquisitions of directory companies, including: Verenigd Bezit VNU's acquisition of ITT World Directories, Inc.; McClatchy Newspapers Inc.'s acquisition of Cowles Media Company; US West Media Group's acquisition of US West Deus West Communications, Inc.; McLeod, Inc.'s acquisition of Telecom USA Publishing Group, Inc.; Investor Group's acquisition of Petersen Publishing Company, L.L.C.; Media General, Inc.'s acquisition of Register Publishing Company Incorporated; Johnston Press plc's acquisition of EMAP Newspaper & Printing Limited; The Thompson Corporation's acquisition of West Publishing Company; Harte-Hanks Communications, Inc.'s acquisition of DiMark, Inc.; McClatchy Newspapers Inc.'s acquisition of The News & Observer Publishing Company and EMAP plc's acquisition of Rogers Communications Inc. Salomon Smith Barney reviewed, among other things, the multiples of firm value to LTM EBITDA which ranged from 8.9x to 16.8x (median of 11.8x). The most comparable transactions were the ITT and US WEST acquisitions in 1997 (9.8x and 8.9x LTM EBITDA, respectively). The analysis above suggested a range of SNET Directory firm values equal to 9.0x to 10.0x LTM EBITDA or $981 to $1,090 million.

     Directory Discounted Cash Flow Analysis. In valuing SNET Directory based on a DCF analysis, Salomon Smith Barney applied a range of weighted average costs of capital equal to 9.0% to 10.0% and terminal multiples of Year 2000 EBITDA ranging from 8.0x to 10.0x. The DCF analysis suggested a range of firm values for SNET Directory equal to $900 to $1,100 million.

     (c) SNET Cellular. Salomon Smith Barney arrived at a firm value reference range for SNET Cellular equal to $1.0 to $1.2 billion.

     Cellular Public Market Comparable Companies Analysis. Salomon Smith Barney compared certain financial information of SNET Cellular with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison: Airtouch Communications, Inc., 360 Degrees Communications Company, Vanguard Cellular Systems, Inc. and Western Wireless Corporation (the "Cellular Comparable Companies"). Salomon Smith Barney reviewed, among other things, the LTM 9/30/97 penetration rates, the

LTM 9/30/97 revenue per subscriber per month, the LTM 9/30/97 EBITDA Margins, the firm value per POP multiples and the multiples of firm value to 1997 EBITDA and 1998 EBITDA. This analysis showed: LTM 9/30/97 penetration rates ranging from 7.1% to 10.0% (median of 8.6%) for the Cellular Comparable Companies as compared to 8.3% for SNET and 11.0% for SBC at 12/31/97; LTM 9/30/97 revenue per subscriber per month ranging from $46 to $61 (median of $53) for the Cellular Comparable Companies as compared to $42 for SNET and $55 for SBC at 12/31/97; LTM 9/30/97 EBITDA Margins ranging from 34% to 46% (median of 35%) as compared to 31% for SNET and 39% for SBC at 12/31/97; firm value per POP multiples ranging from $151 to $256 (median of $172) for the Cellular Comparable Companies; multiples of firm value to 1997 EBITDA ranging from 8.7x to 12.2x (median of 9.7x) for the Cellular Comparable Companies; multiples of firm value to 1998 EBITDA ranging from 7.2x to 9.1x (median of 7.9x) for the Cellular Comparable Companies. The analysis above suggested ranges of SNET Cellular firm value equal to: $150 to $200 per POP or $829 million to $1,105 million; 9.0x to 12.0x 1997 EBITDA or $603 to $804 million; 7.5x to 9.5x 1998 EBITDA or $795 to $1,007 million.

     Cellular Precedent Transactions Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected mergers and acquisitions of cellular companies, including the acquisition of Palmer Wireless, Inc. by Price Communications Corporation (announced 5/22/97) (the "Palmer Transaction") and the acquisition of Commnet Cellular, Inc. by Blackstone Capital Partners (announced 5/28/97) (the "Commnet Transaction"). Salomon Smith Barney reviewed, among other things, the penetration rates, revenue per subscriber per month, EBITDA Margins, firm value per POP multiples and the multiples of firm value to trailing and forward EBITDA at the time of announcement. This analysis showed: penetration rates of 8.3% and 5.9% for Palmer and Commnet, respectively; revenue per subscriber per month of $51 and $59 for Palmer and Commnet, respectively; EBITDA Margins of 44% and 36% for Palmer and Commnet, respectively; firm value per POP multiples of $231 and $211 for Palmer and Commnet, respectively; multiples of firm value to trailing EBITDA (LTM at announcement) of 12.8x and 16.0x for Palmer and Commnet, respectively; multiples of firm value to forward EBITDA (1997) of 10.9x and 12.1x for Palmer and Commnet, respectively. The analysis above suggested ranges of SNET Cellular firm value equal to: $200 to $225 per POP or $1,105 to $1,243 million; 13.0x to 16.0x LTM 9/30/97 EBITDA or $728 to $896 million; 13.0x to 16.0x 1997 EBITDA or $871 to $1,072 million; 11.0x to 12.0x 1998 EBITDA or
$1,166 to $1,272 million.

     Cellular Discounted Cash Flow Analysis. In valuing SNET Cellular based on a DCF analysis, Salomon Smith Barney applied a range of weighted average costs of capital equal to 11.0% to 12.0% and terminal multiples of Year 2000 EBITDA ranging from 8.0x to 10.0x. The DCF analysis suggested a range of firm values for SNET Cellular equal to $1,000 to $1,200 million.

     (d) SNET Long Distance. Salomon Smith Barney arrived at a firm value reference range for SNET Long Distance equal to $300 to $350 million.

     Long Distance Public Market Comparable Companies Analysis. Salomon Smith Barney compared certain financial information of SNET Long Distance with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison: AT&T Corporation, MCI Communications Corporation ("MCI"), Sprint Corporation, WorldCom, Inc., ACC Corporation, Excel Communications Inc., Frontier Corporation ("Frontier"), General Communications, Inc., LCI International Inc. ("LCI") and Tel-Save Holdings, Inc. Salomon Smith Barney reviewed, among other things, the multiples of firm value to LTM revenue and projected 1998 revenue. This analysis showed: multiples of firm value to LTM revenue ranging from 1.1x to 4.7x (median of 2.1x) and multiples of firm value to projected 1998 revenue ranging from 1.0x to 2.1x (median of 1.7x). The analysis above suggested a SNET Long Distance firm value range equal to $250 to $350 million (1.9x to 2.7x LTM revenues and 1.5x to 2.0x 1998 revenues).

     Long Distance Precedent Transactions Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected mergers and acquisitions of long distance companies, including: IXC Communications Inc.'s acquisition of Network Long Distance Inc.; Intermedia Communications Inc.'s acquisition of LDS Communication Group; Teleport Communications Group Inc.'s acquisition of ACC Corporation; WorldCom, Inc.'s acquisition of MCI; LCI's acquisition of USLD

Communications Corp.; Excel Communications Inc.'s acquisition of Telco Communication Group, Inc.; British Telecommunications plc's ("BT") proposed acquisition of MCI; ACC Corporation's acquisition of ACC TelEnterprises, Ltd.; Tel-Save Holdings, Inc.'s acquisition of TOTAL-TEL USA Communications, Inc.; LCI's acquisition of Teledial America, Inc. d/b/a U.S. Signal Corporation; Deutsche Telekom AG/France Telecom's investment in Sprint Corporation; Frontier's acquisition of Schneider Communications, Inc.; LCI's acquisition of Corporate Telemanagement Group Inc.; Frontier's acquisition of Enhanced Tele Management, Inc.; Frontier's acquisition of ALC Communications Corporation; Frontier's acquisition of American Sharecom, Inc.; Frontier's acquisition of WCT Communications, Inc.; LDDS Communications, Inc.'s ("LDDS") acquisition of Williams Telecommunications Group, Inc.; LDDS's acquisition of ACC Corporation; BT's investment in MCI; Metromedia Communications Corporation's acquisition of Resurgens Communications Group Inc. ("Resurgens"); LDDS's acquisition of Resurgens; BCE, Inc.'s investment in Mercury Communications; LDDS's acquisition of Advanced Telecommunications Corporation; Sprint Corporation's acquisition of GTE's interest in Spring Long Distance and Resurgens' acquisition of ComSystems, Inc. Salomon Smith Barney reviewed, among other things, the multiples of firm value to LTM revenue which ranged from 0.5x to 3.2x (median of 1.7x). The multiples paid in the 1997 transactions, excluding WorldCom's proposed acquisition of MCI, ranged from 1.8x to 2.8x (median of 2.2x). The analysis above suggested that the precedent transaction multiples were generally consistent with the public market trading benchmarks.

     Long Distance Discounted Cash Flow Analysis. In valuing SNET Long Distance based on a DCF analysis, Salomon Smith Barney applied a range of weighted average costs of capital equal to 11.0% to 12.0% and terminal multiples of Year 2000 EBITDA ranging from 6.0x to 8.0x. The DCF analysis suggested a range of firm values for SNET Long Distance equal to $290 to $375 million.

     Total SNET Valuation. The segment analysis resulted in (i) a range of firm values for SNET Telco equal to $2.7 billion to $3.1 billion, (ii) a range of firm values for SNET Directory equal to $900 to $1,100 million, (iii) a range of firm values for SNET Cellular equal to $1,000 to $1,200 million and (iv) a range of firm values for SNET Long Distance equal to $300 to $350 million. Based on these segment valuations, with certain adjustments for leveraged leases ($75 million) and net debt, Salomon Smith Barney arrived at a range of SNET values equal to $54.00 to $65.00 per share.

     (iv) SBC Segment Valuation Analysis. Salomon Smith Barney arrived at a range of values for SBC by separately valuing its local telecommunications business segment ("SBC Telco"), cellular business segment ("SBC Cellular"), directory business segment ("SBC Directory"), personal communications services business segment ("SBC PCS") along with certain investments.

     SBC Telco. Salomon Smith Barney arrived at a range of firm values equal to $43 to $52 billion based on a DCF analysis of the SBC Telco projections (through the Year 2000) prepared by SBC's management, adjusted to hold the EBITDA margins constant at 1997 levels. The DCF analysis was based on a range of weighted average costs of capital equal to 9% to 10% and a range of terminal multiples of Year 2000 EBITDA equal to 4.0x to 6.0x. If the projected EBITDA margin improvements are included, the margins increase from 42% to 53% (by the Year
2000) and the DCF value increases by $12 to $14 billion. The $43 to $52 billion range represents 5.2x to 6.3x 1997 EBITDA and 9.7x to 11.7x 1997 EBIT (these multiples are consistent with those of the Independent and RHC public comparables).

     SBC Cellular. Salomon Smith Barney arrived at a range of firm values equal to $10.7 to $12.0 billion (adjusted for SBC's ratio of net to gross POPs in consolidated markets of 88.9%) based on a DCF analysis of the SBC Cellular projections (through the Year 2000) prepared by SBC's management. The DCF analysis was based on a range of weighted average costs of capital equal to 11% to 12% and a range of terminal multiples of Year 2000 EBITDA equal to 7.0x to 9.0x. The $10.7 to $12.0 billion range represents 8.9x to 10.0x 1997 EBITDA and 7.6x to 8.5x 1998 EBITDA (these multiples are consistent with those of the Cellular Comparable Companies).

     SBC Directory. Salomon Smith Barney arrived at a range of firm values equal to $8.0 to $10.0 billion based on a DCF analysis of the SBC Directory projections (through the Year 2000) prepared by SBC's management, adjusted to hold the EBITDA margins constant at 1997 levels. The DCF analysis was based on a range of weighted average costs of capital equal to 9% to 10% and a range of terminal multiples of Year 2000 EBITDA equal to 8.0x to 10.0x. If the projected EBITDA margin improvements are included, the margins increase from 46% to 51% (by the Year 2000) and the DCF value increases by approximately $1.0 billion. The $8.0 to $10.0 billion range represents 8.2x to 10.3x 1997 EBITDA (these multiples are consistent with those of the Directory Comparable Companies).

     SBC PCS. Salomon Smith Barney compared certain financial information of SBC PCS with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison: Aerial Communications, Inc., Nextel Communications, Inc., Omnipoint Corporation ("Omnipoint") and PowerTel, Inc. ("PowerTel"). The best publicly traded comparables, Omnipoint and PowerTel, were trading at $28 and $30 per POP of license value, respectively. Based on the comparables and SBC's extensive wireless presence and operational experience, Salomon Smith Barney valued the SBC PCS operations at $30 to $40 per POP of license value for the 35.2 million A and B Block POPs and $15 to $20 per POP of license value for the 2.2 million POPs covered by 10 MHZ licenses ($1.7 to $2.1 billion of total value based on net PP&E of $645 million at 12/31/97).

     SBC Investments. Salomon Smith Barney valued the SBC investments at $6.264 million. The investments included: Telefonos de Mexico ($2.3 billion based on market prices), Cegetel of France ($1.4 billion based on the 1997 investment pricing), Telkom SA of South Africa ($756 million based on the historical cost) and Media Ventures ($637 million based on the sale price).

     Total SBC Valuation. Based on the segment valuations, with certain adjustments for the expected margin increases in the Telco and Directory segments (valued at 50% of the DCF value or $6.5 to $7.5 billion) along with the net debt and preferred stock, Salomon Smith Barney arrived at a range of SBC values equal to $66.00 to $80.00 per share (or $33 to $40 per share, after giving effect to the SBC Stock Split).

     (v) Implied Exchange Ratio. Based on the SNET private market reference range of $54.00 to $65.00 per share of SNET Common Stock on a stand-alone basis and the SBC public market reference range of $66.00 to $80.00 per share (or $33 to $40 per share, after giving effect to the SBC Stock Split) of SBC Common Stock on a stand-alone basis, Salomon Smith Barney arrived at a range of implied exchange ratios equal to 0.68 to 0.98 (or 1.36 to 1.96, after giving effect to the SBC Stock Split). Salomon Smith Barney noted that the high, low and average exchange ratios over the last three years was 0.93, 0.61 and 0.73, respectively (or 1.86, 1.22 and 1.46, respectively, after giving effect to the SBC Stock Split).

     (vi) Pro Forma Merger Consequences. Salomon Smith Barney analyzed certain pro forma effects on SBC for the 1998 through 2000 period resulting from the merger. This analysis, based upon plans prepared by the managements of SNET and SBC, showed 0.8% to 1.5% SBC EPS dilution (excluding the impact of any synergies). Salomon Smith Barney noted that SBC's funds from operations interest coverage, net cash flow to average debt and debt to total capitalization credit ratios would not materially change as a result of the transaction.

     The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the SNET Board. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

     In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of SNET or SBC. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the consideration to be received by holders of shares of SNET Common Stock in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

     Pursuant to an engagement letter dated January 18, 1996, and amended as of December 22, 1997, for purposes of the proposed Merger, SNET agreed to pay to Salomon Smith Barney a fee equal to 0.25% of the aggregate consideration (as defined in the engagement letter) payable in connection with the Merger contingent upon the consummation of the Merger and payable at the closing thereof. SNET also agreed, under certain circumstances, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with the Merger, and agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, including liabilities under the Federal securities laws, relating to or arising out of its engagement.

     Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the past, Salomon Smith Barney has rendered certain investment banking and financial advisory services to SNET and SBC for which Salomon Smith Barney received customary compensation. In addition, in the ordinary course of its business, Salomon Smith Barney may actively trade the securities of SNET and SBC for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with SBC and SNET. The SNET Board retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the Merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of SBC and SNET set forth under "-- Opinion of Salomon Smith Barney." To that extent, SBC and SNET claim the protection of the disclosure liability safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that the following important factors in addition to those discussed elsewhere herein and the documents incorporated by reference herein, could affect the future results of SBC and SNET and cause those results to differ materially from those expressed in such forward-looking statements: future regulatory conditions in both companies' operating areas, competition from others in the local service market, integration of the businesses, growth of SBC's and SNET's cellular businesses, the timing, extent, and profitability of SBC's entry into the long-distance market, growth in local access lines and general economic conditions.

TERMS OF THE MERGER

     At the Effective Time, Merger Sub shall be merged with and into SNET and the separate corporate existence of Merger Sub will thereupon cease. SNET will be the Surviving Corporation, will continue to be governed by the laws of the State of Connecticut and will become a wholly-owned subsidiary of SBC. The Merger Agreement provides that the restated certificate of incorporation of SNET (the "SNET Restated Certificate") as in effect immediately prior to the Effective Time will be amended as contemplated by the Merger Agreement and, as so amended, will be the certificate of incorporation of the Surviving Corporation and that the by-laws of SNET (the "SNET Bylaws") in effect at the Effective Time will be amended as contemplated by the Merger Agreement and, as so amended, will be the by-laws of the Surviving Corporation.

     Pursuant to the Merger Agreement, at the Effective Time, each share of SNET Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded SNET Common Stock) will be converted into 0.8784 of a share of SBC Common Stock (which equals 1.7568 shares of SBC Common Stock after giving effect to the SBC Stock Split), together with an appropriate number of corresponding SBC

Rights. The Merger Agreement further provides that at the Effective Time, all shares of SNET Common Stock will no longer be outstanding, will be cancelled and retired and shall cease to exist, and each Certificate formerly representing any shares of SNET Common Stock (other than Excluded SNET Common Stock) will thereafter represent only the right to receive the number of shares of SBC Common Stock into which such shares have been converted in accordance with the Exchange Ratio and the right, if any, to receive cash in lieu of fractional shares and any distribution or dividend on SBC Common Stock with a record date at or after the Effective Time. In addition, each share of SNET Common Stock issued and outstanding immediately prior to the Effective Time and owned directly by SBC, Merger Sub or SNET (other than shares held for third parties) will be cancelled and retired without payment of any consideration therefor and shall cease to exist. After the Effective Time, there will be no transfers on the stock transfer books of SNET of any shares of SNET Common Stock. Dissenting Shares will be cancelled and retired at the Effective Time and paid for in accordance with Section 33-865 of the CBCA.

     The Merger Agreement provides that in the event that prior to the Effective Time there is a change in the number of shares of SNET Common Stock or shares of SBC Common Stock or securities convertible or exchangeable into or exercisable for shares of SNET Common Stock or shares of SBC Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Exchange Ratio will be equitably adjusted to eliminate the effects of such event. In accordance with this provision, the Exchange Ratio has been adjusted to equal 1.7568 as a result of the SBC Stock Split.

     No fractional shares of SBC Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of SNET Common Stock who would otherwise have been entitled to receive a fractional share of SBC Common Stock in the Merger will be entitled to receive, in lieu thereof, cash (without interest) representing such holder's proportionate interest in a share of SBC Common Stock (rounded to the nearest one-hundredth of a share) based for the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, on the last trading day prior to the Effective Time.

CLOSING; EFFECTIVE TIME

     The Merger Agreement provides that the Closing will take place on the second business day after which the last to be fulfilled or waived of the conditions set forth in the Merger Agreement are satisfied or waived in accordance with the Merger Agreement, or on such other date as SBC and SNET may agree. As soon as practicable following the Closing, SNET and SBC will cause the Certificate of Merger to be signed, acknowledged and delivered for filing with the Secretary of the State of Connecticut as provided in Section 33-819 of the CBCA. The Merger will become effective at the Effective Time when the Certificate of Merger has become effective in accordance with the CBCA.

EXCHANGE OF SNET CERTIFICATES FOR SHARES OF SBC COMMON STOCK

     Procedures. The Merger Agreement provides that promptly after the Effective Time, the Surviving Corporation will cause an exchange agent selected by SBC with SNET's prior approval (the "Exchange Agent"), to mail to each holder of record of SNET Common Stock (other than holders of record of Excluded SNET Common Stock) (i) a letter of transmittal specifying that delivery will be effected, and that risk of loss and title to the Certificates formerly representing shares of SNET Common Stock will pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as SBC and SNET may reasonably agree, and (ii) instructions for surrendering the Certificates. Except as otherwise provided in the Merger Agreement, upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor (x) uncertificated shares of SBC Common Stock registered on the stock transfer books of SBC in the name of such holder ("Registered SBC Shares") or, at the election of such holder, a certificate, representing that number of whole shares of SBC Common Stock that such holder is entitled to receive, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-

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

stock dividends and any other dividends or other distributions that such holder has the right to receive. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Procedures relating to the exchange of uncertificated shares of SNET Common Stock for the Merger Consideration will also be described in such letter of transmittal. Certain additional requirements and procedures set forth in such letter of transmittal will apply if SBC Common Stock is to be issued (i) to a transferee of SNET Common Stock that is not registered in the transfer records of SNET or (ii) in a name other than that in which the Certificate surrendered in exchange therefor is registered.

     Distributions with Respect to Unexchanged Shares; Voting. The Merger Agreement provides that whenever a dividend or other distribution is declared by SBC in respect of SBC Common Stock, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all shares issuable pursuant to the Merger Agreement and includes procedures for the payment thereof. The Merger Agreement provides that for purposes of dividends or other distributions in respect of shares of SBC Common Stock, all shares of SBC Common Stock to be issued pursuant to the Merger will be deemed issued and outstanding as of the Effective Time. However, the Merger Agreement further provides that no dividends or other distributions in respect of the SBC Common Stock will be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with the terms of the Merger Agreement. In addition, the Merger Agreement provides that holders of unsurrendered Certificates will be entitled to vote after the Effective Time at any meeting of shareholders of SBC with a record date at or after the Effective Time the number of whole shares of SBC Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

DISSENTERS' RIGHTS OF APPRAISAL

     The Merger Agreement provides that no Dissenting Shareholder will be entitled to shares of SBC Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to the terms of the Merger Agreement unless and until the holder thereof has failed to perfect or has effectively withdrawn or lost such holder's right to dissent from the Merger under the CBCA, and any Dissenting Shareholder will be entitled to receive only the payment provided by Section 33-865 of the CBCA with respect to shares of SNET Common Stock owned by such Dissenting Shareholder. The Merger Agreement also provides that if any person who would otherwise be deemed a Dissenting Shareholder has failed properly to perfect or has effectively withdrawn or lost the right to dissent with respect to any shares of SNET Common Stock, such shares will thereupon be treated as though such shares had been converted into shares of SBC Common Stock pursuant to the terms of the Merger Agreement and any cash in lieu of fractional shares, dividends or other distributions as provided in the Merger Agreement. See "Dissenters' Rights of Appraisal."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of SNET, SBC and Merger Sub, certain of which are qualified as to materiality and certain of which are subject to certain exceptions disclosed to the other such party by SNET or SBC, as the case may be. SNET represents and warrants to SBC and Merger Sub, and SBC (on behalf of itself and Merger Sub) represents and warrants to SNET regarding the following matters, among others: (i) its corporate existence, its and its Subsidiaries' foreign qualifications and power and authority to own and operate its properties and assets and to carry on its business, (ii) the notices, reports or other filings that are required to be made by it to or with, and the consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity (each a "Governmental Entity"), in connection with the execution and delivery of the Merger Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement, including those notifications, filings and approvals required to made pursuant to the HSR Act, or obtained from the FCC, the DPUC and PUCs (those required to be made or obtained by SBC, being "SBC Required Consents" and those required to be made or obtained by SNET, being "SNET Required Consents"), (iii) that the execution, delivery and performance of the Merger Agreement and the Stock Option Agreement will not contravene its certificate of incorporation and the comparable governing instruments of its "Significant Subsidiaries" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Exchange Act), contracts pursuant to which it and its Subsidiaries are parties and governmental or non-governmental permits or licenses to which it or any of its Subsidiaries is subject, (iv) its financial statements and filings with the SEC, the FCC, the DPUC and various PUCs, (v) the conduct of its and its Subsidiaries' businesses and the absence of certain changes to its and its Subsidiaries' businesses since December 31, 1996, (vi) pending or known threatened civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings and its obligations or liabilities, whether or not accrued, contingent or otherwise, (vii) the absence of actions, facts or circumstances, that would prevent SBC from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, (viii) tax matters, (ix) compliance with laws and necessary permits and the absence of investigations and reviews of it by any Governmental Entity, (x) its capitalization, (xi) corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Stock Option Agreement, and approval of the transactions contemplated thereby by its board of directors and (xii) the absence of any liability to any undisclosed person for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in the Merger Agreement and the Stock Option Agreement.

     SNET has also made additional representations and warranties in the Merger Agreement, certain of which are qualified as to materiality and certain exceptions disclosed by SNET to SBC, including representations and warranties regarding the following matters, among others: (i) its compensation and benefit plans and other employee benefits matters, (ii) the applicability of and actions taken with respect to certain anti-takeover statutes and other provisions of the CBCA, (iii) environmental matters, (iv) labor matters, (v) amendments to the SNET Rights Agreement (see "Comparison of Certain Rights of Shareholders of SBC and SNET -- Rights Plans -- SNET"), (vi) intellectual property matters and (vii) the absence of any payments to any of the officers and employees of SNET that would be subject to the deduction limitations under Section 280G of the Code.

     As used in the Merger Agreement, "Subsidiary" means, with respect to SNET, SBC or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

CERTAIN COVENANTS

     Interim Operations. Pursuant to the Merger Agreement, SNET has agreed as to itself and its Subsidiaries that, after the date of the Merger Agreement and prior to the Effective Time, except as expressly contemplated by the Merger Agreement or as required by applicable law or unless SBC otherwise approves in writing: (i) its and its Subsidiaries' businesses will be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries will use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates; (ii) it will not (A) amend its certificate of incorporation or by-laws or amend, modify or terminate the SNET Rights Agreement; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than per share regular quarterly cash dividends not in excess of $0.44 per share of SNET Common Stock; or (D) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries (other than its Employee Stock Ownership Plan (as defined in the Merger Agreement)) to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; (iii) neither it nor any of its Subsidiaries will knowingly take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties contained in the Merger Agreement to become untrue in any material respect; (iv) neither it nor any of its Subsidiaries will terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any SNET Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (A) for grants or awards to it and its Subsidiaries' directors, officers and employees under existing SNET Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (B) in the normal and usual course of business (which, the Merger Agreement provides, includes normal periodic performance reviews and related compensation and benefit increases and the provision of individual grants or awards under existing SNET Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees and the adoption of SNET Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (C) for actions necessary to satisfy existing contractual obligations under SNET Compensation and Benefit Plans existing as of the date of the Merger Agreement; (v) neither it nor any of its Subsidiaries will issue any preferred stock or incur any indebtedness for borrowed money (other than indebtedness incurred solely for the purpose of funding the Escrow Account (as defined in the Merger Agreement) in order to pay all Dissenting Shareholders who satisfy all applicable requirements under the CBCA or the replacement or refinancing of existing short-term indebtedness) or guarantee any such indebtedness if it should reasonably anticipate that as a result of such incurrence any of its or any of its Subsidiaries' outstanding senior indebtedness would be rated lower than A by Standard & Poor's; (vi) neither it nor any of its Subsidiaries will make any capital expenditures in any calendar year in an aggregate amount in excess of the aggregate amount reflected in its capital expenditure budget for such year, plus $100 million; (vii) except as otherwise contemplated by the Merger Agreement, neither it nor any of its Subsidiaries will issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except the option granted under the Stock Option Agreement, options outstanding on the date of the Merger Agreement under its incentive stock option plans (the "Stock Plans"), awards of options and restricted stock granted hereafter under the Stock Plans in the ordinary course of business in accordance with the Merger Agreement and shares issuable pursuant to such options and awards; (viii) neither it nor any of its Subsidiaries will spend in excess of $50 million in any calendar year to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition); (ix) neither it nor its Subsidiaries will enter any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business or enter into or extend any telecommunications business outside the geographic areas served by it and its Subsidiaries as of the date of the Merger Agreement; and (x) neither it nor any of its Subsidiaries will agree prior to the Effective Time to do any of the foregoing after the Effective Time. In addition, SNET has agreed to notify SBC in advance of any issuance by SNET or any of its Subsidiaries of any long-term debt or preferred stock.

     Pursuant to the Merger Agreement, SBC has agreed as to itself and its Subsidiaries that, after the date of the Merger Agreement and prior to the Effective Time, except as expressly contemplated by the Merger Agreement or as required by applicable law or unless SNET otherwise approves in writing: (i) it will not (A) amend its certificate of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated by the Merger Agreement; (B) declare, set aside or pay any dividend or other distribution payable in cash or property (other than SBC Common Stock) in respect of any capital stock, other than per share regular quarterly cash dividends; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions or in connection with SBC's stock and stock option plans (the "SBC Stock Plans"), any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock; (ii) neither it nor any of its Subsidiaries will knowingly take any action that would prevent the Merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in the Merger Agreement to become untrue in any material respect; and (iii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     Acquisition Proposals. Pursuant to the Merger Agreement, SNET has agreed that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors will, and that it will direct and use its best efforts to cause its and its Subsidiaries' representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Acquisition Proposal. SNET has further agreed that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors will, and that it will direct and use its best efforts to cause its and its Subsidiaries' representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Merger Agreement does not, however, prevent SNET or the SNET Board from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) making any disclosure to SNET's shareholders if, in the good faith judgment of the SNET Board, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with, or providing any information to, any person in response to a bona fide written Acquisition Proposal by any such person received after the date of the Merger Agreement that was not solicited by SNET after the date of the Merger Agreement; or (D) recommending such an Acquisition Proposal to the shareholders of SNET if and only to the extent that, in such cases referred to in clauses (C) or (D), the SNET Board concludes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is a Superior Proposal.

     In addition, pursuant to the Merger Agreement, SNET has agreed to notify SBC promptly if any of the inquiries, proposals or offers referred to in the previous paragraph are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of SNET's representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter to keep SBC informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

     Information Supplied. The Merger Agreement provides that SNET and SBC each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, and this Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to SNET shareholders and at the time of the Special Meeting, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Special Meeting. SNET has agreed in the Merger Agreement to take all action necessary to convene the Special Meeting as promptly as practicable after the Registration Statement of which this Proxy Statement/Prospectus forms a part is declared effective. SNET has further agreed that unless the SNET Board determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, the SNET Board will recommend approval of the Merger Agreement and the Merger.

CERTAIN REGULATORY FILINGS AND APPROVALS

     Pursuant to the Merger Agreement, each of SNET and SBC has agreed to cooperate with the other and use (and cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the Merger Agreement and the Stock Option Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement as soon as practicable after the execution of the Merger Agreement, including preparing and filing as promptly as practicable after the date of the Merger Agreement all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement. However, the Merger Agreement also provides that the terms of the Merger Agreement do not require that either SBC or SNET proffer, or agree to, any concession to any Governmental Entity if (i) such concession is reasonably likely to have a Material Adverse Effect on SNET following the Effective Time or (ii) such concession is reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (with materiality for this purpose being determined with reference to the total enterprise value of SNET and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by it).

     As used herein and in the Merger Agreement, "Material Adverse Effect", generally, means, with respect to any person, a material adverse effect on the total enterprise value of such person and its Subsidiaries, taken as a whole, other than effects or changes resulting from the execution of the Merger Agreement or the announcement thereof or relating to (I) the telecommunications industry generally, (II) the national economy generally or (A) with respect to SBC only, the economy of the southwestern United States and California, taken together, generally or (B) with respect to SNET only, the economy of New England generally or (III) the securities markets generally.

  HSR

     Under the HSR Act and the rules promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have been satisfied. SBC and SNET each filed a Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC on January 22, 1998. The HSR Act waiting period will expire on February 21, 1998 (30 days after notification). At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including requesting additional information about the Merger, thereby extending the waiting period, and seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of SBC or SNET. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

  FCC

     Before the Merger can be consummated, SBC and SNET must obtain the approval of the FCC pursuant to the Communications Act for transfer of control from SNET to SBC of certain FCC licenses and authorizations held by certain of SNET's Subsidiaries. These licenses and authorizations include various microwave authorizations currently held by SNET's local exchange and cellular operations, numerous cellular authorizations, authorizations to provide long distance service and other authorizations used in connection with the businesses of such Subsidiaries. The FCC is expected to evaluate whether SBC is qualified to control SNET and whether the public interest, convenience, and necessity will be served by the transfer of control that will be effected upon consummation of the Merger. SBC and SNET intend to file transfer of control applications with the FCC that will seek the FCC's approval to transfer the above-described FCC licenses and authorizations. SBC and SNET believe that these applications will demonstrate compliance with the FCC's standards. There can be no assurance that the requisite FCC approvals will be obtained or that they will be obtained in a timely manner. In addition, there can be no assurance that such approvals will not include conditions that will result in the abandonment of the Merger.

  DPUC

     The Public Service Companies are subject to the jurisdiction of the DPUC as public service companies as defined under Connecticut law. The Southern New England Telephone Company and the Woodbury Telephone Company are public service companies because they are "telephone companies" providing "noncompetitive" or "emerging competitive" telecommunications services, as such terms are defined under Connecticut law. SNET Personal Vision, Inc. is a public service company due to its provision of cable television service in Connecticut. SBC and the Public Service Companies and, if required, SNET intend to file the DPUC Application with the DPUC requesting its authorization (i) if required, pursuant to Section 16-43 of the Connecticut general statutes authorizing a public service company to merge indirectly with another company and (ii) pursuant to
Section 16-47 thereof authorizing SBC to indirectly control the Public Service Companies and to directly control their parent holding company, SNET. In analyzing the transfer of control under Section 16-47, the DPUC will take into consideration the financial, technological and managerial suitability and responsibility of SBC, the ability of the Public Service Companies to provide safe, adequate and reliable service to the public through such companies' plant, equipment and operations assuming the DPUC Application is approved and, with respect to the telephone operating Subsidiaries only, the effect of the approval on the location and accessibility of management and operations and on the proportions and number of state resident employees in Connecticut. In analyzing the Section 16-43 indirect merger, the DPUC will follow a public interest standard, expected to be based on the same types of considerations as the Section 16-47 analysis.

     Not later than 30 business days after the filing of the DPUC Application, the DPUC must give the applicants notice of a public hearing. Pursuant to the provisions of Section 16-47, the public hearing is required to begin not later 30 business days after that filing. Furthermore, the DPUC is required to issue its determination on the DPUC Application as soon as practicable but not later than 120 days after the filing of the application unless the applicants agree to an extension. Such an extension may occur.

     SBC and SNET believe that the DPUC Application will demonstrate compliance with Section 16-43 and Section 16-47. Oppositions to the DPUC Application are expected to be filed by various parties. The Office of Consumer Counsel, the statutory representative of Connecticut utility consumer interests, is expected to be designated as a party to the DPUC proceeding. SBC and SNET will file written testimony regarding the requirements of Section 16-43 and Section 16-47. The parties will conduct discovery, and hearings will be held on the DPUC Application. There can be no assurance that the requisite DPUC approvals will be obtained or that they will be obtained in a timely manner. In addition, there can be no assurance that such approvals will not include conditions that will result in the abandonment of the Merger.

  State PUCs

     SNET is authorized to provide interexchange services in 47 states. For the majority of these states outside of Connecticut, these authorizations have been utilized solely to provide calling card services to SNET's Connecticut based customers traveling in the respective states. SNET does, however, provide long distance service to a small number of customers in the states of California, Nevada, Texas, Missouri and Kansas where SBC is an incumbent local exchange carrier as defined by the Telecomunications Act of 1996. SNET may be required to modify or withdraw its interexchange authorizations in the states of California, Nevada, Texas, Missouri, Kansas, Arkansas and Oklahoma depending upon the status of SBC's efforts to obtain authority to provide long distance service in these states. Furthermore, authorizations may be required from a number of other states to allow SNET to transfer its existing long distance authorizations to SBC.

STOCK EXCHANGE LISTING AND DE-LISTING

     SBC has agreed to use its best efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Merger Agreement provides that the Surviving Corporation will use its best efforts to cause the shares of SNET Common Stock to be de-listed from the NYSE and the PSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

EMPLOYEE BENEFITS

     Stock Options. The Merger Agreement provides that at the Effective Time, each SNET Option under the Stock Plans, whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such SNET Option, after giving effect to any provisions requiring vesting of any SNET Options as a result of the transactions contemplated by the Merger Agreement, a Substitute Option at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of SNET Common Stock otherwise purchasable pursuant to such SNET Option divided by (z) the number of full shares of SBC Common Stock underlying such Substitute Option. The Merger Agreement further provides that no later than five business days after the Effective Time SBC is obligated to register under the Securities Act on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of SBC Common Stock issuable pursuant to all Substitute Options.

     Benefit Plans. The Merger Agreement provides that for at least two years after the Effective Time, SBC will cause the Surviving Corporation to provide or cause to be provided to employees of SNET and its Subsidiaries compensation and benefit plans that are no less favorable, in the aggregate, than the existing SNET Compensation and Benefit Plans. However, the Merger Agreement provides that if during this period SBC implements any widespread increase or decrease in benefits under compensation and benefit plans or in the cost thereof to participants under compensation and benefit plans applicable to employees of SBC and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), the Surviving Corporation will proportionately adjust the benefits under the SNET Compensation and Benefit Plans or the cost thereof to participants, and with respect to employees who are subject to collective bargaining, all benefits will be provided in accordance with the applicable collective bargaining agreement.

EXPENSES

     Except as otherwise provided in the Merger Agreement with respect to transfer taxes and the Termination Fee, the Merger Agreement provides that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the Registration Statement and printing and mailing this Proxy Statement/Prospectus and the Registration Statement and the filing fee under the HSR Act will be shared equally by SBC and SNET.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     The Merger Agreement provides that, from and after the Effective Time, SBC will indemnify and hold harmless each Indemnified Party against any costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that SNET would have been permitted under Connecticut law and its certificate of incorporation or bylaws in effect on the date of the Merger Agreement to indemnify such person (and SBC will also advance expenses as incurred to the fullest extent permitted under applicable law, if the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

     The Merger Agreement also provides that SBC or the Surviving Corporation will maintain D&O Insurance with coverage in amount and scope at least as favorable as SNET's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time. However, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of the Current Premium, in each case during such six year period, SBC or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

DIVIDENDS

     The Merger Agreement provides that SNET will coordinate with SBC the declaration, setting of record dates and payment dates of dividends on shares of SNET Common Stock so that holders of SNET Common Stock do not receive dividends on both SNET Common Stock and SBC Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either SNET Common Stock or SBC Common Stock received in the Merger in respect of any calendar quarter.

SBC BOARD OF DIRECTORS FOLLOWING THE MERGER

     SBC has agreed pursuant to the Merger Agreement that at the Effective Time SBC will increase the size of the SBC Board by one member. The SBC Board will, in consultation with the Chief Executive Officer of SNET, select from among the members of the SNET Board a nominee for such additional directorship and the SBC Board will appoint such person to the SBC Board as of the Effective Time. Such person will serve in the director group determined in accordance with the SBC Bylaws.

CONDITIONS

     The respective obligations of SNET, SBC and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (a) the Merger having been duly approved by the requisite vote of holders of SNET Common Stock; (b) the shares of SBC Common Stock issuable to the shareholders of SNET pursuant to the Merger Agreement having been approved for listing on the NYSE subject to official notice of issuance; (c) the waiting period applicable to the consummation of the Merger under the HSR Act having expired or been terminated and all material SNET Required Consents and SBC Required Consents from or with the FCC, the DPUC or any other Governmental Entity having been made or obtained pursuant to a Final Order (as defined below) free of any conditions adverse to SNET or SBC (other than conditions that (i) are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on SNET following the Effective Time, or (ii) are not reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (the Merger Agreement provides that for this purpose materiality is determined with reference to the total enterprise value of SNET and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by
it)); (d) no Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order, and none of the DOJ, the FTC, the FCC or the DPUC having instituted any proceeding or threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order; and (e) the Registration Statement having become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued, and no proceedings for that purpose having been initiated or threatened by the SEC.

     For purposes of the Merger Agreement, "Final Order" means an action or decision that has been granted as to which (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designed by statute or regulation has passed,
(b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) none of the FCC, the DPUC or any other Governmental Entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (a), (b), (c) or (d) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in any such case in a manner which would have a Material Adverse Effect on SBC or SNET following the Effective Time).

     The Merger Agreement provides that the obligations of SBC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by SBC at or prior to the Effective Time of the following conditions: (a) the representations and warranties of SNET set forth in the Merger Agreement (i) to the extent qualified by Material Adverse Effect, being true and correct and (ii) to the extent not qualified by Material Adverse Effect, being true and correct, except that for purposes of clause (ii) the condition will be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on SNET, in each case (i) and (ii), as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date, except in each case (i) and (ii) to the extent such representations and warranties speak as of specified date in which case such representations and warranties must be true and correct as of such specified date, and SBC having received a certificate signed on behalf of SNET by an executive officer of SNET to such effect; (b) SNET having performed all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and SBC having received a certificate signed on behalf of SNET by an executive officer of SNET to such effect; (c) SBC having received the opinion of Sullivan & Cromwell, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and SNET will be a party to that "reorganization" within the meaning of Section 368(b) of the Code; (d) the number of Dissenting Shares having not exceeded 9% of the aggregate number of shares of SNET Common Stock outstanding immediately prior to the Effective Time (this condition will be deemed to be waived by SBC if the condition set forth in clause (e) below is deemed to be waived); and (e) SBC having received a letter from its independent public accounting firm to the effect that the Merger will qualify for "pooling of interests" accounting treatment (this condition will be deemed to be waived by SBC if SBC's independent accounting firm fails to deliver such letter solely as a result of one or more SBC Pooling Actions).

     For purposes of the Merger Agreement, "SBC Pooling Action" means (i) any action taken by SBC or any of its Subsidiaries after the date of the Merger Agreement that would prevent the Merger from qualifying for "pooling of interests" accounting treatment if any of the executive officers of SBC actually knew or, after appropriate inquiry, should have known that such action would prevent the Merger from qualifying for "pooling of interests" accounting treatment, (ii) the escrow arrangements relating to Dissenting Shares provided in the Merger Agreement, if SNET's obligation to make such arrangements has not been waived by SBC in accordance with the Merger Agreement, and (iii) any condition existing on the date hereof which, with reference only to SBC and its Subsidiaries, would prevent the Merger from qualifying for "pooling of interests" accounting treatment under the currently published and effective guidelines and interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the SEC relating to "pooling of interests" accounting treatment.

     The Merger Agreement further provides that the obligation of SNET to effect the Merger is also subject to the satisfaction or waiver by SNET at or prior to the Effective Time of the following conditions: (a) the representations and warranties of SBC set forth in the Merger Agreement (i) to the extent qualified by Material Adverse Effect, being true and correct and (ii) to the extent not qualified by Material Adverse Effect, being true and correct, except that for purposes of clause (ii) the condition will be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on SBC, in each case (i) and
(ii), as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date, except in each case (i) and (ii) to the extent such representations and warranties speak as of specified date in which case such representations and warranties must be true and correct as of such specified date, and SNET having received a certificate signed on behalf of SBC and Merger Sub by an executive officer of SBC to such effect; (b) each of SBC and Merger Sub having performed all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and SNET having received a certificate signed on behalf of SBC and Merger Sub by an executive officer of SBC to such effect; and (c) SNET having received the opinion of Cravath, Swaine & Moore, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and SNET will be a party to that "reorganization" within the meaning of
Section 368(b) of the Code.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of SNET at the Special Meeting, by mutual written consent of SNET and SBC, by action of their respective boards of directors. Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the SBC Board or the SNET Board if (i) the Merger has not been consummated by the Termination Date, whether such date is before or after the date of approval by the shareholders of SNET (provided, however, that if SNET or SBC determines that additional time is necessary in connection with obtaining a SNET Required Consent or a SBC Required Consent from or with the FCC, the DPUC or any other Governmental Entity, the Termination Date may be extended by SNET or SBC from time to time by written notice to the other party to a date no later than the Extended Termination Date) unless the party seeking to terminate the Merger Agreement has breached in any material respect its obligations under the Merger Agreement in any manner that has proximately contributed to the failure of the Merger to be consummated, (ii) the approval of the shareholders of SNET required by the Merger Agreement has not been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable (whether before or after the approval by the shareholders of SNET).

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of SNET at the Special Meeting, by action of the SNET Board: (a) if (i) SNET has not willfully breached any of the terms of the Merger Agreement in a manner resulting in failure of a condition to closing under the Merger Agreement relating to either the representations and warranties of SNET or the performance of its obligations under the Merger Agreement, (ii) the SNET Board approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and SNET notifies SBC in writing that it wishes to enter into such agreement, (iii) SBC does not make, within five business days of receipt of SNET's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the SNET Board believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of SNET as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from either the terms and conditions of the Merger Agreement or the terms and conditions of the proposed agreement for such Superior Proposal and (iv) SNET prior to such termination pays to SBC the Termination Fee in immediately available funds or (b) if there has been a breach by SBC or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement which (i) would result in a failure of a condition relating to either the representations and warranties of SBC or the performance of its obligations under the Merger Agreement and (ii) cannot be cured prior to the Extended Termination Date. SNET has agreed in the Merger Agreement to notify SBC promptly if its desire to enter into a written agreement referred to in its notification described in clause (a)(iii) above shall change at any time after giving such notification.

     In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the SBC Board if
(i) the SNET Board withdraws or adversely modifies its approval or recommendation of the Merger Agreement or fails to reconfirm its recommendation of the Merger Agreement within ten business days after a written request by SBC to do so (provided that such a request is made after the SNET Board has taken certain actions relating to an Acquisition Proposal and such Acquisition Proposal has not been rejected by the SNET Board or withdrawn), (ii) there has been a breach by SNET of any representation, warranty, covenant or agreement contained in the Merger Agreement which (A) would result in a failure of a condition relating to either the representations and warranties of SNET or the performance of its obligations under the Merger Agreement and (B) cannot be cured prior to the Extended Termination Date or (iii) if SNET or any of its representatives takes any of the actions that would be proscribed by the non-solicitation provisions of the Merger Agreement described above under "-- Certain Covenants -- Acquisition Proposals" but for the exception described therein allowing certain actions to be taken in response to a bona fide written unsolicited Superior Proposal.

CERTAIN TERMINATION FEES

     The Merger Agreement provides that in the event that (i) after the date of the Merger Agreement a bona fide Acquisition Proposal with respect to SNET or any Subsidiary of SNET that was not solicited by SNET after the date of the Merger Agreement shall have been made to SNET or any of its Subsidiaries and made known to shareholders generally or shall have been made directly to shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal with respect to SNET or any Subsidiary of SNET and such Acquisition Proposal or announced intention has not been withdrawn prior to the Special Meeting and thereafter the Merger Agreement is terminated by either

SBC or SNET because the shareholders of SNET failed to approve the Merger Agreement and within nine months after such termination SNET enters into an agreement to consummate a transaction that would constitute an Acquisition Proposal within the meaning of such term in the Merger Agreement or (ii) the Merger Agreement is terminated (x) by SNET pursuant to the terms of the Merger Agreement permitting it to terminate in order to enter into an agreement concerning a transaction that constitutes a Superior Proposal or (y) by SBC pursuant to the provisions of the Merger Agreement permitting it to terminate
(A) because the SNET Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement, (B) because of a willful and intentional breach of the non-solicitation provisions of the Merger Agreement described above under "-- Certain Covenants -- Acquisition Proposals" or (C) because SNET or any of its representatives has taken any of the actions that would be proscribed by the non-solicitation provisions of the Merger Agreement described above under "-- Certain Covenants -- Acquisition Proposals" but for the exception described therein allowing certain actions to be taken in response to a bona fide written unsolicited Superior Proposal, then SNET will promptly, but in no event later than two days after the date of such termination or, in the case of a termination pursuant to a failure of the shareholders to approve the Merger Agreement (assuming that the Termination Fee is otherwise payable), two days after SNET enters into an agreement to consummate a transaction that would constitute an Acquisition Proposal within the meaning of such term in the Merger Agreement, pay SBC a Termination Fee of $125 million, which amount will be exclusive of any expenses to be paid pursuant to the Merger Agreement. The Merger Agreement provides that solely for purposes of determining if a Termination Fee is payable, the term "Acquisition Proposal" has the meaning otherwise assigned to such term in the Merger Agreement, except that references to "15%" in the definition of "Acquisition Proposal" in the Merger Agreement are deemed to be references to 35% and the reference in such definition to various Subsidiaries of SNET are deemed to be a reference to The Southern New England Telephone Company.

THE STOCK OPTION AGREEMENT

     Concurrently with the execution of the Merger Agreement, SBC and SNET also entered into the Stock Option Agreement. The following description of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, which is attached as Annex B to this Proxy Statement/Prospectus.

     Pursuant to the Stock Option Agreement, SNET granted SBC an unconditional, irrevocable option (the "Option") to purchase, subject to the terms thereof, up to 13,266,587 (subject to possible adjustment as provided therein) fully paid and nonassessable shares of SNET Common Stock at a price per share in cash equal to $65.00 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of SNET Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of SNET Common Stock issued or issuable under the Option). The Stock Option Agreement provides that SBC may exercise the Option, in whole or in part, by delivering a written notice thereof (in accordance with the terms of the Stock Option Agreement) within 90 days following the occurrence of a Triggering Event (as defined below), unless the Effective Time has occurred prior to such Triggering Event. The Option will terminate upon either (i) the occurrence of the Effective Time or (ii) the close of business on the earlier of
(x) the day 90 days after the date that SBC becomes entitled to receive the Termination Fee and (y) the date that SBC is no longer potentially entitled to receive the Termination Fee, in each case under the Merger Agreement. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the Merger Agreement. Certain provisions of the Stock Option Agreement could have the effect of discouraging persons who now or prior to the Effective Time might be interested in acquiring all or a significant interest in SNET from considering or proposing such an acquisition and would likely increase the cost to the acquiror of any such acquisition.

     For purposes of the Stock Option Agreement, a "Triggering Event" will be deemed to have occurred if the Merger Agreement is terminated and SBC then or thereafter becomes entitled to receive the Termination Fee in accordance with the Merger Agreement.

     Pursuant to the Stock Option Agreement, if SBC is entitled to and wishes to exercise the Option, it has agreed to send SNET a written notice (the date of which is referred to as the "Notice Date") specifying (i) the total number of shares of SNET Common Stock that it will purchase pursuant to such exercise and
(ii) a place and date (an "Option Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase. However, the Stock Option Agreement provides that if a filing is required under the HSR Act, or prior notification to or approval of the FCC, the DPUC or any other Governmental Entity is required in connection with such purchase, SBC or SNET, as the case may be, has agreed to promptly after the giving of such notice file the required notice or application for approval and expeditiously process the same. The period of time referred to in clause (ii) above will commence on the date on which SBC furnishes to SNET a supplemental written notice setting forth the Option Closing Date, which SBC is required to furnish as promptly as practicable after all required notification periods have expired or been terminated and all required approvals have been obtained and all requisite waiting periods have expired. Each of SBC and SNET has agreed to use all reasonable efforts to cooperate with and provide information to SNET or SBC, as the case may be, for the purpose of any required notice or application for approval.

     The Stock Option Agreement further provides that following the occurrence of a Triggering Event but prior to the termination of the Option (i) at the request of SBC, SNET will repurchase the Option in whole or in part, at a price equal to the number of shares of SNET Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined in the Stock Option Agreement)) multiplied by the amount by which the "market/offer price" (as defined below) exceeds the Option Price, and (ii) at the request of SBC, SNET will repurchase such number of shares of SNET Common Stock from SBC as SBC designates in the Repurchase Notice at a price equal to the number of shares designated multiplied by the market/offer price. For purposes of the Stock Option Agreement, the term "market/offer price" means the highest of (x) the price per share of SNET Common Stock at which a tender or exchange offer for SNET Common Stock has been made,
(y) the price per share of SNET Common Stock to be paid by any third party pursuant to an agreement with SNET and (z) the highest closing price for shares of SNET Common Stock on the NYSE (or, if the SNET Common Stock is not then listed on the NYSE, any other national securities exchange or automated Quotation system on which the SNET Common Stock is then listed or quoted) within the six-month period immediately preceding the delivery of the Repurchase Notice.

     In addition, the Stock Option Agreement provides that, notwithstanding any other provision of the Stock Option Agreement, in no event will SBC's Total Profit (as defined below) plus any Termination Fee paid to SBC exceed in the aggregate $175 million and, if it otherwise would exceed such amount, SBC, at its sole election, is required to (a) reduce the number of shares of SNET Common Stock subject to the Option, (b) deliver to SNET for cancellation Option Shares (as defined in the Stock Option Agreement) previously purchased by SBC, (c) pay cash to SNET, or (d) any combination thereof, so that SBC's actually realized Total Profit plus the Termination Fee so paid to SBC does not exceed $175 million after taking into account the foregoing actions. For purposes of the Stock Option Agreement, "Total Profit" means the aggregate amount (before taxes) of the following: (i) (x) the amount received by SBC pursuant to SNET's repurchase of the Option (or any portion thereof) or any Option Shares, less, in the case of any repurchase of Option Shares, (y) SBC's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts received by SBC pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) SBC's purchase price of such Option Shares, and (iii) the net cash amounts received by SBC on the transfer of the Option (or any portion thereof) to any unaffiliated party.

     The Stock Option Agreement also provides that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as described below) which, together with any Termination Fee theretofore paid to SBC, would exceed $175 million. For purposes of the Stock Option Agreement, the term "Notional Total Profit" with respect to any number of shares as to which SBC may propose to exercise the Option will be the Total Profit determined as of the date of such proposal assuming that the Option was exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by SBC and its affiliates as of such date, were sold for cash at the closing market price for SNET Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

RESALE OF SBC COMMON STOCK

     The shares of SBC Common Stock issuable to shareholders of SNET in connection with the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of SNET prior to the date of the Special Meeting, or SBC following the Effective Time, as that term is defined in the rules under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with SNET at the time of the Special Meeting or SBC following the Effective Time. Shares of SBC Common Stock received by those shareholders of SNET who are deemed to be "affiliates" of SNET may be resold without registration as provided for by Rules 144 or 145, or as otherwise permitted, under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of SBC Common Stock received by affiliates of SNET in the Merger or by certain of their family members or related interests.

     Pursuant to the Merger Agreement, each of SNET and SBC has agreed to deliver to the other a letter identifying all persons whom such company believes to be, as of the date of the Special Meeting, "affiliates" of such company for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method and, in the case of "affiliates" of SNET, for purposes of Rule 145 under the Securities Act. Each of SNET and SBC has agreed to use all reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SBC prior to the date of the Special Meeting a written agreement in the appropriate form as attached to the Merger Agreement (in the case of affiliates of SNET, a "SNET Affiliates Letter" and, in the case of affiliates of SBC, a "SBC Affiliates Letter"). The provisions of the SNET Affiliates Letter restrict certain sales of securities of SBC by such affiliates of SNET prior to and following the Effective Time and sales of securities of SNET at certain times prior to the Effective Time. The provisions of the SBC Affiliates Letter restrict sales of securities of SBC by affiliates of SBC at certain times prior to and following the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of SNET's Board, shareholders should be aware that certain members of management of SNET and of the SNET Board have certain interests in the Merger that are in addition to the interests of shareholders generally and which may create potential conflicts of interest.

     Board of Directors following the Merger. SBC has agreed pursuant to the Merger Agreement that at the Effective Time, SBC will increase the size of the SBC Board by one member. The SBC Board will, in consultation with the Chief Executive Officer of SNET, select from among the members of the SNET Board a nominee for such additional directorship and the SBC Board will appoint such person to the SBC Board as of the Effective Time. Such person will serve in the class of directors determined in accordance with the SBC Bylaws.

     Severance Agreements. Severance agreements (the "Severance Agreements") have been entered into with certain executives of SNET designed to afford these executives limited employment and compensation protection in the event of a substantial change in ownership of SNET. SNET has agreed to continue to employ the affected executives for a period of two years following such a change in ownership, and, in the event of termination of the executive's employment during that period by SNET without "cause" (as defined in the Severance Agreements) or by the executive under certain circumstances, to pay severance benefits equal to two times the executive's salary and incentive compensation (reduced, if applicable, by certain severance plan and bonus payments), together with certain cash payments for pension and defined contribution plan benefits and contributions which would have been paid for two years following such termination, a cash payment for long-term incentive compensation awards which the executive would have received during the two years following such termination, and payment of the cost of certain life, health and disability benefits. The Merger will constitute such a change in ownership under the Severance Agreements. SNET has entered into Severance Agreements with Daniel
J. Miglio, Fred T. Page, Ronald M. Serrano, Donald R. Shassian, Madelyn M. DeMatteo, John J. Miller, Linda D. Hershman, Robert R. Laundy and Karin A. Mayhew. SBC and SNET have agreed that any termination of employment of the executives following the consummation of the Merger will constitute a reduction in responsibilities for purposes of the Severance Agreements entitling such persons to receive severance benefits. Pursuant to the Severance Agreements, the aggregate severance obligations to these officers could equal as much as $14.1 million (assuming, among other things, that the Merger is consummated on November 1, 1998, and that the employment of all such officers is terminated on December 31, 1998).

     SNET and SBC have also agreed that SNET may amend its Management Severance Pay Plan (the "Management Severance Plan") to provide for the mandatory payment of severance benefits to all management employees of SNET (other than those employees who have entered into Severance Agreements or employees that are covered by the Executive Severance Plan described below) who are terminated without cause by SNET (or its successors) after the Effective Time and on or before the second anniversary of the Effective Time. It is anticipated that the severance benefits under the amended Management Severance Plan will be equal to the following percentage of a covered employee's base salary as of such employee's date of termination: 0-2 years of service -- 25%; 2-5 years of service -- 50%; 5+ years of service -- 100%.

     SNET and SBC have also agreed that SNET may adopt an executive severance pay plan (the "Executive Severance Plan") that will provide severance benefits to qualifying executive level employees who are not a party to a Severance Agreement upon their termination of employment by SNET without cause. It is anticipated that the Executive Severance Plan will be identical to the Management Severance Plan except that (i) benefits will be equal to 100% of the sum of a covered employee's base salary and target short-term bonus opportunity for the year of termination (or such larger amount actually earned under the applicable plan provisions) and (ii) it will apply only to terminations within one year of the Effective Time.

     Stay Bonus Program. SNET and SBC have also agreed that SNET may adopt a stay bonus program (the "Program") that will provide additional compensation for individuals subject to a Severance Agreement and certain other employees who are employed on the Effective Time. It is anticipated that each stay bonus to be paid under the Program will be equal to 100% of the sum of a covered employee's base salary and target short-term bonus opportunity for 1998 (or such larger amount actually earned under the applicable bonus plan).

     Outstanding Equity Awards. Under the existing terms of the Stock Plans, the vesting of all outstanding SNET Options will be accelerated at the Effective Time. As of the Record Date, the following SNET directors and executive officers held the following unvested SNET Options under the Stock Plans:

                                                                               AVERAGE PRICE
                              NAME                        UNVESTED OPTIONS       PER SHARE
        ------------------------------------------------  ----------------     -------------
        Madelyn M. DeMatteo.............................        50,000            $ 36.46
        Karin D. Mayhew.................................         9,000            $ 36.72
        Daniel J. Miglio................................       218,500            $ 36.64
        Fred T. Page....................................        72,500            $ 38.01
        Ronald M. Serrano...............................        76,250            $ 36.28
        Donald R. Shassian..............................        81,250            $ 36.08

     Under the existing terms of the Stock Plans, the vesting of all grants of restricted SNET Common Stock will be accelerated at the Effective Time. As of the Record Date, the following directors of SNET have the following number of shares of restricted SNET Common Stock:

                                    NAME                               NUMBER OF SHARES
        -------------------------------------------------------------  ----------------
        William F. Andrews...........................................        625.024
        Richard H. Ayers.............................................      1,908.279
        Robert L. Bennett............................................        600.000
        Barry M. Bloom...............................................      1,303.181
        Frank J. Connor..............................................      1,088.169
        William R. Fenoglio..........................................      1,336.207
        Claire L. Gaudiani...........................................        897.909
        Ira D. Hall..................................................      1,777.977
        Burton G. Malkiel............................................        878.182
        Frank R. O'Keefe, Jr.........................................        893.746
        Joyce M. Roche...............................................        342.000

                        DISSENTERS' RIGHTS OF APPRAISAL

     In accordance with the provisions of Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in Annex D to this Proxy Statement/Prospectus, each SNET shareholder is entitled to dissent from, and shall have the right to be paid the fair value of, all shares of SNET Common Stock owned by such shareholder in the event of, consummation of the Merger. As provided in CBCA
Section 33-861(a), any SNET shareholder who wishes to assert dissenters' rights
(i) must deliver to SNET before the vote is taken on the Merger Proposal written notice of such shareholder's intent to demand payment for such shareholder's shares if the Merger is consummated and (ii) must not vote such shares for the Merger Proposal. Such notice may be addressed to SNET's registered agent at its registered office or to SNET or its secretary at the following address: 227 Church Street, New Haven, Connecticut 06510. The rights of a holder of shares of SNET Common Stock to be paid the value of his shares pursuant to Sections 33-855 to 33-872 of the CBCA shall be his exclusive remedy as a holder of such shares with respect to the Merger, whether or not he proceeds as provided in such sections.

     As provided in CBCA Section 33-862, if the Merger Proposal is approved and the Merger is consummated, no later than ten days after such consummation, SNET shall deliver a written dissenters' notice to all shareholders who have satisfied the above described requirements of CBCA Section 33-861(a). Such dissenters' notice shall (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement and requires that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date; (iv) set a date by which SNET must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date that the written dissenters' notice is delivered by SNET; and (vi) be accompanied by a copy of CBCA Sections 33-855 to 33-872.

     As provided in CBCA Section 33-863(a), a shareholder sent a dissenters' notice must (i) demand payment, (ii) certify whether such shareholder acquired beneficial ownership of such shares before the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement as set forth in the dissenters' notice and (iii) deposit the certificate or certificates representing such shareholder's shares in accordance with the terms of the dissenters' notice. A shareholder who does not demand payment or deposit his share certificates, each by the date set forth in the dissenters' notice, is not entitled to payment for his shares under CBCA Sections 33-855 to 33-872.

     Except as provided below, upon receipt of a payment demand, SNET shall pay each shareholder who makes a proper demand for payment pursuant to CBCA Section 33-863(a) the amount SNET estimates to be the fair value of such shareholder's shares, plus accrued interest, as provided in CBCA Section 33-865(a). Such payment shall be accompanied by: (i) SNET's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year and a statement of changes in shareholders' equity for that year; and the latest available interim financial statements, if any; (ii) a statement of SNET's estimate of the fair value of the shares); (iii) an explanation of how the interest was calculated; (iv) a statement of the shareholder's right to demand payment under CBCA Section 33-860; and (v) a copy of CBCA Sections 33-855 to 33-872.

     Pursuant to CBCA Section 33-868, a Dissenting Shareholder may notify SNET in writing of such shareholder's own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment by SNET under CBCA Section 33-865, if: (i) such shareholder believes that the amount paid under CBCA Section 33-865 is less than the fair value of such shareholder's shares or that the interest due is incorrectly calculated; or
(ii) SNET fails to make payment under CBCA Section 33-865 within 60 days after the date set for such shareholder's demand payment. A Dissenting Shareholder waives his right to demand payment under CBCA Section 33-868 unless he notifies SNET of his demand in writing within 30 days after SNET makes payment for such shareholder's shares.

     Pursuant to CBCA Section 33-871(a) and (b), if a Dissenting Shareholder's demand for payment under CBCA Section 33-868 remains unsettled, SNET shall commence a proceeding within 60 days after receipt of such shareholder's demand for payment and petition the superior court for the judicial district where SNET's principal office is located to determine the fair value of such shareholder's shares and accrued interest. If SNET fails to timely commence such proceeding, SNET shall pay each Dissenting Shareholder whose demand remains unsettled the amount demanded. All Dissenting Shareholders making such demand for payment as described above, whose demands remain unsettled, wherever residing, shall be made parties to the proceeding and all parties must be served with a copy of the petition. Dissenting Shareholders not resident in Connecticut may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. Each SNET shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such shareholder's shares, plus interest, exceeds the amount paid by SNET. The costs and expenses, including the reasonable compensation and expenses of court-appointed appraisers, of any such proceeding shall be determined by the court and shall be assessed against SNET, except that the court may assess costs against all or some Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds that they acted arbitrarily, vexatiously or not in good faith in demanding payment under CBCA Section 33-868. The court may also assess the fees and expenses of counsel and experts employed by any party, in amounts the court finds equitable: (i) against SNET in favor of any or all Dissenting Shareholders if the court finds that SNET failed to substantially comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive, or (ii) against either SNET or a Dissenting Shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to other Dissenting Shareholders similarly situated, and that such fees should not be assessed against SNET, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefitted.

     The foregoing is only a summary of the dissenters' rights of holders of SNET Common Stock. Any holder of SNET Common Stock who intends to exercise dissenters' rights should carefully review the text of the applicable provisions of the CBCA set forth in Annex D to this Proxy Statement/Prospectus and should also consult with such holder's attorney. The failure of a holder of SNET Common Stock to follow precisely the procedures summarized above and set forth in Annex D may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of SNET Common Stock, except as otherwise required by law.

                              ACCOUNTING TREATMENT

     Based on the advice of their respective independent public accountants, SBC and SNET believe that the Merger will qualify as a "pooling of interests" for accounting purposes. Under this method of accounting, SBC will restate its consolidated financial statements at the Effective Time to include the assets, liabilities, shareholders' equity and results of operations of SNET. Consummation of the Merger is conditioned on receipt by SBC of a letter from its independent auditor to the effect that the Merger will qualify as a "pooling of interests" for accounting purposes. This condition may be deemed to be waived by SBC under certain circumstances. See "The Merger -- Conditions."

                     CERTAIN TAX CONSEQUENCES OF THE MERGER

     In the opinion of Cravath, Swaine & Moore, tax counsel to SNET, the following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof (collectively, "Currently Applicable Law"), and certain representations as to factual matters made or to be made by SNET and SBC (such representations, the "Factual Representations"). Any change in Currently Applicable Law, which may or may not be retroactive, or failure of the Factual Representations to be true, correct and complete in all material respects could affect the continuing validity of this discussion. The discussion assumes that holders of shares of SNET Common Stock hold such shares as a capital asset within the meaning of Section 1221 of the Code. Further, the discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations, persons that hold SNET Common Stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, non-United States persons, shareholders who acquired shares of SNET Common Stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, and holders of options and performance share units granted under SNET's benefit plans. Other than the discussion of the CCITT (as defined herein), this discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction.

     Neither SNET nor SBC has requested a ruling from the Internal Revenue Service ("IRS") with regard to any of the federal income tax consequences of the Merger and the opinions of counsel as to such federal income tax consequences set forth below will not be binding on the IRS. As a result, there can be no assurance that the IRS will not disagree with or challenge any of this conclusions set forth in the discussion.

GENERAL

     As of the date hereof, it is intended that the Merger will constitute a reorganization pursuant to Section 368(a) of the Code and that for federal income tax purposes no gain or loss will be recognized by SBC, SNET or Merger Sub. The obligations of SBC and Merger Sub, on the one hand, and SNET, on the other hand, to consummate the Merger are respectively conditioned on (i) the receipt by SBC of an opinion of Sullivan & Cromwell, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SBC, SNET and Merger Sub will be a party to the "reorganization" within the meaning of Section 368(b) of the Code, and (ii) the receipt by SNET of an opinion of Cravath, Swaine & Moore, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of SBC, SNET and Merger Sub will be a party to the "reorganization" within the meaning of Section 368(b) of the Code. Such opinions will be based upon, among other things, (i) Factual Representations dated as of the Closing Date and (ii) the assumption that the Merger will be consummated in accordance with the terms of the Merger Agreement.

     Assuming the Merger is consummated in accordance with the terms of the Merger Agreement and as described in this Proxy Statement/Prospectus, and based upon Currently Applicable Law and the Factual Representations, the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code, and SNET, SBC and Merger Sub will each be parties to that "reorganization" within the meaning of Section 368(b) of the Code. As a result, (i) no gain or loss will be recognized by holders of SNET Common Stock with respect thereto as a result of the surrender of their shares of SNET Common Stock in exchange for shares of SBC Common Stock (including the receipt of SBC Rights) pursuant to the Merger (except as discussed below with respect to cash received in lieu of fractional shares), (ii) the aggregate adjusted tax basis of the shares of SBC Common Stock received in the Merger (including any fractional shares of SBC Common Stock deemed received) will be the same as the aggregate adjusted tax basis of the shares of SNET Common Stock surrendered in exchange therefor in the Merger, (iii) the holding period of the shares of SBC Common Stock received (including the holding period of fractional shares of SBC Common Stock deemed received) will include the holding period of shares of SNET Common Stock surrendered in exchange therefor, (iv) no gain or loss will be recognized by holders of SBC Common Stock as a result of the Merger, and (v) no gain or loss will be recognized by SNET, SBC or Merger Sub as a result of the Merger.

FRACTIONAL SHARES

     If a holder of shares of SNET Common Stock receives cash in lieu of a fractional share interest in SBC Common Stock in the Merger, such fractional share interest will be treated as having been distributed to the holder, and such cash amount will be treated as received in redemption of the fractional share interest. Under Section 302 of the Code, if such redemption is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the cash amount received for the fractional share of SBC Common Stock reduced by the portion of the holder's adjusted tax basis in shares of SNET Common Stock surrendered that is allocable to the fractional share interest in SBC Common Stock. Under these rules, a minority shareholder of SNET should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in SBC Common Stock. The capital gain or loss will be long term capital gain or loss if the holder's holding period in the fractional share interest is more than one year. Under recently enacted legislation, long-term gain of an individual holder is subject to a maximum tax rate of 28% in respect of property held for more than one year. The maximum rate is reduced to 20% in respect of property held for more than 18 months.

TRANSFER TAXES

     SNET will pay all transfer taxes related to the Merger, including any taxes imposed as a result of the Connecticut controlling interest transfer tax (the "CCITT"). The CCITT is a real estate transfer tax imposed on transferors of a controlling interest in a corporation that owns Connecticut real property and is generally assessed at a rate of 1.11% of the true and actual value of the Connecticut real estate directly owned by the controlled entity. Because SNET shareholders are required to pay the CCITT, SNET will treat its payment of the CCITT as a deemed dividend from SNET shareholders in proportion to their relative ownership of SNET Common Stock. Generally, the amount received as a deemed dividend will be includible in SNET shareholders' income as ordinary income. The amount of the CCITT is not expected to be material.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, SNET SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                        DESCRIPTION OF SBC CAPITAL STOCK

     The following description of certain terms of the capital stock of SBC does not purport to be complete and is qualified in its entirety by reference to the SBC Restated Certificate incorporated herein by reference and to the Relative Rights, Preferences and Limitations of the Series A Junior Participating Preferred Stock (the "SBC Participating Preferred"), which documents are filed or incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus are a part.

     The authorized capital stock of SBC currently consists of 2,200,000,000 shares of SBC Common Stock, and 10,000,000 shares of preferred stock, par value $1.00 per share issuable in series (the "SBC Preferred Stock"). Each share of SBC Common Stock trades with one half of a SBC Right. See "-- Description of SBC Rights." As of December 31, 1997, there were outstanding 918,640,606 shares of SBC Common Stock, with an additional 13,817,697 shares issued and held in treasury. There are no shares of SBC Preferred Stock outstanding, but SBC has designated 8,000,000 shares as SBC Participating Preferred Stock.

SBC COMMON STOCK

     The holders of SBC Common Stock are entitled to one vote per share for each share held of record on all matters voted on by shareholders, including the election of directors, and are entitled to participate equally in dividends when and as such dividends may be declared by the SBC Board out of funds legally available therefor. As a Delaware corporation, SBC is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of SBC, holders of SBC Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of SBC's indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of SBC Preferred Stock. The holders of SBC Common Stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of SBC Common Stock are, and the shares of SBC Common Stock to be issued in the Merger will be, validly issued, fully paid and non-assessable.

     Transfer Agent. The transfer agent and registrar for SBC Common Stock is The Bank of New York, 48 Wall Street, New York, New York 10286.

SBC PREFERRED STOCK

     The SBC Restated Certificate provides that the SBC Preferred Stock may be issued from time to time in one or more series. The SBC Board is specifically authorized to establish the number of shares in any series and to set the designation of any series and the powers, preferences, and rights and the qualifications, limitations or restriction on each series of SBC Preferred Stock. The holders of SBC Preferred Stock will have no preemptive rights.

     In connection with the SBC Rights Agreement, the SBC Board has authorized the issuance of up to 8,000,000 shares of SBC Participating Preferred Stock ("SBC Participating Preferred Stock"). Upon issuance, each share of SBC Participating Preferred Stock is entitled to quarterly cash dividends equal to the greater of $5 or 200 times (subject to antidilution adjustments for stock dividends and stock splits) the aggregate value of all dividends or other distributions declared on a share of SBC Common Stock (other than distributions of SBC Common Stock) since the last quarterly dividend payment date. The SBC Participating Preferred Stock is not redeemable by SBC.

     Each share of SBC Participating Preferred Stock is entitled to 200 votes (subject to antidilution adjustments) on all matters submitted to a vote of the shareholders of SBC, voting together as one class with SBC Common Stock. In addition, if at any time dividends in an amount equal to six quarterly dividend payments shall have accrued and be unpaid, the SBC Board shall be increased by two directors and holders of the SBC Participating Preferred Stock shall have the right to elect two members to the SBC Board until dividends on the SBC Participating Preferred Stock have been declared and paid or set apart for payment. Except as required by applicable law, holders of SBC Participating Preferred Stock have no other special voting rights. Whenever dividends or distributions on the SBC Participating Preferred Stock are in arrears,

SBC is prohibited from declaring or paying dividends or distributions on, and SBC and any subsidiary are prohibited from redeeming or acquiring for value, any stock ranking junior as to dividends or upon liquidation. During any such arrearage, SBC may declare or pay dividends on stock ranking on a parity with the SBC Participating Preferred Stock as to dividends or upon liquidation only if declared or paid ratably with the SBC Participating Preferred Stock. During any such arrearage, SBC and any subsidiary are prohibited from redeeming or acquiring for value any such parity stock or any SBC Participating Preferred Stock, except pursuant to an exchange of parity stock for stock ranking junior to the SBC Participating Preferred Stock or pursuant to a purchase offer to the SBC Participating Preferred Stock and holders of parity stock on terms the SBC Board determines to be fair and equitable.

     The SBC Participating Preferred Stock ranks junior to all other series of SBC's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Upon any liquidation, dissolution or winding up of SBC, the SBC Participating Preferred Stock is entitled to a liquidation preference of $100 per share plus any accrued but unpaid dividends, subject to the prior rights of any series of preferred stock ranking in liquidation senior to the SBC Participating Preferred Stock. In the event of any shortfall in the assets available for distribution, any such liquidating distribution shall be made ratably to the SBC Participating Preferred Stock and any other series of preferred stock ranking on a parity in proportion to their relative liquidation preferences. Following such payment, no additional liquidating distributions may be made on the SBC Participating Preferred Stock until each share of SBC Common Stock shall have received $0.50 (subject to antidilution adjustments). Thereafter, any remaining assets shall be distributed to each share of SBC Participating Preferred Stock and each share of SBC Common Stock in the ratio of 200 to 1 (subject to antidilution adjustments).

DESCRIPTION OF SBC RIGHTS

     SBC has adopted a Rights Agreement (the "SBC Rights Agreement") which is intended to protect shareholders in the event of unsolicited offers or attempts to acquire SBC, including offers that do not treat all shareholders equally, acquisitions in the open market of shares constituting control without offering fair value to all shareholders and other coercive or unfair takeover tactics that could impair the SBC Board's ability to represent shareholders' interests fully. Pursuant to the SBC Rights Agreement, the SBC Board declared a dividend distribution of one SBC Right for each outstanding share of SBC Common Stock to shareholders of record at the close of business on February 16, 1989 (the "SBC Rights Record Date"), and authorized the issuance of one SBC Right (as adjusted pursuant to the SBC Rights Agreement, as described below) for each share of SBC Common Stock issued between the SBC Rights Record Date and the SBC Distribution Date (as defined below). After giving effect to a stock split in May 1993 and the SBC Stock Split, effected in the form of a stock dividend, each share of SBC Common Stock outstanding or to be issued prior to the SBC Distribution Date has or will have attached one-quarter of an SBC Right. Each SBC Right entitles the registered holder to purchase from SBC one one-hundredth of a share (an "SBC Unit") of SBC's Participating Preferred Stock at a price of $160 per SBC Unit, subject to adjustment, which is not exercisable until after an SBC Distribution Date. The description and terms of the SBC Rights are set forth in the SBC Rights Agreement dated as of January 27, 1989 and amended on August 5, 1992 and June 15, 1994 between SBC and The Bank of New York, as Rights Agent. One-quarter of an SBC Right will be attached to each share of SBC Common Stock issued by SBC ( including shares of SBC Common Stock issued to holders of SNET Common Stock in the Merger).

     The SBC Rights have certain anti-takeover effects. The SBC Rights may cause substantial dilution to a person that attempts to acquire SBC without the approval of the SBC Board. The SBC Rights, however, should not affect offers for all outstanding shares of SBC Common Stock at a fair price and otherwise in the best interests of SBC and its shareholders as determined by the SBC Board and should not interfere with any merger or other business combination approved by the SBC Board since the SBC Board may, at its option, at any time until 10 days following the SBC Stock Acquisition Date (as defined below), redeem all but not less than all of the then outstanding SBC Rights at a redemption price of $0.05 per share, except that in certain circumstances a majority of directors not affiliated with an SBC Acquiring Person (as defined below) or an

SBC Adverse Person (as defined below) who were elected by a majority of unaffiliated directors may need to approve the redemption.

     Initially, the SBC Rights are and will be attached to all certificates representing SBC Common Stock (including shares issued in the Merger) at the time outstanding. The SBC Rights will separate from the SBC Common Stock on the SBC Distribution Date, which is defined as (i) 10 business days after the public announcement by SBC or the SBC Acquiring Person (the date of such public announcement, the "SBC Stock Acquisition Date") that a person (an "SBC Acquiring Person") has acquired 20% or more of the then outstanding SBC Common Stock, (ii) 10 business days following commencement of a tender offer or exchange offer for 20% or more of the then outstanding SBC Common Stock or (iii) 10 business days after an owner of 10% or more of the then outstanding SBC Common Stock is determined to be an "SBC Adverse Person" by the SBC Board of Directors and a majority of SBC's independent directors that are not officers of SBC. An SBC Adverse Person is one who intends to have SBC repurchase such person's ownership interest, who intends to pressure SBC into action for the short-term financial gain of such person and such action is not in the best long-term interests of SBC or its shareholders or whose ownership is likely to cause a material adverse effect on the business or prospects of SBC (including, but not limited to, impairment of SBC's (i) relationships with customers, (ii) relationships with regulators or (iii) ability to maintain its competitive position).

     If an "SBC Flip-in Event" occurs, the holder of an SBC Right is entitled to receive SBC Common Stock or other property of SBC valued at two times the exercise price of the SBC Right. An SBC Flip-in Event occurs if a person acquires 20% or more of the SBC Common Stock (except offers to acquire all of the SBC Common Stock deemed by a majority of the SBC Board that are not officers of SBC and who are not representatives, nominees or associates of an SBC Acquiring Person to be fair and in the best interests of SBC) or if a person is determined to be an SBC Adverse Person. Following the occurrence of a Flip-in Event, SBC may exchange at its option, without requiring payment therefrom, SBC Common Stock and cash or other assets for an SBC Right.

     To avoid the consequences of an SBC Flip-in Event, SBC may redeem the SBC Rights in whole, but not in part, at a redemption price of $0.05 per SBC Right at any time prior to an SBC Stock Acquisition Date, except that in certain circumstances a majority of directors not affiliated with an SBC Acquiring Person or an SBC Adverse Person who were elected by a majority of unaffiliated directors may need to approve the redemption.

     If an "SBC Flip Over Event" occurs, the holder of an SBC Right is entitled to receive common stock of a company that has acquired SBC valued at two times the exercise price of the SBC Right. An SBC Flip Over Event occurs if SBC is acquired in a merger or other business combination in which SBC is not the survivor or if 50% or more of SBC's assets, cash flow or earning power is sold or transferred.

     Following the occurrence of an SBC Flip-in Event or SBC Flip Over Event, all SBC Rights that are beneficially owned by an SBC Acquiring Person or an SBC Adverse Person or any transferee thereof will be null and void.

     The SBC Rights Agreement may be amended at any time prior to an SBC Distribution Date, without the approval of holders of SBC Rights in any manner, except to amend the Redemption Price (as defined in the SBC Rights Agreement), the SBC Final Expiration Date (as defined below), the SBC Purchase Price and the number of SBC Units for which an SBC Right is exercisable.

     The SBC Rights Agreement expires on January 27, 1999 (the "SBC Final Expiration Date").

     The foregoing description of the SBC Rights is qualified in its entirety by reference to the SBC Rights Agreement, which is filed or incorporated by reference as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

                  COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS
                                OF SBC AND SNET

GENERAL

     As a result of the Merger, holders of SNET Common Stock will become holders of SBC Common Stock and the rights of all such former holders of SNET Common Stock will thereafter be governed by the SBC Restated Certificate, the SBC Bylaws and the DGCL. The rights of the holders of SNET Common Stock are presently governed by the SNET Restated Certificate, the SNET Bylaws and the CBCA. The following summary, which does not purport to be a complete statement of the differences among the rights of the shareholders of SBC and SNET, sets forth certain differences between the DGCL, the SBC Restated Certificate and the SBC Bylaws, on the one hand, and the CBCA, the SNET Restated Certificate and the SNET Bylaws on the other hand. This summary is qualified in its entirety by reference to the full text of each of such documents, the DGCL and the CBCA.

     Section 33-601 of the CBCA provides that whether or not a section of the CBCA contains the words "unless the certificate of incorporation or bylaws otherwise provide", or words with a similar meaning, no provision of a certificate of incorporation or bylaw will be held invalid on the ground that it is inconsistent with a section of the CBCA unless such section expressly prohibits variations therefrom or prescribes minimum or maximum numerical requirements or a substantial interest of the state or third parties is adversely affected thereby.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

  SBC

     The SBC Bylaws provide that the number of directors of SBC will be determined from time to time by a majority of the SBC Board, but in no event will the SBC Board be comprised of more than 21 members. The current number of directors is 18. The SBC Restated Certificate also provides that the SBC Board will be divided into three classes with the number of directors divided as evenly as possible among the three classes. Each class is elected to serve for a term of three years. Each year the term of one class of directors expires and approximately one-third of the directors are elected. The classified board provision and the limitation on the maximum number of directors that may serve on the SBC Board may only be amended or repealed by a two-thirds majority vote of the total number of shares of stock of SBC then outstanding and entitled to vote. Pursuant to the Merger Agreement, at the Effective Time, the number of directors comprising the full SBC Board will be increased by one in order to enable one member of the SNET Board to become a member of the SBC Board.

  SNET

     The CBCA provides that a corporation's board of directors must consist of one or more members, with the number specified in or fixed in accordance with the certificate of incorporation or bylaws. In addition, the CBCA provides that the number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the certificate of incorporation or bylaws. The SNET Restated Certificate provides that the number of directors must from time to time be fixed by the board of directors by a resolution adopted by a majority of the entire board of directors. The SNET Bylaws provide that the SNET Board will have not less than three or more than 17 directors. The SNET Board is currently comprised of 12 members.

     Under the CBCA, the certificate of incorporation may provide for staggering the terms of directors by dividing the total number of directors into up to five groups, with each group containing approximately the same percentage of the total, as near may be. The SNET Restated Certificate provides that the SNET Board will be divided into three classes as nearly equal in number as possible with each director to be elected to a three-year term.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

  SBC

     Pursuant to the DGCL, any director or the entire SBC Board may be removed only with cause by the affirmative vote of a majority of the outstanding shares of SBC capital stock entitled to vote in the election of directors. The SBC Bylaws provide that any vacancy occurring on the SBC Board may be filled by the vote of a majority of the directors remaining in office at the time of the vacancy. The successors may serve the remaining terms of the replaced directors.

  SNET

     Under the CBCA, a director may be removed by shareholders with or without cause unless the certificate of incorporation provides that directors may be removed only for cause. The SNET Bylaws provide that any director may be removed from office at any time, either by the affirmative vote of the SNET shareholders representing at least 80% of the voting power of all of the shares of SNET then entitled to vote generally in the election of directors or by the SNET Board for cause pursuant to a resolution approved by a majority of the entire SNET Board upon not less than 10 nor more than 60 days written notice of the meeting at which said resolution is to be presented. Under the CBCA, a director may be removed by shareholders only at a meeting called for the purpose of removing such director, and the meeting notice must state that the purpose or one of the purposes of the meeting is removal of the director.

     Under the CBCA, unless a corporation's certificate of incorporation provides otherwise, any vacancy in a board of directors may be filled, (i) by the shareholders, (ii) by such board of directors, or (iii) if the directors remaining in office constitute fewer than a quorum of such board, by the affirmative vote of a majority of all the directors remaining in office. Under the SNET Bylaws any vacancy in the SNET Board will be filled by a majority vote of the directors then in office even though less than a quorum of the SNET Board.

     The effectiveness of the provisions of the SNET Bylaws concerning removal of directors and filling vacancies on the board of directors would depend upon the application of Section 33-601 of the CBCA.

ACTION BY WRITTEN CONSENT

  SBC

     Under the DGCL, unless otherwise provided in the certificate of incorporation, shareholders may take action without a meeting, without prior notice and without a vote, upon the written consent of shareholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. However, the SBC Restated Certificate provides that action can be taken by shareholders without a meeting if a consent in writing, setting forth the actions so taken, is signed by the holders of at least two-thirds of all the issued and outstanding shares of stock of SBC entitled to vote thereon at any such meeting.

  SNET

     Under the CBCA, shareholders may take action without a meeting (i) by unanimous written consent of all of the persons who would be entitled to vote upon such action at a meeting, or (ii) if the certificate of incorporation so provides, by written consent of persons holding a designated proportion, not less than a majority, of the voting power of shares entitled to vote thereon or to take such action. The SNET Restated Certificate provides that shareholders may take action without a meeting only by unanimous written consent of all of the persons who would be entitled to vote on such action at a meeting.

MEETINGS OF SHAREHOLDERS

  SBC

     Pursuant to the SBC Bylaws, a special meeting of shareholders may be called at any time by either the SBC Board or the Chairman of the SBC Board. The Chairman of the Board of SBC is required to call a special meeting whenever requested to do so by shareholders representing two-thirds of the shares of SBC then outstanding and entitled to vote at the meeting.

     The SBC Bylaws provide that the presence in person or by proxy of forty percent of the issued and outstanding shares of SBC stock entitled to vote will constitute a quorum. When a quorum is present or represented at a meeting of the shareholders of SBC, the vote of a majority of the votes cast will decide any question brought before the meeting, unless the question is one upon which by express provision of the DGCL, the SBC Restated Certificate or the SBC Bylaws a different vote is required, in which case such express provision will govern and control the decision of such question brought before the meeting. The DGCL provides that quorum and voting requirements may be increased or decreased by a provision of a corporation's certificate of incorporation or bylaws, so long as the requirement for a quorum does not fall below one-third of the shares entitled to vote and subject to provisions of the DGCL setting forth voting requirements for certain specified actions, such as mergers.

  SNET

     Under the CBCA, a corporation is required to hold a special meeting of shareholders if called by the board of directors of such corporation or if shareholders holding at least thirty-five percent of all votes entitled to be cast at the proposed special meeting demand a special meeting; provided that such corporation has a class of voting stock registered under Section 12 of the Exchange Act and no person held ten percent or more of such votes on February 1, 1988. Under the SNET Restated Certificate and the SNET Bylaws a special meeting of shareholders may be called only by the SNET Board pursuant to a resolution approved by a majority of the entire SNET Board.

     Under the CBCA, unless the certificate of incorporation or the CBCA provides otherwise, a majority of the votes entitled to be cast on a matter constitute a quorum for action on that matter. The SNET Bylaws provide that, unless otherwise provided by law, shareholders entitled to vote present at any meeting of the shareholders constitute a quorum for such meeting, but a lesser number may adjourn the meeting to a day and time fixed by the Chairman of the SNET Board. The CBCA provides that unless the CBCA or the certificate of incorporation requires a greater number of affirmative votes, if a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action. Under the SNET Bylaws, except as otherwise provided by law, the SNET Restated Certificate or the SNET Bylaws, at any duly constituted meeting the vote of a majority in interest of the stock represented thereat and entitled to vote will be sufficient to elect directors and to pass any measure.

     The effectiveness of the provisions of the SNET Bylaws concerning special meetings of shareholders would depend upon the application of Section 33-601 of the CBCA.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

  SBC

     The SBC Bylaws establish procedures that must be followed for a shareholder to submit a proposal (including voting on a slate of directors) to be voted on by the shareholders of SBC at its annual meeting of shareholders and a substantially similar procedure to be followed for the nomination and election of directors. No business may be proposed by a shareholder at the annual meeting of shareholders without giving written notice to the Secretary of SBC not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. In the event, however, that less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. The shareholder's notice must set forth (i) the name and record address of such shareholder and (ii) the class or series and number of shares of capital stock of SBC which are owned beneficially or of record by such shareholder. In addition, with respect to business to be brought before an annual meeting, the shareholder's notice must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting and (ii) any material interest the shareholder has in the proposal.

Shareholder's notices relating to director nominations must include (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of SBC which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee and the shareholder making the nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors under the Exchange Act. If the Chairman of the SBC Board determines that any such proposal (including a director or nomination) was not made in accordance with these procedures or is otherwise not in accordance with law, the Chairman of the SBC Board may so declare at the meeting, and such defective proposal (or nomination) will be disregarded.

  SNET

     The SNET Bylaws establish similar procedures that must be followed for a shareholder to submit a proposal to be voted on by the shareholders of SNET at its annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder, the shareholder's notice must be delivered in writing to and received at the principal executive offices of SNET, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on SNET's books, of the shareholder proposing such business, (iii) the class and number of shares of SNET beneficially owned by the shareholder and (iv) any other information which would be required to be included in the proxy statement filed with the SEC pursuant to the Exchange Act. Shareholder's notices relating to director nominations must set forth (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of SNET Common Stock which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the Exchange Act. The SNET Bylaws also provide that if the presiding officer of an annual meeting determines that the business was not properly brought before the meeting in accordance with these procedures, he shall so declare at the meeting and such business shall not be transacted. The CBCA provides that only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of shareholders.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

  SBC

     Under the DGCL, the recommendation of the SBC Board and the approval of a simple majority of the outstanding shares of SBC entitled to vote thereon are required to effect a merger or consolidation or to sell, lease or exchange substantially all of SBC's assets. Subject to the provisions of Section 203 of the DGCL described below under "-- State Antitakeover Statutes," no vote of the shareholders of SBC would be required if SBC were the surviving corporation of a merger and (i) the merger agreement does not amend the SBC Restated Certificate,
(ii) each share of stock of SBC outstanding immediately before the merger is to be an identical outstanding or treasury share of SBC stock after the merger and
(iii) the number of shares of SBC Common Stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) will not exceed twenty percent of the shares of SBC Common Stock outstanding immediately before the merger. If SBC fails this test under the DGCL, the recommendation of the SBC Board and the approval of a majority of the outstanding shares of SBC entitled to vote thereon are required to effect a merger.

  SNET

     Under the CBCA, for a plan of merger or exchange to be approved, the board of directors must adopt the plan of merger or exchange and recommend it to the shareholders for approval, unless the board determines that, due to a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. For corporations incorporated before January 1, 1997, including SNET, a plan of merger must be approved by each voting group entitled to vote separately on the plan by at least two-thirds of the voting power of such voting group, unless the certificate of incorporation provides otherwise. The SNET Restated Certificate has no provision with respect to voting on a plan of merger; therefore, the two-thirds vote requirement applies. Action by shareholders of the surviving corporation on a plan of merger is not required if (i) the certificate of incorporation of such surviving corporation will not differ, except for amendments enumerated in Section 33-796 of the CBCA, from its certificate of incorporation before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately thereafter; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger, and (iv) the number of participating shares (as defined in the CBCA) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

AMENDMENT OF CORPORATE CHARTER AND BYLAWS

  SBC

     Under the DGCL, an amendment to the certificate of incorporation generally requires the recommendation of the board of directors, the approval of a majority of all shares entitled to vote thereon, voting together as a single class, and the majority of the outstanding stock of each class entitled to vote thereon.

     Under the DGCL, a company's board of directors may amend the bylaws if its certificate of incorporation contains a provision entitling the directors to amend the bylaws. Even if the certificate of incorporation contains such a provision, the shareholders also have the power to amend the bylaws. The SBC Restated Certificate states that the SBC Board is expressly authorized to adopt, amend or repeal the SBC Bylaws without the consent or vote of its shareholders, except for certain SBC Bylaws described under "-- Size and Classification of the Board of Directors" and "-- Certain Fair Price Provisions."

  SNET

     Under the CBCA, a corporation's certificate of incorporation may be amended in certain limited respects by the board of directors of such corporation without shareholder action. A corporation's certificate of incorporation may also be amended in any respect by recommendation of the board of directors (unless the board determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment) and, unless the certificate of incorporation or directors require a greater vote, by approval of (i) a majority of the votes entitled to be cast on the amendment by each voting group, if any, with respect to which the amendment would create dissenters' rights, and (ii) a majority of the votes cast by every other voting group entitled to vote on the amendment. The SNET Restated Certificate requires the affirmative vote of the holders of at least 80% of the voting power of all of the shares then entitled to vote generally in the election of directors to amend, repeal or adopt any provisions of the SNET Restated Certificate inconsistent with the provisions of the SNET Restated Certificate relating to:
(i) the classification and the term of office of directors, (ii) special meetings of shareholders, (iii) shareholder action without a meeting, and (iv) amendment of the SNET Restated Certificate unless no shareholder beneficially owns more than 10% of the voting power of SNET and two-thirds of the directors recommend an amendment, in which case the 80% requirement will not apply and amendment of the SNET Restated Certificate will only require the applicable vote specified in the CBCA.

     Under the CBCA, a corporation's board of directors may amend or repeal the bylaws unless the corporation's certificate of incorporation or the CBCA reserves this power exclusively to the shareholders in whole or in part or unless in amending or repealing a particular bylaw the shareholders have expressly provided that the board of directors may not amend or repeal such bylaw. The SNET Bylaws provide that SNET Bylaws may be amended by the SNET Board or the SNET shareholders, provided that the amendment or repeal of provisions in the SNET Bylaws relating to meetings of SNET shareholders and to the SNET Board and amendment of such provisions requires the affirmative vote of the holders of at least 80 percent of the voting power of all of the shares of SNET then entitled to vote generally in the election of directors. The SNET Restated Certificate contains no provisions with respect to the amendment of the SNET Bylaws.

APPRAISAL AND DISSENTERS' RIGHTS

  SBC

     The DGCL provides appraisal rights in the case of certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 shareholders or (ii) shares of the constituent corporation surviving the merger, if the merger did not require the approval of the shareholders of such corporation, unless in any case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which will be either listed on a national securities exchange or held by more than 2,000 holders or
(C) cash in lieu of fractional shares of the stock received. Appraisal rights are not available for a sale of assets or an amendment to the certificate of incorporation.

  SNET

     Under the CBCA, a shareholder is entitled to dissent from, and receive the fair value of shares owned in the event of a plan of merger or share exchange to which the corporation is a party as the corporation whose shares will be acquired, if shareholder approval is required for the merger or the share exchange and the shareholder is entitled to vote on the transaction. See "Dissenters' Rights of Appraisal." The CBCA also provides for appraisal rights
(i) in the case of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote thereon but not including a sale pursuant to a court order or a sale for cash all of the net proceeds of which will be distributed to shareholders within one year of the sale, (ii) in the case of amendments to the certificate of incorporation that materially and adversely affects the dissenters' rights in respect of such dissenters' shares and (iii) any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares. Neither the SNET Restated Certificate nor the SNET Bylaws contain provisions concerning appraisal and dissenters' rights.

CERTAIN FAIR PRICE PROVISIONS

  SBC

     The SBC Bylaws provide that certain "business combinations" involving "interested shareholders" (defined generally to be beneficial owners of 10% or more of the voting stock of SBC or any person acquiring any voting stock, in the two year period prior to the business combination, from such a person in a non-public offering) require approval by a vote of the holders of at least two-thirds of the then-outstanding shares of capital stock of SBC entitled to vote generally for the election of directors, voting as a single class, if not previously approved by a majority of the members of the SBC Board who are not affiliated with the interested shareholder (and those who became directors after the time at which the interested shareholder acquired its shares, if they are approved by a majority of the unaffiliated directors) or unless certain minimum price and procedural criteria are satisfied. The minimum price criteria require that the consideration paid to SBC's shareholders must be either cash or the same type of consideration paid by the interested shareholder in acquiring the largest portion of its SBC shares prior to the proposed business combination and would generally have to be at least equal in value to the greater of (i) the highest per share price paid by the interested shareholder in acquiring any share of SBC Common Stock during the two years prior to the announcement date of the proposed business combination or in the transaction in which it became an interested shareholder (whichever is higher), (ii) the fair market value per share of SBC Common Stock on the day after such announcement date or on the date on which the interested shareholder became an interested shareholder (whichever is higher), or (iii) the price per share determined pursuant to (ii) multiplied by the ratio of (a) the highest per share price paid by the interested shareholder in acquiring any share of SBC Common Stock during the two years prior to such announcement to (b) the fair market value per share of SBC Common Stock on the first day in such two-year period upon which the interested shareholder acquired any shares of SBC Common Stock. This provision may only be amended or repealed by a vote of the holders of at least two-thirds of the then-outstanding shares of capital stock of SBC entitled to vote generally for the election of directors, voting as a single class.

  SNET

     Neither the SNET Restated Certificate nor the SNET Bylaws contain any such "Fair Price" provision. The CBCA has certain fair price provisions. See
"-- State Antitakeover Statutes -- SNET."

STATE ANTITAKEOVER STATUTES

  SBC

     Section 203 of the DGCL ("Section 203") prohibits a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by a corporation or a subsidiary with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15 percent or more of a corporation's voting stock) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder is approved by the board of directors of the target, (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85 percent of the voting stock of the corporation (excluding for purposes of determining the number of shares outstanding, shares held by persons who are both officers and directors of SBC and shares held by certain employee benefit plans) or (iii) after the person becomes an interested shareholder the business combination is approved by the SBC Board and by the holders of at least two-thirds of the outstanding voting stock of SBC, excluding shares held by the interested stockholder.

  SNET

     The CBCA provides that any business combination (as generally defined in Section 33-840(4) of the CBCA, to include (i) mergers, consolidations or share exchanges with, (ii) sales, exchanges, leases, mortgage pledges, transfers or other dispositions, other than in the usual and regular course of business, of any assets of the corporation or any of its subsidiaries having an aggregate book value of 10% or more of the total market value of the outstanding shares of the corporation or of its net worth to, (iii) issuance or transfer by the corporation or any of its subsidiaries of any equity securities of the corporation or any of its subsidiaries which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the corporation to, an "interested shareholder" (generally defined as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of a corporation) or its affiliates or associates, in each case subject to certain limitations) must, with certain exceptions, be approved by affirmative vote of at least the holders of 80% of the voting power of the outstanding shares of the voting stock of the corporation and the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. This supermajority voting provision will not be applicable if either certain fair price criteria set forth in Section 33-842(b) of the

CBCA are met or, unless the certificate of incorporation otherwise provides, the board of directors approves the business combination prior to the time the interested shareholder became such.

     The CBCA has a second business combination statute set forth in Sections 33-843 to 33-845. Pursuant to this statute a resident domestic corporation (as defined in Section 33-843(11) of the CBCA) may not engage in a business combination (which is defined similarly to the definition contained in Section 33-840(4) of the CBCA) with an interested shareholder of such corporation for a period of five years following the date that the interested shareholder became such unless such business combination or the purchase of stock made by such interested person on the date that the interested shareholder became such is approved by the board of directors of such corporation and by a majority of the nonemployee directors, of which there must be at least two, prior to such interested shareholder's stock acquisition date.

RIGHTS PLANS

  SBC

     Pursuant to the SBC Rights Agreement each share of SBC Common Stock has attached to it after giving effect to the SBC Stock Split one-quarter of an SBC Right. Each SBC Right entitles the holder thereof to purchase one one-hundredth of a share of SBC Participating Preferred Stock for $160. Until the SBC Distribution Date the SBC Rights remain attached to the Common Stock. Following the SBC Distribution Date, the SBC Rights will separate. After the occurrence of an SBC Flip-in Event or an SBC Flip Over Event the holders of the Rights will have the right to purchase shares of SBC Common Stock or shares of common stock of an SBC Acquiring Person or SBC Adverse Person, as the case may be, having a market value of twice the purchase price (i.e., $320 worth of SBC Common Stock or common stock of an SBC Acquiring Person or SBC Adverse Person, as the case may be, for $160). See "Description of SBC Capital Stock -- Description of SBC Rights."

     The SBC Board may, at its option, redeem the SBC Rights at a redemption price of $0.05 per SBC Right, generally at any time prior to an SBC Stock Acquisition Date. The SBC Rights will terminate on January 27, 1999. See "Description of SBC Capital Stock -- Description of SBC Rights."

  SNET

     Under SNET's shareholders' rights plan (the "SNET Rights Plan"), effective February 11, 1997, SNET shareholders have similar rights to those of SBC shareholders under the SBC Rights Plan. Pursuant to the SNET Rights Plan each share of SNET Common Stock has an accompanying purchase right (the "SNET Rights") that entitles the holder to purchase one one-hundredth of a share of preference stock (the "SNET Preference Stock") at an exercise price of $180.00. The rights are not exercisable or transferable apart from the SNET Common Stock until a person or group has acquired or has made an offer for, 20 percent or more of the outstanding SNET Common Stock (a "SNET Acquiring Person"). In the event that a person or group acquires 20 percent or more of the outstanding SNET Common Stock, each outstanding right, other than those held by the SNET Acquiring Person, is entitled to purchase, at the exercise price of the rights, a number of shares of SNET Common Stock having a market value of two times the exercise price of the right. In addition, in the event that, at any time after a person has become a SNET Acquiring Person, any person will consolidate with, or merge with and into SNET and SNET will be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the SNET Common Stock will be changed into or exchanged for stock or other securities of any other person or cash or any other property, each outstanding SNET Right, other than those held by the SNET Acquiring Person, is entitled to purchase, at the exercise price of the SNET Rights, a number of shares of common stock of such other person having a market value of two times the exercise price of the SNET Rights. At any time after any person has become a SNET Acquiring Person, and prior to the acquisition by such person or group of 50 percent or more of the SNET Common Stock, the Board may exchange the SNET Rights (other than the SNET Rights held by such SNET Acquiring Person), in whole or in part, at an exchange ratio of one share of SNET Common Stock or one one-hundredth of a share of SNET Preference Stock per SNET Right. The SNET Rights are redeemable at one cent each prior to public announcement that a person or group has become a SNET Acquiring Person.

The rights issued under the SNET Rights Plan will expire on February 11, 2007, unless earlier terminated. On January 4, 1998, the definition of SNET Acquiring Person was amended to exclude SBC and its affiliates from such definition.

     The description of the SNET Rights Agreement specifying the terms of the SNET Rights is incorporated herein by reference. See "Incorporation of Certain Information by Reference." The foregoing description of the SNET Rights is qualified in its entirety by reference to the SNET Rights Agreement.

LIMITATION ON DIRECTORS' LIABILITY

  SBC

     Section 102 of the DGCL allows a corporation to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. The SBC Restated Certificate provides for the limitations on directors' liability to the extent permitted by such Section 102.

  SNET

     Section 33-636 of the CBCA allows a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director to an amount that is not less than the compensation received by the director for serving the corporation during the year of the violation if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (E) create liability for unlawful distributions. The SNET Restated Certificate provides for the limitation on directors' liability permitted by Section 33-636.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  SBC

     Section 145 of the DGCL provides that a corporation may indemnify its officers and directors who were or are a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, or employee of the corporation by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The SBC Restated Certificate provides for indemnification of officers and directors as permitted by the DGCL. The SBC Restated Certificate also provides for the payment of expenses incurred by directors and officers in defending a proceeding in advance of the final disposition of such proceeding as authorized by the SBC Board upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that person is entitled to be indemnified under Delaware law.

  SNET

     Under the CBCA, unless the certificate of incorporation provides otherwise, a corporation formed prior to January 1, 1997 shall indemnify its officers, directors, employees or agents against liability incurred by them in connection with proceedings, if they acted in good faith and, in the case of conduct in their official capacity, in a manner they reasonably believed to be in the best interests of the corporation and, in all other cases, that their conduct was at least not opposed to the best interest of the corporation, and with respect to criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. A corporation may advance expenses to its officers, directors, employees or agents prior to final adjudication, as long as they deliver to the corporation a written affirmation of their good faith belief that they have satisfied the required standard of conduct and undertake to repay the amounts advanced if it is ultimately determined that they were not entitled to be indemnified. There are no provisions in the SNET Restated Certificate or the SNET Bylaws concerning indemnification of directors and officers.

CUMULATIVE VOTING

     Neither SBC nor SNET permits cumulative voting of shares.

CONFLICT-OF-INTEREST TRANSACTIONS

  SBC

     The DGCL permits transactions involving a Delaware corporation and an interested director or officer of that corporation so long as (i) the material facts are disclosed and a majority of disinterested directors consents, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon consents or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee, or the shareholders.

  SNET

     Similar to the DGCL, the CBCA permits transactions involving a Connecticut corporation and an interested director of that corporation so long as (i) the transaction is approved by an affirmative vote of a majority, but no fewer than two, of those qualified directors (as defined in the CBCA) on the board of directors or on a duly empowered committee thereof who voted on the transaction after the existence and nature of the director's conflicting interest and all facts known to him respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to them, (ii) a majority of the votes entitled to be cast by the holders of all qualified shares (as defined in the CBCA) were cast in favor of the transaction after the existence and nature of the director's conflicting interest and all facts known to the interested director respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to the holders of such shares, or (ii) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation. Unlike the DGCL, the CBCA contains no provisions explicitly treating conflict-of-interest transactions to be undertaken by officers of a corporation.

DIVIDENDS AND OTHER DISTRIBUTIONS

  SBC

     The DGCL provides that the directors of every corporation, subject to any restrictions in its certificate of incorporation, may declare and pay dividends either out of surplus of the corporation or, in case there is no surplus, out of the net profits of the corporation for the current fiscal year and/or the prior fiscal year. The SBC Restated Certificate does not contain any limitation on such powers. No dividends may be paid if it would result in the capital of the corporation being less than the capital represented by the preferred stock of the corporation.

  SNET

     Under the CBCA, a corporation may make distributions, including dividends, to its shareholders subject to restriction by its certificate of incorporation unless, after giving effect to the dividend or distribution, either the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless its certificate of incorporation permits otherwise, the amount that would be needed, if the corporation were to be dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to those shareholders receiving the dividend or distribution. Neither the SNET Restated Certificate nor the SNET Bylaws contain a limitation of such powers.

DUTIES OF DIRECTORS

  SBC

     The DGCL does not contain a specific provision elaborating on the duties of a board of directors with respect to the best interests of the corporation. Nor does the SBC Restated Certificate or the SBC Bylaws. The scope of the fiduciary duties of the Board of Directors of SBC is thus determined by the courts of Delaware. In connection with business combination transactions, Delaware courts have permitted directors to consider various constituencies provided that there be some rationally related benefit to the shareholders.

  SNET

     The CBCA requires that a director of a corporation discharge his duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner such director reasonably believes to be in the best interests of the corporation. In connection with the directors' consideration of certain business combination transactions, the CBCA requires that a director consider, in determining what such director reasonably believes to be in the best interests of the corporation, (1) the long-term as well as the short-term interests of the corporation, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the corporation, (3) the interests of the corporation's employees, customers, creditors and suppliers, and (4) community and societal considerations including those of any community in which any office or other facility of the corporation is located. A director may also in such director's discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the corporation with respect to such a business combination transaction. Under the SNET Bylaws, as long as SNET owns or controls 80% or more of the shares of common stock of The Southern New England Telephone Company or any successor thereof, the SNET Board is authorized to consider in exercising its judgment on any decision which may come before it, the effect of such decision on (i) the ratepayers of such company, (ii) the employees of such company, (iii) the economy and residents of the communities served by such company, and (iv) the ability of such company to carry out its duties as a public service company. There is no provision in the SNET Restated Certificate concerning duties of directors.

                                    EXPERTS

     The consolidated financial statements and schedules of SBC at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in this Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent accountants, as set forth in their reports thereon, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in this Proxy Statement/Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of SNET as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in this Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon authority of such firm as experts in accounting and auditing.

                               VALIDITY OF SHARES

     The validity of the SBC Common Stock to be issued pursuant to the Merger will be passed upon for SBC by James D. Ellis, Senior Executive Vice President and General Counsel of SBC. As of the date of this Proxy Statement/Prospectus, Mr. Ellis owned less than 0.1% of the shares (including options representing certain rights to purchase shares) of SBC Common Stock.

                             SHAREHOLDER PROPOSALS

     The date by which shareholder proposals were required to have been received by SNET for inclusion in the proxy materials relating to the 1998 annual meeting of shareholders of SNET was November 20, 1997.

                             INDEX OF DEFINED TERMS

                 TERM                   PAGE
--------------------------------------- ----
1996 SBC 10-K..........................   ii
1996 SNET 10-K.........................  iii
Acquisition Proposal...................    5
Affiliates.............................   43
AT&T...................................    1
BT.....................................   27
CBCA...................................    4
CCITT..................................   49
Cellular Comparable Companies..........   25
Certificate............................    4
Certificate of Merger..................    4
Closing................................   21
Closing Date...........................    7
Code...................................    3
Commnet Transaction....................   26
Communications Act.....................    6
Costs..................................    7
CSE....................................   ii
Current Premium........................    8
Currently Applicable Law...............   47
D&O Insurance..........................    8
DCF....................................   24
DGCL...................................   11
Directory Comparable Companies.........   25
Dissenting Shareholders................    i
Dissenting Shares......................    i
Dividend Yield.........................   23
DOJ....................................    6
DPUC...................................    6
DPUC Application.......................    6
EBIT...................................   24
EBIT Margin............................   24
EBITDA.................................   24
EBITDA Margin..........................   24
Effective Time.........................    3
Employee Stock Ownership Plan..........   32
EPS....................................   23
Escrow Account.........................   33
Exchange Act...........................   ii
Exchange Agent.........................   30
Exchange Ratio.........................    3
Excluded SNET Common Stock.............    i
Executive Severance Plan...............   44
Extended Termination Date..............    9
Factual Representations................   48
FCC....................................    6

                 TERM                   PAGE
--------------------------------------- ----
Final Order............................   38
Frontier...............................   26
FTC....................................    6
Georgeson..............................   15
Governmental Entity....................   31
HSR Act................................    6
Indemnified Party......................    7
Independent Index......................   23
Independents...........................   23
IRS....................................   48
LCI....................................   26
LDDS...................................   27
LTM....................................   24
Management Severance Plan..............   44
market/offer price.....................   42
Material Adverse Effect................   35
MCI....................................   26
Merger.................................    i
Merger Agreement.......................    i
Merger Consideration...................    3
Merger Proposal........................    i
Merger Sub.............................    i
Notice Date............................   42
Notification and Report Form...........    6
Notional Total Profit..................   42
NYSE...................................   ii
Omnipoint..............................   28
Option.................................   41
Option Closing Date....................   42
Option Price...........................   41
Option Shares..........................   42
Order..................................    8
P/E Ratio..............................   23
Palmer Transaction.....................   26
PowerTel...............................   28
Program................................   44
PSE....................................   ii
Public Service Companies...............    6
PUCs...................................    6
Record Date............................    2
Redemption Price.......................   52
Registered SBC Common Stock............    4
Registered SBC Shares..................   30
Registration Statement.................    i
Repurchase Notice......................   42
Resurgens..............................   27

                 TERM                   PAGE
--------------------------------------- ----
RHC Index..............................   23
RHCs...................................   23
Salomon Smith Barney...................    4
SBC....................................    i
SBC Acquiring Person...................   52
SBC Adverse Person.....................   52
SBC Affiliates Letter..................   43
SBC Board..............................    3
SBC Bylaws.............................   11
SBC Cellular...........................   27
SBC Certificate........................    4
SBC Common Stock.......................    i
SBC Directory..........................   27
SBC Distribution Date..................   52
SBC Final Expiration Date..............   52
SBC Flip Over Event....................   52
SBC Flip-in Event......................   52
SBC Participating Preferred............   50
SBC Participating Preferred Stock......   50
SBC PCS................................   27
SBC Pooling Action.....................   39
SBC Preferred Stock....................   50
SBC Required Consents..................   31
SBC Restated Certificate...............   11
SBC Rights.............................    3
SBC Rights Agreement...................   51
SBC Rights Record Date.................   51
SBC Stock Acquisition Date.............   52
SBC Stock Plans........................   33
SBC Stock Split........................    2
SBC Telco..............................   27
SBC Unit...............................   51
SEC....................................   ii
                 TERM                   PAGE
--------------------------------------- ----
Section 203............................   59
Securities Act.........................    i
Severance Agreements...................   43
Significant Subsidiaries...............   32
SNET...................................    i
SNET Acquiring Person..................   60
SNET Affiliates Letter.................   43
SNET Board.............................    3
SNET Bylaws............................   29
SNET Cellular..........................   23
SNET Common Stock......................    i
SNET Compensation and Benefit Plans....    7
SNET Long Distance.....................   23
SNET Directory.........................   23
SNET Option............................    7
SNET Preference Stock..................   60
SNET Required Consents.................   31
SNET Restated Certificate..............   29
SNET Rights............................   60
SNET Rights Plan.......................   60
SNET Telco.............................   23
Special Meeting........................    i
Stock Option Agreement.................   10
Stock Plans............................   33
Subsidiary.............................   32
Substitute Option......................    7
Superior Proposal......................    5
Surviving Corporation..................    i
Termination Date.......................    9
Termination Fee........................   10
Total Profit...........................   42
Triggering Event.......................   41

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION,
                            SBC COMMUNICATIONS INC.
                                      AND
                                 SBC (CT), INC.

                          DATED AS OF JANUARY 4, 1998

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
RECITALS.............................................................................    A-8
ARTICLE I
  The Merger; Closing; Effective Time................................................    A-8
  1.1.  The Merger...................................................................    A-8
  1.2.  Closing......................................................................    A-8
  1.3.  Effective Time...............................................................    A-8
ARTICLE II
  Certificate of Incorporation and By-Laws of the Surviving Corporation..............    A-9
  2.1.  The Certificate of Incorporation.............................................    A-9
  2.2.  The By-Laws..................................................................    A-9
ARTICLE III
  Officers, Directors and Management.................................................    A-9
  3.1.  Directors of Surviving Corporation...........................................    A-9
  3.2.  Officers of Surviving Corporation............................................    A-9
  3.3.  Election to SBC's Board of Directors.........................................    A-9
ARTICLE IV
  Effect of the Merger on Capital Stock; Exchange of Certificates....................    A-9
  4.1.  Effect on Capital Stock......................................................    A-9
       (a)  Merger Consideration.....................................................    A-9
       (b)  Cancellation of Shares...................................................   A-10
       (c)  Restricted Stock.........................................................   A-10
       (d)  Merger Sub...............................................................   A-10
  4.2.  Exchange of Certificates for Shares..........................................   A-10
       (a)  Exchange Procedures......................................................   A-10
       (b)  Distributions with Respect to Unexchanged Shares; Voting.................   A-11
       (c)  Transfers................................................................   A-11
       (d)  Fractional Shares........................................................   A-11
       (e)  Termination of Exchange Period; Unclaimed Stock..........................   A-11
       (f)  Lost, Stolen or Destroyed Certificates...................................   A-12
       (g)  Affiliates...............................................................   A-12
  4.3.  Dissenters' Rights...........................................................   A-12
  4.4.  Adjustments to Prevent Dilution..............................................   A-12
  4.5.  Escrow Account for Payment of Dissenters' Demands and Transfer Taxes.........   A-12
ARTICLE V
  Representations and Warranties.....................................................   A-13
  5.1.  Representations and Warranties of the Company, SBC and Merger Sub............   A-13
       (a)  Organization, Good Standing and Qualification............................   A-13
       (b)  Governmental Filings; No Violations......................................   A-13

                                                                                       PAGE
                                                                                       ----
       (c)  Reports; Financial Statements............................................   A-14
       (d)  Absence of Certain Changes...............................................   A-15
       (e)  Litigation and Liabilities...............................................   A-15
       (f)  Accounting, Tax and Regulatory Matters...................................   A-15
       (g)  Taxes....................................................................   A-15
       (h)  Compliance with Laws.....................................................   A-16
  5.2.  Representations and Warranties of the Company................................   A-16
       (a)  Capital Structure........................................................   A-16
       (b)  Corporate Authority; Approval and Fairness...............................   A-17
       (c)  Employee Benefits........................................................   A-17
       (d)  Takeover Statutes........................................................   A-18
       (e)  Environmental Matters....................................................   A-19
       (f)  Labor Matters............................................................   A-19
       (g)  Rights Agreement.........................................................   A-19
       (h)  Brokers and Finders......................................................   A-19
       (i)   Intellectual Property...................................................   A-19
       (j)   Severance Payments......................................................   A-20
  5.3.  Representations and Warranties of SBC and Merger Sub.........................   A-20
       (a)  Capital Structure........................................................   A-20
       (b)  Corporate Authority; Approval and Fairness...............................   A-21
       (c)  Brokers and Finders......................................................   A-21
ARTICLE VI
  Covenants..........................................................................   A-21
  6.1.  Interim Operations...........................................................   A-21
  6.2.  Acquisition Proposals........................................................   A-23
  6.3.  Information Supplied.........................................................   A-24
  6.4.  Shareholders Meeting.........................................................   A-24
  6.5.  Filings; Other Actions; Notification.........................................   A-24
  6.6.  Access; Consultation.........................................................   A-25
  6.7.  Affiliates...................................................................   A-26
  6.8.  Stock Exchange Listing and De-listing........................................   A-26
  6.9.  Publicity....................................................................   A-26
  6.10. Benefits.....................................................................   A-27
        (a)  Stock Options...........................................................   A-27
        (b)  Employee Benefits.......................................................   A-27
  6.11. Expenses.....................................................................   A-27
  6.12. Indemnification; Directors' and Officers' Insurance..........................   A-27
  6.13. Takeover Statute.............................................................   A-28
  6.14. Dividends....................................................................   A-28
  6.15. Confidentiality..............................................................   A-28
  6.16. Control of the Company's Operations..........................................   A-29
  6.17. Tax Representation Letters...................................................   A-29
  6.18. Transfer Taxes...............................................................   A-29

                                                                                       PAGE
                                                                                       ----
ARTICLE VII
  Conditions.........................................................................   A-29
  7.1.  Conditions to Each Party's Obligation to Effect the Merger...................   A-29
       (a)  Shareholder Approval.....................................................   A-29
       (b)  NYSE Listing.............................................................   A-29
       (c)  Governmental Consents....................................................   A-29
       (d)  Laws and Orders..........................................................   A-30
       (e)  S-4......................................................................   A-30
  7.2.  Conditions to Obligations of SBC and Merger Sub..............................   A-30
       (a)  Representations and Warranties...........................................   A-30
       (b)  Performance of Obligations of the Company................................   A-30
       (c)  Tax Opinion..............................................................   A-30
       (d)  Dissenting Shares........................................................   A-30
       (e)  Accountants' Letter......................................................   A-30
  7.3.  Conditions to Obligation of the Company......................................   A-31
       (a)  Representations and Warranties...........................................   A-31
       (b)  Performance of Obligations of SBC and Merger Sub.........................   A-31
       (c)  Tax Opinion..............................................................   A-31
ARTICLE VIII
  Termination........................................................................   A-31
  8.1.  Termination by Mutual Consent................................................   A-31
  8.2.  Termination by Either SBC or the Company.....................................   A-31
  8.3.  Termination by the Company...................................................   A-32
  8.4.  Termination by SBC...........................................................   A-32
  8.5.  Effect of Termination and Abandonment........................................   A-32
ARTICLE IX
  Miscellaneous and General..........................................................   A-33
  9.1.  Survival.....................................................................   A-33
  9.2.  Modification or Amendment....................................................   A-33
  9.3.  Waiver of Conditions.........................................................   A-33
  9.4.  Counterparts.................................................................   A-34
  9.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL................................   A-34
  9.6.  Notices......................................................................   A-35
  9.7.  Entire Agreement.............................................................   A-35
  9.8.  No Third Party Beneficiaries.................................................   A-35
  9.9.  Obligations of SBC and of the Company........................................   A-35
  9.10. Severability.................................................................   A-36
  9.11. Interpretation...............................................................   A-36
  9.12. Assignment...................................................................   A-36

                             INDEX OF DEFINED TERMS

                                    TERM                                           SECTION
-----------------------------------------------------------------------------  ---------------
Acquiring Party..............................................................           8.5(b)
Acquisition Proposal.........................................................              6.2
Affiliate....................................................................           5.1(g)
Affiliates Letter............................................................              6.7
Agreement....................................................................         preamble
Audit Date...................................................................           5.1(e)
Bankruptcy and Equity Exception..............................................           5.2(b)
By-Laws......................................................................              2.2
CBCA.........................................................................              1.1
Certificate..................................................................           4.1(a)
Certificate of Merger........................................................              1.3
Charter......................................................................              2.1
Closing......................................................................              1.2
Closing Date.................................................................              1.2
Code.........................................................................         recitals
Company......................................................................         preamble
Company Affiliate's Letter...................................................           6.7(a)
Company Disclosure Letter....................................................              5.1
Company Option...............................................................       6.10(a)(i)
Company Required Consents....................................................        5.1(b)(i)
Company Requisite Vote.......................................................           5.2(b)
Company Shares...............................................................           4.1(a)
Compensation and Benefit Plans...............................................        5.2(c)(i)
Confidentiality Agreement....................................................             6.15
Contracts....................................................................       5.1(b)(ii)
Costs........................................................................             6.12
CPUC.........................................................................           8.2(f)
Current Premium..............................................................          6.12(c)
D&O Insurance................................................................          6.12(c)
Director Designee............................................................              3.3
Disclosure Letter............................................................              5.1
Dissenting Shares............................................................           4.1(a)
Dissenting Shareholders......................................................           4.1(a)
Effective Time...............................................................              1.3
Environmental Law............................................................           5.2(e)
ERISA........................................................................        5.2(c)(i)
ERISA Affiliate..............................................................      5.2(c)(iii)
ERISA Affiliate Plan.........................................................      5.2(c)(iii)
Escrow Account...............................................................              4.5
Escrow Agent.................................................................              4.5
Escrow Agreement.............................................................              4.5
Exchange Act.................................................................       5.1(b)(ii)
Exchange Agent...............................................................           4.2(a)
Exchange Ratio...............................................................           4.1(a)
Excluded Company Shares......................................................           4.1(a)
Extended Termination Date....................................................              8.2

                                    TERM                                           SECTION
-----------------------------------------------------------------------------  ---------------
FCC..........................................................................           5.1(b)
Final Order..................................................................           7.1(c)
GAAP.........................................................................           5.1(c)
Governmental Entity..........................................................        5.1(b)(i)
Hazardous Substance..........................................................           5.2(e)
HSR Act......................................................................           5.1(b)
Indemnified Parties..........................................................          6.12(a)
Initial 15 Day Period........................................................              8.4
IRS..........................................................................       5.2(c)(ii)
Laws.........................................................................           5.1(h)
Litigation...................................................................           5.1(e)
Material Adverse Effect......................................................           5.1(a)
Merger.......................................................................         recitals
Merger Consideration.........................................................           4.1(a)
Merger Sub...................................................................         preamble
NYSE.........................................................................              6.8
Order........................................................................           7.1(d)
Owned Intellectual Property Rights...........................................    5.2(i)(ii)(B)
Pension Plan.................................................................       5.2(c)(ii)
Person.......................................................................           4.2(a)
Permits......................................................................           5.1(h)
Preference Shares............................................................           5.2(a)
Preference Shares............................................................           5.2(a)
Preferred Shares.............................................................           5.2(a)
Prospectus/Proxy Statement...................................................              6.3
PUC..........................................................................           5.1(b)
Reports......................................................................           5.1(c)
Registered Silver Shares.....................................................           4.2(a)
Representatives..............................................................           6.6(a)
Rights Agreement.............................................................           5.2(a)
S-4 Registration Statement...................................................              6.3
SBC..........................................................................         preamble
SBC Affiliate's Letter.......................................................           6.7(a)
SBC Common Stock.............................................................           4.1(a)
SBC Disclosure Letter........................................................              5.1
SBC Pooling Action...........................................................           7.2(c)
SBC Preferred Shares.........................................................           5.3(a)
SBC Required Consents........................................................           5.1(b)
SBC Requisite Vote...........................................................           5.1(c)
SBC Rights...................................................................           4.1(a)
SBC Rights Agreement.........................................................           5.3(a)
SBC Stock Plans..............................................................           5.3(a)
SBC Voting Debt..............................................................       5.1(b)(ii)
SEC..........................................................................           5.1(c)
Securities Act...............................................................        5.1(b)(i)
Shareholders Meeting.........................................................              6.4
Significant Subsidiaries.....................................................       5.1(b)(ii)
Stock Option Agreement.......................................................         recitals

                                    TERM                                           SECTION
-----------------------------------------------------------------------------  ---------------
Stock Plans..................................................................           5.2(a)
Subsidiary...................................................................           5.1(a)
Substitute Option............................................................       6.10(a)(i)
Superior Proposal............................................................              6.2
Surviving Corporation........................................................              1.1
Takeover Statute.............................................................           5.2(d)
Tax..........................................................................           5.1(g)
Taxes........................................................................           5.1(g)
Taxable......................................................................           5.1(g)
Tax Return...................................................................           5.1(g)
Termination Date.............................................................              8.2
Termination Fee..............................................................           8.5(b)
Third-Party Intellectual Property Right......................................    5.2(i)(ii)(A)
Transfer Taxes...............................................................             6.18
Utilities Laws...............................................................           5.1(d)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 4, 1998, among Southern New England Telecommunications Corporation, a Connecticut corporation (the "Company"), SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC ("Merger Sub").

                                    RECITALS

     WHEREAS, the respective boards of directors of each of SBC, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and adopted this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a "tax-free" reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";

     WHEREAS, as an inducement to the willingness of SBC to enter into this Agreement, the board of directors of the Company has approved the grant to SBC of an option to purchase shares of common stock of the Company pursuant to a stock option agreement, substantially in the form of Exhibit A (the "Stock Option Agreement"), and each of the Company and SBC have duly authorized, executed and delivered the Stock Option Agreement; and

     WHEREAS, the Company, SBC and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Connecticut, and the Merger shall have the effects specified in the Connecticut Business Corporation Act (the "CBCA").

     1.2. Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 9:00 A.M. local time on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and SBC may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, the Company and SBC will cause a certificate of merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of the State of Connecticut as provided in Section 33-819 of the CBCA. The Merger shall become effective at the time when the Certificate of Merger shall have become effective in accordance with the CBCA (the "Effective Time").

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Section 3 of the Charter shall be amended to read in its entirety as follows: "The authorized capital stock of the Corporation shall consist of one thousand shares of common stock having a par value of one dollar per share.", and (ii) Section 4 of the Charter shall be amended to read in its entirety as follows: "The number of directors of the Corporation shall be fixed from time to time by the Board of Directors or the Shareholders in accordance with the By-laws of the Corporation. A director shall hold office until the next annual meeting of shareholders of the Corporation following his election and until his successor shall be elected and shall qualify."

     2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until duly amended as provided therein or by applicable law, except that the By-Laws shall be amended as set forth in Exhibit B.

                                  ARTICLE III

                       OFFICERS, DIRECTORS AND MANAGEMENT

     3.1. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.2. Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.3. Election to SBC's Board of Directors. At the Effective Time of the Merger, SBC shall increase the size of its Board of Directors by one. The nominee for such additional directorship shall be selected by the SBC Board of Directors in consultation with the Chief Executive Officer and Board of Directors of the Company from among the members of the Company's Board of Directors (the "Director Designee"), and the SBC Board of Directors shall appoint the Director Designee to the SBC Board of Directors as of the Effective Time, with such Director Designee to serve in the director group determined in accordance with Article II of the by-laws of SBC as in effect on the date hereof until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of SBC.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a) Merger Consideration. Each share of the common stock, having a par value of one dollar per share (each a "Company Share" and together the "Company Shares"), of the Company issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares that are owned by SBC or Merger Sub, (ii) Company Shares that are owned by the Company, in each case (i) and (ii) not held on behalf of third parties, or (iii) Company Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") who satisfy all of the requirements to demand payment for such shares in accordance with Sections 33-855 through 33-872 of the CBCA (collectively, "Excluded Company Shares")) shall be converted into 0.8784 of a share (the "Exchange Ratio") of Common Stock, par value $1 per share, of SBC ("SBC Common Stock"), subject to adjustment as provided in Section
     4.4 (the "Merger Consideration"). All references in this agreement to SBC Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights ("SBC Rights") to purchase shares of SBC Common Stock pursuant to the SBC Rights Agreement (as defined in Section 5.3(a)), except where the context otherwise requires. At the Effective Time, all Company Shares shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(d) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(b), in each case without interest.

          (b) Cancellation of Shares. Each Company Share issued and outstanding immediately prior to the Effective Time and owned directly by SBC, Merger Sub or the Company (other than shares held for third parties) shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist. Dissenters' Shares shall be cancelled and retired at the Effective Time and paid for in accordance with Section 33-865 of the CBCA.

          (c) Restricted Stock. Each Company Share issued and outstanding immediately prior to the Effective Time that, after giving effect to any provision in the plans referred to below providing for the termination or lapse of any restriction resulting from the transactions contemplated by this Agreement, is restricted under the Company's 1995 Stock Incentive Plan, Non-Employee Director Stock Plan or 1996 Non-Employee Director Stock Plan shall be converted into a fraction of a share of SBC Common Stock equal to the Exchange Ratio, having the same restrictions, terms and conditions as were applicable to such Company Share of restricted stock.

          (d) Merger Sub. At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of SBC.

     4.2. Exchange of Certificates for Shares.

     (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause an exchange agent selected by SBC with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), to mail to each holder of record of Company Shares (other than holders of record of Excluded Company Shares) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as SBC and the Company may reasonably agree, and
(ii) instructions for surrendering the Certificates in exchange for (A) uncertificated shares of SBC Common Stock registered on the stock transfer books of SBC in the name of such holder ("Registered SBC Shares") or, at the election of such holder, certificates representing shares of SBC Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) Registered SBC Shares or, at the election of such holder, a certificate, representing that number of whole shares of SBC Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of

Company Shares that is not registered in the transfer records of the Company, the Registered SBC Shares or certificate, as the case may be, representing the proper number of shares of SBC Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any Registered SBC Shares or any certificate for shares of SBC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of Registered SBC Shares or certificates for shares of SBC Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of SBC or the Exchange Agent that such tax has been paid or is not applicable.

     For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(b)) or other entity of any kind or nature.

     (b) Distributions with Respect to Unexchanged Shares; Voting. (i) Whenever a dividend or other distribution is declared by SBC in respect of SBC Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the SBC Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the Registered SBC Shares or certificates, as the case may be, representing whole shares of SBC Common Stock issued in exchange for such Certificate, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of SBC Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of SBC Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of SBC Common Stock, all shares of SBC Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

     (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of SBC stockholders with a record date at or after the Effective Time the number of whole shares of SBC Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

     (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

     (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of SBC Common Stock will be issued and any holder of record of Company Shares entitled to receive a fractional share of SBC Common Stock but for this Section 4.2(d) shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of SBC Common Stock, as reported in The Wall Street Journal, New York City edition, for the last trading day prior to the Effective Time.

     (e) Termination of Exchange Period; Unclaimed Stock. Any shares of SBC Common Stock and any portion of the cash, dividends or other distributions payable with respect to the SBC Common Stock pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company 180 days after the Effective Time shall be paid to SBC. Any shareholders of the Company who have not theretofore complied with this Article IV shall look only to SBC for payment of their shares of SBC Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 4.1, Section 4.2(b) and Section 4.2(d) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of SBC, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by SBC as indemnity against any claim that may be made against it with respect to such Certificate, SBC will issue the shares of SBC Common Stock, and the Exchange Agent will issue any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect thereof, issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article IV upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement, in each case, without interest.

     (g) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.7) of the Company shall not be exchanged until SBC has received a written agreement from such Person as provided in Section 6.7 hereof.

     4.3. Dissenters' Rights. No Dissenting Shareholder shall be entitled to shares of SBC Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Section 33-856 of the CBCA with respect to Company Shares owned by such Dissenting Shareholder. Unless the obligation of the Company under Section
4.5 to establish an Escrow Account has been waived by SBC, such payment shall be made from the Escrow Account in accordance with Section 4.5. If any Person who would otherwise be deemed a Dissenting Shareholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Company Shares, such shares shall thereupon be treated as though such shares had been converted into shares of SBC Common Stock pursuant to
Section 4.1 hereof and any cash in lieu of fractional shares, dividends or other distributions as provided in Section 4.2 hereof. The Company shall give SBC (i) prompt written notice of any dissenters' demands for payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to dissenters' rights and (ii) the opportunity to direct all negotiations with respect to dissenters under the CBCA. The Company shall not, without the prior written consent of SBC, voluntarily make any payment with respect to any demands for payment by Dissenting Shareholders, offer to settle or settle any such demands or approve any withdrawal of such demands.

     4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of SBC Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of SBC Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

     4.5. Escrow Account for Payment of Dissenters' Demands and Transfer
Taxes. Pursuant to an escrow agreement to be entered into by the Company with an escrow agent selected by mutual agreement of the Company and SBC (the "Escrow Agent"), in a form reasonably acceptable to SBC (the "Escrow Agreement"), unless SBC shall elect, in its sole discretion, to waive the Company's obligations under this Section 4.5 and shall notify the Company of such election, the Company shall, immediately prior to the Effective Time, deposit in an account with the Escrow Agent (the "Escrow Account") funds sufficient in the aggregate to pay all Dissenting Shareholders who as of such time shall have satisfied all applicable requirements under the CBCA to demand payment for their Dissenting Shares the amounts the Company estimates to be the fair value of such Dissenting Shares plus accrued interest in accordance with Section 33-865(a) of the CBCA, and any Transfer Taxes (as defined herein) attributable to the Merger. These funds will be released from the Escrow Account, upon certification by the Company, (i) to make any payment to which a Dissenting Shareholder shall then be entitled under the CBCA, whether pursuant to the procedures specified in Part XIII thereof, a final judgment of a court of competent jurisdiction or any other agreement with such Dissenting Shareholder; (ii) to pay any Transfer Taxes that become payable under any applicable state, local, foreign or provincial law; or (iii) to the Company, upon the Company's reasonable determination and certification that the Company's obligations in respect of the amounts specified in clause (i) (with respect to all Dissenting Shareholders) and clause (ii) of this Section
4.5 have been fully satisfied. All payments pursuant to clause (i) above shall include interest accrued since the Effective Time in accordance with the CBCA. The Escrow Agreement shall permit the Escrow Agent to invest the funds in the Escrow Account as directed by the Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company, SBC and Merger
Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to SBC or by SBC to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "SBC Disclosure Letter", respectively), as the case may be, the Company (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by SBC to the Company) hereby represents and warrants to SBC and Merger Sub, and SBC (except for references in subparagraphs (a), (b)(ii) and (c) below to documents made available or disclosed by the Company to SBC), on behalf of itself and Merger Sub, hereby represents and warrants to the Company, that:

          (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. It has made available to SBC, in the case of the Company, and to the Company, in the case of SBC, a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect.

          As used in this Agreement, (i) the term "Subsidiary" means, with respect to the Company, SBC or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other Persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) the term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the total enterprise value of such Person and its Subsidiaries, taken as a whole, other than effects or changes resulting from the execution of this Agreement or the announcement thereof or relating to (I) the telecommunications industry generally, (II) the national economy generally or (A) with respect to SBC only, the economy of the southwestern United States and California, taken together, generally or
     (B) with respect to the Company only, the economy of New England generally or (III) the securities markets generally, and (iii) reference to "the other party" means, with respect to the Company, SBC and means, with respect to SBC, the Company.

          (b) Governmental Filings; No Violations. (i) Other than (A) the filings pursuant to Section 1.3, (B) the notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) the filings and/or notices to comply with state securities or "blue-sky" laws, (D) the necessary notices to and, if any, approvals of the Federal Communications Commission ("FCC") pursuant to the Communications Act of 1934, as amended, and (E) the necessary notices to and necessary approvals, if any, of the state public utility commissions or similar state regulatory bodies (each a "PUC") identified in its respective Disclosure Letter pursuant to applicable state laws regulating the telephone, mobile cellular, paging, cable television or other telecommunications business ("Utilities Laws") (such filings and/or notices of SBC being the "SBC Required Consents" and of the Company being the "Company Required Consents"), no notices, reports or other filings are required to be made by it to or with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement.

          (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or the comparable governing instruments of any of its "Significant Subsidiaries", as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) a breach or violation of, a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(h)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. The Company Disclosure Letter, with respect to the Company, and the SBC Disclosure Letter, with respect to SBC, sets forth a correct and complete list of all Contracts of it and its Subsidiaries required to be filed as material contract exhibits under the Exchange Act and pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement or the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses
     (B) and (C) above).

          (c) Reports; Financial Statements. It has made available to the other party each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1996 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, its Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into its Reports (including the related notes and schedules) fairly presents the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. Since the Audit Date, it and each of its Subsidiaries required to make filings under Utilities Laws has filed with the applicable PUCs or the FCC, as the case may be, all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that are, individually or in the aggregate, not reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. To its knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

          (d) Absence of Certain Changes. Except as disclosed in its Reports filed prior to the date hereof or as expressly contemplated by this Agreement, since the Audit Date it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, after taking into account any insurance coverage, to have a Material Adverse Effect on it;
     (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and, in the case of SBC, dividends in SBC Common Stock; or (iv) any change by it in accounting principles, practices or methods except as required by GAAP.

          (e) Litigation and Liabilities. Except as disclosed in its Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings ("Litigation") pending or, to the actual knowledge of its executive officers, threatened against it or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.2(e)), that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement; provided, that for purposes of this paragraph (e) no Litigation arising after the date hereof shall be deemed to have a Material Adverse Effect if and to the extent such Litigation (or any relevant part thereof) is based on this Agreement or the transactions contemplated hereby.

          (f) Accounting, Tax and Regulatory Matters. As of the date hereof, neither it nor any of its affiliates (as determined in accordance with Section 6.7) has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent SBC from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (g) Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; (ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers, threatened, in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to the actual knowledge of its executive officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in its Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

          As used in this Agreement, (x) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, transfer, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (y) the term "Tax Return" includes all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (h) Compliance with Laws. Except as set forth in its Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Except as set forth in its Reports filed prior to the date hereof, as of the date hereof no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. To the actual knowledge of its executive officers, as of the date hereof no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or to prevent, or materially impair its ability to effect, the consummation by it of the transactions contemplated by this Agreement or the Stock Option Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

     5.2. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the Company Disclosure Letter, the Company hereby represents and warrants to SBC and Merger Sub that:

          (a) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 Company Shares, of which 66,666,268 Company Shares were issued and outstanding and 2,230,586 Company Shares were held in treasury as of the close of business on December 31, 1997; 2,000,000 shares of preferred stock, par value $50.00 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on December 31, 1997; and 50,000,000 shares of preference stock, par value $1.00 per share (the "Preference Shares"), of which no shares were outstanding as of December 31, 1997. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 2,000,000 Preference Shares, designated "Series A Junior Participating Preference Stock", reserved for issuance pursuant to the Rights Agreement, dated as of December 11, 1996, between the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agreement"), Company Shares reserved for issuance pursuant to the Stock Option Agreement and Company Shares reserved for issuance as set forth below or which may be issued in accordance with Section 6.1(a), the Company has no Company Shares, Preferred Shares or Preference

     Shares reserved for issuance. As of December 31, 1997, there were not more than 6,650,000 Company Shares reserved for issuance pursuant to the Company's 1986 Stock Option Plan, 1995 Stock Incentive Plan, Non-Employee Director Stock Plan, Incentive Award Deferral Plan and 1996 Non-Employee Director Stock Plan (collectively, the "Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and except for Company Shares and options to purchase Company Shares which may be issued in accordance with Section 6.1(a), neither the Company nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights (other than stock appreciation rights in respect of not more than 40,000 Company Shares), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          (b) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of two-thirds of the outstanding Company Shares (the "Company Requisite Vote") and the Company Required Consents, the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company (A) has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (B) has approved the execution and delivery of the Stock Option Agreement and (C) has received the opinion of its financial advisors, Salomon Smith Barney Inc., in a customary form and to the effect that the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair to such holders from a financial point of view.

          (c) Employee Benefits.

          (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other material plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries (its "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to SBC prior to the date hereof and each such Compensation and Benefit Plan is listed in Section 5.2(c) of the Company Disclosure Letter.

          (ii) All of its Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with the exception of any instances of non-compliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Each of its Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA

     (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of its executive officers, threatened in writing material litigation relating to its Compensation and Benefit Plans. Neither it nor any Subsidiary has engaged in a transaction with respect to any of its Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA and that is reasonably likely to have a Material Adverse Effect on the Company.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
     Section 4001(a)(5) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate") (each such single-employer plan, its "ERISA Affiliate Plan"). No notice of a "reportable event", within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) Neither any of its Pension Plans nor any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

          (v) The consummation of the Merger (or its approval by its shareholders) and the other transactions contemplated by this Agreement and the Stock Option Agreement will not (x) entitle any of its employees or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Compensation and Benefit Plans.

          (vi) Since the Audit Date, except as provided for herein, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          (d) Takeover Statutes. The Board of Directors of the Company, including a majority of the non-employee directors of the Company, has duly adopted resolutions approving the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby and specifically naming SBC and its existing and future affiliates or associates (as such terms are defined under Section 33-840 and 33-843 of the CBCA). Such resolutions satisfy the requirements of Sections 33-842(c)(1) and 33-844(a) of the CBCA, are by their terms irrevocable, and have not been amended or modified in any manner. The provisions of Sections 33-841 and 33-844 of the CBCA do not and will not apply to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's certificate of incorporation and by-laws is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

          (e) Environmental Matters. Except as disclosed in its Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) each of it and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, any groundwater underlying such properties, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below) at levels that require investigation or cleanup under applicable Environmental Laws; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries has received written notice that it is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been responsible for any release or threat of release of any Hazardous Substance; (vi) as of the date hereof neither it nor any Subsidiary has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) neither it nor any of its Subsidiaries is subject to any binding orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

          As used herein, the term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

          As used herein, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, friable asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon.

          (f) Labor Matters. As of the date hereof, neither it nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

          (g) Rights Agreement. The Company has amended the Rights Agreement to provide that neither SBC nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Stock Option Agreement or consummating the Merger and/or the other transactions contemplated hereby and thereby.

          (h) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement except that the Company has employed Salomon Smith Barney Inc. as its financial advisor, the arrangements with which have been disclosed to SBC prior to the date hereof.

          (i) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted, and to the actual knowledge of its executive officers all patents, trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting, except for any failures to so own, be licensed or possess or to be valid and subsisting, as the case may be, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

          (ii) Except as disclosed in its Reports filed prior to the date hereof or as is not reasonably likely to have a Material Adverse Effect on the
     Company:

             (A) it and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it or any of its Subsidiaries is a party and pursuant to which it or any Subsidiary is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Right");

             (B) to the actual knowledge of the Company, no claims as of the date hereof with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by it or any its Subsidiaries (the "Owned Intellectual Property Rights"); (II) any trade secrets material to it; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of its executive officers, are threatened by any Person; and

             (C) to the actual knowledge of its executive officers, there is no unauthorized use, infringement or misappropriation of any of the Owned Intellectual Property Rights by any third party, including any of its or any of its Subsidiaries' employees or former employees.

          (j) Severance Payments. No payments to be made to any of the officers and employees of the Company or its Subsidiaries as a result of the consummation of the Merger will be subject to the deduction limitations under Section 280G of the Code.

     5.3. Representations and Warranties of SBC and Merger Sub. Except as set forth in the corresponding sections or subsections of the SBC Disclosure Letter, SBC, on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

          (a) Capital Structure. (i) The authorized capital stock of SBC consists of 2,200,000,000 shares of SBC Common Stock, of which 918,627,275 shares were issued and outstanding and 13,831,028 shares were held in treasury as of the close of business on December 30, 1997; and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "SBC Preferred Shares"), of which no shares were outstanding as of the close of business on December 31, 1997. All of the outstanding shares of SBC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. SBC has no shares of SBC Common Stock or SBC Preferred Shares reserved for issuance except that SBC has reserved no more than 10,000,000 SBC Preferred Shares for issuance pursuant to the Rights Agreement, dated as of January 27, 1989, between SBC and American Transtech, Inc., as Rights Agent, as amended by the Amendment of Rights Agreement, dated as of August 5, 1992, between SBC and The Bank of New York, as successor Rights Agent, and the Second Amendment of Rights Agreement, dated as of June 15, 1994, between SBC and The Bank of New York, as successor Rights Agent (as amended, the "SBC Rights Agreement"). Each of the outstanding shares of capital stock of each of SBC's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by SBC or a direct or indirect wholly-owned subsidiary of SBC, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except pursuant to SBC's Senior Management Long Term Incentive Plan, Incentive Award Deferral Plan, Non-Employee Directors Stock and Deferral Plan, Stock Savings Plan, 1994 Stock Option Plan, 1996 Stock and Incentive Plan, 1995 Management Stock Option Plan, Savings Plan, Savings and Security Plan and stock plans assumed by SBC pursuant to the merger of SBC Communications (NV), Inc. with and into Pacific Telesis Group consummated on April 1, 1997 (collectively, the "SBC Stock Plans"), neither SBC nor any of its Subsidiaries has any obligation with respect to any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of SBC or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. SBC does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of SBC on any matter.

          (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by SBC, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (b) Corporate Authority; Approval and Fairness. SBC and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to the SBC Required Consents, the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by SBC and Merger Sub and is a valid and binding agreement of SBC and Merger Sub, enforceable against each of SBC and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. SBC has received the opinion of its financial advisors, Lazard Freres & Co., in a customary form and to the effect that the Merger Consideration to be paid by SBC in the Merger is fair to SBC from a financial point of view. The shares of SBC Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of SBC will have any preemptive right of subscription or purchase in respect thereof.

          (c) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement and the Stock Option Agreement except that SBC and Merger Sub have employed Lazard Freres & Co. as their financial advisor.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless SBC shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement, in the Company Disclosure Letter or as required by applicable Law):

          (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not (A) amend its certificate of incorporation or by-laws or amend, modify or terminate the Rights Agreement; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock;
     (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than per share regular quarterly cash dividends not in excess of $0.44 per Company Share; or (D) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries (other than the Company's Employee Stock Ownership Plan) to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect;

          (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (A) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (B) in the normal and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees and the adoption of Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (C) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date hereof;

          (v) neither it nor any of its Subsidiaries shall issue any preferred stock or incur any indebtedness for borrowed money (other than indebtedness incurred solely for the purpose of funding the Escrow Account or the replacement or refinancing of existing short-term indebtedness) or guarantee any such indebtedness if the Company should reasonably anticipate that as a result of such incurrence any of the Company's or any of its Subsidiaries' outstanding senior indebtedness would be rated lower than A by Standard & Poor's;

          (vi) neither it nor any of its Subsidiaries shall make any capital expenditures in any calendar year in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget for such year, a copy of which has been provided to SBC, plus $100 million;

          (vii) except as contemplated by Section 6.1(a)(iv), neither the Company nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of any class of its common stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except the option granted under the Stock Option Agreement, options outstanding on the date hereof under the Stock Plans, awards of options and restricted stock granted hereafter under the Stock Plans in the ordinary course of business in accordance with this Agreement and shares issuable pursuant to such options and awards;

          (viii) neither it nor any of its Subsidiaries shall spend in excess of $50 million in any calendar year to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition). For purposes of this clause (viii), the amount spent with respect to any acquisition shall be deemed to include the aggregate amount of capital expenditures that the Company is obligated to make at any time or plans to make as result of such acquisition within two years after the date of acquisition;

          (ix) neither it nor its Subsidiaries shall enter any business other than the telecommunications business and those businesses traditionally associated with the telecommunications business or enter into or extend any telecommunications business outside the geographic areas served by it and its Subsidiaries as of the date of this Agreement; and

          (x) neither it nor any of its Subsidiaries shall agree prior to the Effective Time to do any of the foregoing after the Effective Time.

     (b) SBC covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in the SBC Disclosure Letter or as required by applicable
Law):

          (i) it shall not (A) amend its certificate of incorporation or by-laws in any manner that would prohibit or hinder, impede or delay in any material respect the Merger or the consummation of the transactions contemplated hereby; (B) declare, set aside or pay any dividend or other distribution payable in cash or property (other than SBC Common Stock) in respect of any capital stock, other than per share regular quarterly cash dividends; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in open market transactions or in connection with the SBC Stock Plans, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

          (ii) neither it nor any of its Subsidiaries shall knowingly take any action that would prevent the Merger from qualifying as a tax-free "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect, provided, however, that nothing contained herein shall limit the ability of SBC to exercise its rights under the Stock Option Agreement; and

          (iii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     (c) SBC and the Company agree that any written approval obtained under this
Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer, Chief Financial Officer, chief legal officer or another executive officer of the other party.

     6.2. Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving it, or any purchase of, or tender offer for, 15% or more of the equity securities of it or any of its Subsidiaries listed on Schedule 1 or 15% or more of its and its Subsidiaries' assets (based on the fair market value thereof) taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) making any disclosure to the Company's shareholders if, in the good faith judgment of the board of directors of the Company, failure so to disclose would be inconsistent with its obligations under applicable law; (C) engaging in any discussions or negotiations with or providing any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received after the date hereof that was not solicited by the Company after the date hereof; or (D) recommending such an Acquisition Proposal to the shareholders of the Company if and only to the extent that, in such case referred to in clause (C) or (D), the board of directors of the Company concludes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     (b) The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify SBC promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of the Company's Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep SBC informed, on a current basis, of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations.

     6.3. Information Supplied. The Company and SBC each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by SBC in connection with the issuance of shares of SBC Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to SBC or the Company, or any of their respective affiliates, officers or directors, should be discovered by SBC or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

     6.4. Shareholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Company Shares (the "Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Unless the board of directors of the Company determines in good faith after consultation with outside legal counsel that to do so would result in a failure to comply with its fiduciary duties under applicable law, the Company's board of directors shall recommend approval of this Agreement and the Merger and shall take all lawful action to solicit such approval.

     6.5. Filings; Other Actions; Notification. (a) SBC and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and SBC shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. SBC and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of the Company. SBC shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) The Company and SBC each shall use all reasonable efforts to cause to be delivered to the other party and its directors (i) letters of its independent auditors, dated (A) the date on which the S-4 Registration Statement shall become effective and (B) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement, and (ii) a letter from its independent auditors addressed to SBC and the Company, dated as of the Closing Date, stating their opinion that the Merger will qualify for pooling-of-interests accounting treatment.

     (c) The Company and SBC shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, SBC or the Company to proffer, or agree to, any concession to any Governmental Entity if (i) such concession is reasonably likely to have a Material Adverse Effect on the Company following the Effective Time, (ii) such concession is reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (it being understood that, for this purpose, materiality shall be determined with reference to the total enterprise value of the Company and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by it). Subject to applicable laws relating to the exchange of information, SBC and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to SBC or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. In exercising the foregoing right, each of the Company and SBC shall act reasonably and as promptly as practicable.

     (d) Subject to applicable laws relating to the exchange of information, the Company and SBC each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of SBC, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement or the Stock Option Agreement.

     (e) The Company and SBC each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by SBC or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. Each of the Company and SBC shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any of the conditions to the other party's obligations to effect the Merger set forth in Article VII.

     6.6. Access; Consultation. (a) Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and SBC each shall (and shall cause its Subsidiaries to) afford the other's and the other's Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by the other or any of the other's Subsidiaries)(such officers, directors, employees, agents and representatives being referred to in this Agreement, with respect to the Company or SBC, as the context requires, as such party's "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, SBC or

Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or SBC to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or SBC, as the case may be, would violate applicable law or any of its obligations with respect to confidentiality or would result in the disclosure of any trade secrets of third parties if the Company or SBC, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or SBC, as the case may be, or such Person as may be designated by any such executive officer, as the case may be. All information provided pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement.

     (b) Subject to the Confidentiality Agreement and to Section 6.16, from the date hereof to the Effective Time, SBC and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

     (c) From the date hereof to the Effective Time, the Company agrees to notify SBC in advance of any issuance by the Company or any of its Subsidiaries of any long-term debt or preferred stock.

     6.7. Affiliates. (a) Each of the Company and SBC shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Shareholders Meeting, "affiliates" of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method and, in the case of "affiliates" of the Company, for purposes of Rule 145 under the 1933 Act. Each of the Company and SBC shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to SBC prior to the date of the Shareholders Meeting a written agreement, in the form attached hereto as Exhibit C, in the case of affiliates of the Company (the "Company Affiliate's Letter"), and Exhibit D, in the case of affiliates of SBC (the "SBC Affiliate's Letter"). Prior to the Effective Time, each of the Company and SBC shall use all reasonable efforts to cause each additional Person who is identified as an "affiliate" to execute the applicable written agreement as set forth in this Section 6.7.

     (b) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of SBC Common Stock issued to such affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of SBC and the Company shall have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SBC's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

     6.8. Stock Exchange Listing and De-listing. SBC shall use its best efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Company Shares to be de-listed from the NYSE and the Pacific Exchange and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.9. Publicity. The initial press release with respect to the Merger shall be a joint press release, and thereafter the Company and SBC each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     6.10. Benefits.

     (a) Stock Options.

          (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, after giving effect to any provision requiring the vesting of any Company Option as a result of the transactions contemplated by this Agreement, the same number of shares of SBC Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to the nearest whole cent) equal to
     (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of SBC Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans, including any necessary amendments thereto, to permit the assumption of the unexercised Company Options by SBC pursuant to this Section and no later than five business days after the Effective Time SBC shall register under the Securities Act of 1933 on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of SBC Common Stock issuable pursuant to all Substitute Options. As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Stock Plans appropriate notices setting forth such participants' rights pursuant to such assumed Company Options.

          (ii) Effective at the Effective Time, SBC shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced.

     (b) Employee Benefits. SBC agrees that it shall cause the Surviving Corporation for at least two years after the Effective Time to provide or cause to be provided to employees of the Company and its Subsidiaries compensation and benefit plans that are no less favorable, in the aggregate, than the Company's Compensation and Benefit Plans; provided, however, if during this period SBC implements any widespread increase or decrease in benefits under compensation and benefit plans or in the cost thereof to participants under compensation and benefit plans applicable to employees of SBC and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), the Surviving Corporation shall proportionately adjust the benefits under the Company's compensation and benefit plans or the cost thereof to participants, and provided, further, with respect to employees who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement. SBC shall, and shall cause the Surviving Corporation to, honor, pursuant to their terms, all employee benefit obligations to current and former employees under the Compensation and Benefit Plans.

     6.11. Expenses. Except as otherwise provided in Section 6.18 or 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement and the filing fee under the HSR Act shall be shared equally by SBC and the Company.

     6.12. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, SBC agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Connecticut law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and SBC shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify SBC thereof, but the failure to so notify shall not relieve SBC of any liability it may have to such Indemnified Party if such failure does not materially prejudice SBC. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) SBC or the Surviving Corporation shall have the right to assume the defense thereof and SBC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if SBC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between SBC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and SBC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that SBC shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and
(iii) SBC shall not be liable for any settlement effected without its prior written consent.

     (c) SBC or the Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 175% of the last annual premium paid prior to the date hereof (the "Current Premium"), in each case during such six year period, SBC or the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium.

     (d) If SBC or the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of SBC or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

     (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each party hereto and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.14. Dividends. The Company shall coordinate with SBC the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and SBC Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Shares or SBC Common Stock received in the Merger in respect of any calendar quarter.

     6.15. Confidentiality. The Company and SBC each acknowledges and confirms that it has entered into a Confidentiality and Non-Disclosure Agreement, dated October 22, 1997 (the "Confidentiality Agreement"), and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, whether or not the Merger is consummated.

     6.16. Control of the Company's Operations. Nothing contained in this Agreement shall give SBC, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     6.17. Tax Representation Letters. For purposes of the tax opinions described in Sections 7.2(c) and 7.3(c) of this Agreement, each of the Company and SBC shall provide representation letters, in form and substance reasonably satisfactory to the Company and SBC, each dated as of the date that is two business days prior to the date the Prospectus/Proxy Statement is first mailed to shareholders of the Company and reissued as of the Closing Date.

     6.18. Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar Taxes (including any interest or penalties with respect thereto) attributable to the Merger (collectively, the "Transfer Taxes") shall be timely paid by the Company, which payments, if any, shall be made from the Escrow Account if required by Section 4.5.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote;

          (b) NYSE Listing. The shares of SBC Common Stock issuable to the Company shareholders pursuant to this Agreement shall have been approved for listing on the NYSE subject to official notice of issuance.

          (c) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all material Company Required Consents and SBC Required Consents from or with the FCC, the DPUC or any other Governmental Entity shall have been made or obtained pursuant to a Final Order, free of any conditions adverse to the Company or SBC (other than for conditions that (i) are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company following the Effective Time, or
     (ii) are not reasonably likely to have a Material Adverse Effect on SBC following the Effective Time (it being understood that, for this purpose, materiality shall be determined with reference to the total enterprise value of the Company and its Subsidiaries, taken as a whole, rather than that of SBC and its Subsidiaries, taken as a whole, and taking into account any material restrictions on the ability of SBC or any of its Significant Subsidiaries to conduct its operations as currently conducted or as proposed to be conducted by it)). For the purposes of this Agreement, "Final Order" means an action or decision that has been granted as to which
     (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) none of the FCC, the DPUC or any other Governmental Entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (a), (b), (c) or (d) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in any such case in a manner which would have a Material Adverse Effect on SBC or the Company following the Effective Time).

          (d) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that is, individually or in the aggregate with all other such Laws, reasonably likely to have a Material Adverse Effect on SBC or the Company (collectively, an "Order"), and none of the Department of Justice, the Federal Trade Commission, the FCC or the DPUC shall have instituted any proceeding or threatened in writing or publicly announced its intention to institute any proceeding seeking any such Order.

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

     7.2. Conditions to Obligations of SBC and Merger Sub. The obligations of SBC and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by SBC at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SBC shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) Tax Opinion. SBC shall have received the opinion of Sullivan & Cromwell, special counsel to SBC, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto in the representation letters referred to in Section 6.17.

          (d) Dissenting Shares. The Dissenting Shares shall not constitute more than 9% of the aggregate number of Company Shares outstanding immediately prior to the Effective Time provided, however, that this condition shall be deemed to be waived by SBC if the condition set forth in
     Section 7.2(e) is deemed waived by SBC pursuant to the proviso to Section 7.2(e).

          (e) Accountants' Letter. SBC shall have received a letter from its independent public accounting firm to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment; provided, however, that this condition shall be deemed to be waived by SBC if SBC's independent accounting firm shall have failed to deliver such letter solely as a result of one or more SBC Pooling Actions.

     For purposes of this Section 7.2(e), "SBC Pooling Action" shall mean (i) any action taken by SBC or any of its Subsidiaries after the date hereof that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment if any of the executive officers of SBC actually knew or, after appropriate inquiry, should have known that such action would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment, (ii) the escrow arrangements referred to in
Section 4.5 hereof, if the Company's obligation to make such arrangements has not been waived by SBC in accordance with Section 4.5 and (iii) any condition existing on the date hereof which, with reference only to SBC and its Subsidiaries, would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment under the currently published and effective guidelines and interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the SEC relating to "pooling-of-interests" accounting treatment.

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of SBC and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and
     (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on SBC, in each case (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of SBC by an executive officer of SBC to such effect.

          (b) Performance of Obligations of SBC and Merger Sub. Each of SBC and Merger Sub shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of SBC and Merger Sub by an executive officer of SBC to such effect.

          (c) Tax Opinion. The Company shall have received the opinion of Cravath, Swaine & Moore, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of SBC, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto in the representation letters referred to in Section 6.17.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and SBC, by action of their respective boards of directors.

     8.2. Termination by Either SBC or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either SBC or the Company if (i) the Merger shall not have been consummated by December 31, 1998, whether such date is before or after the date of approval by the shareholders of the Company (the "Termination Date"); provided, however, that if the Company or SBC determines that additional time is necessary in connection with obtaining a Company Required Consent or a SBC Required Consent from or with the FCC, the DPUC or any other Governmental Entity, the Termination Date may be extended by the Company or SBC from time to time by written notice to the other party to a date no later than June 30, 1999 (the "Extended Termination Date"), (ii) the approval of the Company's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and nonappealable (whether before or after the approval by the shareholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by action of the board of directors of the Company:

          (a) If (i) the Company shall not have willfully breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 7.2(a) or 7.2(b), (ii) the board of directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies SBC in writing that the Company wishes to enter into such agreement, (iii) SBC does not make, within five business days of receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and that contains terms and conditions (other than with respect to type or amount of consideration) that do not differ materially from either the terms and conditions of this Agreement or the terms and conditions of the proposed agreement for such Superior Proposal and (iv) the Company prior to such termination pays to SBC in immediately available funds any fees required to be paid pursuant to
     Section 8.5. The Company agrees to notify SBC promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          (b) If there has been a breach by SBC or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) cannot be cured prior to the Extended Termination Date.

     8.4. Termination by SBC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of SBC if (i) the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within ten business days after a written request by SBC to do so, provided that such a request is made after the board of directors of the Company has taken any of the actions specified in clause (C) or (D) of the proviso of Section 6.2 with respect to an Acquisition Proposal and such Acquisition Proposal has not been rejected by such board of directors or withdrawn, (ii) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) cannot be cured prior to the Extended Termination Date or
(iii) if the Company or any of its Representatives shall take any of the actions that would be proscribed by Section 6.2 but for the exception therein allowing certain actions to be taken pursuant to clause (C) or (D) of the proviso thereof (other than any such actions taken pursuant to such clause (C) with respect to any bona fide written Acquisition Proposal (received after the date hereof that was not solicited by the Company after the date hereof) taken during the ten calendar day period following receipt of such Acquisition Proposal by the Company if, and only if, the Company receives such Acquisition Proposal during the Initial 15 Day Period). For purposes of this Agreement, the "Initial 15 Day Period" shall mean the 15 calendar day period commencing with the first calendar day after which this Agreement shall have been filed by SBC or the Company with the SEC as an exhibit to a Current Report on Form 8-K under the Exchange Act.

     8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful and intentional breach of this Agreement (in any such case in which SBC is not the breaching party, to the extent any such liability or damages exceed any Termination Fee which may have been paid to SBC pursuant to Section 8.5(b)).

     (b) In the event that (i) after the date hereof a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company that was not solicited by the Company after the date hereof shall have been made to the Company or any of its Subsidiaries and made known to shareholders generally or has been made directly to shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal with respect to the Company or any Subsidiary of the Company and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Shareholders Meeting and thereafter this Agreement is terminated by either SBC or the Company pursuant to Section 8.2(ii) and within nine months after such termination the Company shall have entered into an agreement to consummate a transaction that would constitute an Acquisition Proposal if it were the subject of a proposal, or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by SBC pursuant to Section 8.4(i), (ii) (solely with respect to a willful and intentional breach of Section 6.2) or (iii), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.3(a)) or, in the case of a termination pursuant to Section 8.2(ii), two days after the relevant agreement is entered into, pay SBC a fee equal to $125 million (the "Termination Fee"), which amount shall be exclusive of any expenses to be paid pursuant to Section 6.11, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this
Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SBC and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, SBC or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to SBC or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Solely for purposes of Section 8.5(b)(i), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.2(a) except that references to "15%" in the definition of "Acquisition Proposal" in Section 6.2(a) shall be deemed to be references to 35% and the reference in such definition to "or any of its Subsidiaries listed on Schedule 1" shall be deemed to be a reference to "or the Southern New England Telephone Company".

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX (other than Sections 9.2 and 9.4) and the agreements of the Company, SBC and Merger Sub contained in Sections 6.10 (Benefits), 6.11 (Expenses) and 6.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver of Conditions) and Section 9.14 (Assignment)) and the agreements of the Company, SBC and Merger Sub contained in Section 6.11 (Expenses), Section 6.15 (Confidentiality) and
Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT THE MERGER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CBCA, TO THE EXTENT APPLICABLE. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         if to SBC or Merger Sub

         SBC Communications Inc.
         175 E. Houston
         San Antonio, Texas 78205
         Attention: James D. Ellis, Esq.

         with copies to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004-2498
         Attention: Benjamin F. Stapleton, Esq.

         if to the Company

         Southern New England Telecommunications Corporation
         227 Church Street
         New Haven, Connecticut 06510
         Attention: Madeline DeMatteo, Esq.

         with copies to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, New York 10019
         Attention: Robert A. Kindler, Esq.
                 Robert I. Townsend III, Esq.

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Stock Option Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the SBC Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE STOCK OPTION AGREEMENT, NEITHER SBC AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. No Third Party Beneficiaries. Except as provided in Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of SBC and of the Company. Whenever this Agreement requires a Subsidiary of SBC to take any action, such requirement shall be deemed to include an undertaking on the part of SBC to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that SBC may designate prior to the Effective Time, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date hereof) and all representations and warranties made herein with respect to Merger Sub as of the date hereof shall be also made with respect to such other subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          SOUTHERN NEW ENGLAND
                                            TELECOMMUNICATIONS CORPORATION

                                          By:     /s/ DANIEL J. MIGLIO
                                            ------------------------------------
                                            Name: Daniel J. Miglio
                                            Title:  Chairman of the Board and
                                                Chief Executive Officer

                                          SBC COMMUNICATIONS INC.

                                          By:  /s/ EDWARD E. WHITACRE, JR.
                                            ------------------------------------
                                            Name: Edward E. Whitacre, Jr.
                                            Title:  Chairman of the Board and
                                                Chief Executive Officer

                                          SBC (CT), INC.

                                          By:  /s/ EDWARD E. WHITACRE, JR.
                                            ------------------------------------
                                            Name: Edward E. Whitacre, Jr.
                                            Title:  President

                                    ANNEX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of the 4th day of January, 1998 (this "Agreement"), between Southern New England Telecommunications Corporation, a Connecticut corporation ("Issuer"), and SBC Communications Inc., a Delaware corporation ("Grantee").

                                    RECITALS

     (a) The Merger Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Grantee, SBC (CT), Inc., a wholly-owned subsidiary of Grantee ("Merger Sub"), and Issuer have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Merger Sub with and into Issuer (the "Merger").

     (b) The Option Agreement. As an inducement and condition to Grantee's and Merger Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement; provided, that such grant was expressly conditioned upon, and made of no effect until after, execution and delivery by Issuer, Grantee and Merger Sub of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 13,266,587 fully paid and nonassessable shares of common stock, having a par value of one dollar per share ("Common Stock"), of Issuer at a price per share in cash equal to $65.00 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth herein.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

     2. Exercise; Closing. (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 90 days of the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event the Effective Time (as defined in the Merger Agreement) shall have occurred. The Option shall terminate upon either (i) the occurrence of the Effective Time or (ii) the close of business on the earlier of
(x) the day 90 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement) and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee, in each case under Section 8.5(b) of the Merger Agreement.

     (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee then or thereafter becomes entitled to receive the Termination Fee pursuant to Section 8.5(b) of the Merger Agreement.

     (c) Notice of Triggering Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to herein as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or approval of the FCC, the CDPUC or any other regulatory authority is required in connection with such purchase, the Holder or Issuer, as required, promptly after the giving of such notice shall file the required notice or application for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which the Holder furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification periods shall have expired or been terminated and all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of the Holder and the Issuer agrees to use all reasonable efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice or application for approval.

     (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

     (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares then purchasable hereunder.

     (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder hereof without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, such certificates shall bear any other legend as may be required by applicable law.

     (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in
Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, or to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer; and

          (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior approval of or notice to the FCC, the CDPUC or any other regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

     4. Representations and Warranties of Issuer. Issuer hereby makes each of the representations and warranties contained in Sections 5.1(b)(ii), 5.2(a) and 5.2(b) of the Merger Agreement as they relate to this Agreement as if such representations and warranties were set forth herein. Issuer hereby further represents and warrants to Grantee that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     6. Exchange; Replacement. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Stock Option Agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

     7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
Section 1(b), the total number of shares of Common Stock purchasable upon the exercise hereof and the Option Price shall be subject to adjustment from time to time as follows:

          (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable; and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change; and

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable after the adjustment.

     8. Registration. (a) Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(e), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 30 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for 270 days from the day such registration statement first becomes effective or until such earlier date as all shares registered shall have been sold by Grantee. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

     (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

     9.  Repurchase of Option and/or Shares.  (a) Repurchase; Repurchase
Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of a Holder, delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(e) with respect to any required notice or application or in Section
10), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined below)) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(e) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer and (z) the highest closing price for shares of Common Stock on the NYSE (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) within the six-month period immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Issuer.

     (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within two business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

     (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within 2 business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, within 5 days of receipt of such notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate, (A) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may exercise the Option for 180 days after a notice of revocation has been issued pursuant to this Section 9(c).

     (d) Acquisition Transactions. In addition to any other restrictions or covenants, Issuer hereby agrees that, in the event that a Holder delivers a Repurchase Notice, it shall not enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing Issuer's obligations under Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Issuer's obligations under
Section 9(a) unless such party or parties are prohibited by law or regulation from such performance, in which case such party or parties shall be subject to the obligations of the Issuer under Section 9(c).

     10. Extension of Exercise Periods. The 180-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Exchange Act by reason of such exercise.

     11. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that, in the event that a Triggering Event shall have occurred, Grantee may assign the Option, in whole or in part. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. Filings; Other Actions. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

     13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be specifically enforceable through injunctive or other equitable relief.

     14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) and 7 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE CONNECTICUT BUSINESS CORPORATION ACT IS APPLICABLE HERETO.

     17. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     18. Entire Agreement, Etc. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. The terms and conditions of this

Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     19. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 8.5(b) of the Merger Agreement exceed in the aggregate $175 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with such Termination Fee so paid to Grantee shall not exceed $175 million after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee would exceed $175 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, and (iii) the net cash amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party.

     (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposal assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     20. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION
                                          By: /s/ DANIEL J. MIGLIO
                                            ------------------------------------
                                          Name: Daniel J. Miglio
                                            Title: Chairman of the Board and
                                                    Chief Executive Officer
                                          SBC COMMUNICATIONS INC.
                                          By: /s/ EDWARD E. WHITACRE, JR.
                                            ------------------------------------
                                          Name: Edward E. Whitacre, Jr.
                                            Title: Chairman of the Board and
                                                    Chief Executive Officer

                                    ANNEX C
                         [SALOMON BROTHERS LETTERHEAD]

January 4, 1998

Board of Directors
Southern New England Telecommunications Corporation
227 Church Street
New Haven, CT 06510

Ladies and Gentlemen:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of shares (the "Shares") of common stock, par value $1.00 per share (the "Company Common Stock"), of Southern New England Telecommunications Corporation (the "Company") of the consideration to be received by such holders in the proposed acquisition of the Company by SBC Communications Inc. ("SBC"), pursuant to an Agreement and Plan of Merger dated January 4, 1998 (the "Agreement"), among the Company, SBC, and SBC
(CT), Inc. ("Merger Sub").

     As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub will merge (the "Proposed Merger") with and into the Company, and each issued and outstanding Share (other than Shares owned by SBC, Merger Sub or the Company and shareholders who properly dissent from the Proposed Merger) will be converted in the Proposed Merger into the right to receive 0.8784 of a share of common stock, par value $1.00 per share (the "SBC Common Stock"), of SBC and associated rights to purchase SBC Common Stock pursuant to the Rights Agreement, dated as of January 27, 1989, between SBC and American Transtech, Inc., as Rights Agent, as such agreement has been amended.

     As you are aware, Salomon Brothers Inc. doing business as Salomon Smith Barney (collectively with all other entities doing business as Salomon Smith Barney, ("Salomon Smith Barney"), is acting as financial advisor to the Company in connection with the Proposed Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Proposed Merger. Additionally, Salomon Smith Barney or its affiliates have previously rendered certain investment banking and financial advisory services to the Company and SBC, for which we received customary compensation. In addition, in the ordinary course of business, Salomon Smith Barney may actively trade the securities of the Company and SBC for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with SBC and the Company.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three-year period ended December 31, 1996 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, June 30 and September 30, 1997; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, prepared by the Company's management and furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning SBC, including the Annual Reports on Form 10-K of SBC for each of the years in the three-year period ended December 31, 1996 and the quarterly Reports on Form 10-Q of SBC for the quarters ended March 31, June 30 and September 30, 1997; (vi) certain other information, primarily financial in nature, including projections, concerning the business and operations of SBC, prepared by SBC's management and furnished to us by SBC for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the SBC Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or SBC and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company and SBC to discuss the foregoing as well as other matters we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibility for verifying any of such information. With respect to financial projections and forecasts, we have been advised by the management of the Company and SBC and have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the Company's or SBC's management, as the case may be, as to the future financial performance of the Company or SBC, as the case may be, and we express no view with respect to such projections or forecasts or the assumptions on which they were based. We also have assumed the Proposed Merger will be consummated in a timely manner and in accordance with the terms of the Agreement. We have not conducted a physical inspection of any of the properties or facilities of the Company or SBC, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any such evaluations or appraisals.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and SBC; (ii) the business prospects of the Company and SBC; (iii) the historical and current market for the Company Common Stock, the SBC Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or SBC; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Shares in the Proposed Merger and does not address the Company's underlying business decision to effect the Proposed Merger or constitute a recommendation to any holder of Shares as to how such holder should vote with respect to the Proposed Merger. Nor does our opinion constitute an opinion or imply any conclusion as to the price at which SBC Common Stock will trade upon the public announcement or the consummation of the Proposed Merger.

     This opinion is intended solely for the benefit and use of the Company (including its management and directors) in considering the transaction to which it relates and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to the opinion and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Salomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to holders of Company Common Stock in connection with the Proposed Merger.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that as of the date hereof, the consideration to be received by the holders of Shares in the Proposed Merger is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          /s/ SALOMON SMITH BARNEY
                                          --------------------------------------
                                               Salomon Smith Barney

                                    ANNEX D

                         SECTIONS 33-855 THROUGH 33-872
                                     OF THE
                      CONNECTICUT BUSINESS CORPORATION ACT

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-855. DEFINITIONS.  As used in Sections 33-855 to 33-872, inclusive:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
     (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

SECTION 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

SECTIONS 33-858 AND 33-859. RESERVED FOR FUTURE USE.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

SECTION 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

          (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

SECTION 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

SECTION 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

SECTION 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

                          JUDICIAL APPRAISAL OF SHARES

SECTION 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

SECTION 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     SBC's Bylaws provide that SBC shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of SBC) by reason of the fact that such person is or was a director, officer, employee or agent of SBC or is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

     SBC's Bylaws further state that the indemnification provided therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, and personal representatives of such a person.

     Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The SBC Restated Certificate provides that no director of SBC shall be liable to SBC or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to SBC or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction from which a director derived an improper benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

  EXHIBIT
  NUMBER
  ------
   2       Agreement and Plan of Merger, among SNET, SBC and Merger Sub, dated as of January
           4, 1998 (included as Annex A to the Proxy Statement/Prospectus contained in this
           Registration Statement).
   3-a     Restated Certificate of Incorporation of registrant, filed with the Secretary of
           State of the State of Delaware on April 29, 1996 (incorporated herein by reference to Exhibit 3 to Form 10-Q (File No. 1-8610), dated March 31, 1996).
   3-b     By-Laws of Registrant, dated January 30, 1998 (incorporated herein by reference to
           Exhibit 3 to Form 8-K (File No. 1-8610), dated February 5, 1998).
   4       See Exhibits 3-a and 3-b for provisions of Restated Certificate of Incorporation and By-laws of SBC defining rights of holders of common stock of SBC.

  EXHIBIT
  NUMBER
  ------
   5       Opinion of James D. Ellis, Senior Executive Vice President and General Counsel of
           SBC, regarding validity of securities being registered.
   8       Opinion of Cravath, Swaine & Moore regarding certain federal income tax matters.
  23-a     Consent of Ernst & Young LLP.
  23-b     Consent of Coopers & Lybrand L.L.P. (San Francisco, CA).
  23-c     Consent of Coopers & Lybrand L.L.P. (Hartford, CT).
  23-d     Consent of James D. Ellis, Senior Executive Vice President and General Counsel of
           SBC. (Included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).
  23-e     Consent of Cravath, Swaine & Moore. (Included in the opinion filed as Exhibit 8 to this Registration Statement and incorporated herein by reference).
  23-f     Consent of Salomon Brothers Inc.
  24       Powers of Attorney.
  99-a     Form of Proxy Cards of SNET.
  99-b     Opinion of Salomon Brothers Inc (included as Annex C to the Proxy
           Statement/Prospectus contained in this Registration Statement).
  99-c     Stock Option Agreement, between SNET and SBC, dated as of January 4, 1998
           (included as Annex B to the Proxy Statement/Prospectus contained in this
           Registration Statement).

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange

Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 9th day of February, 1998.

                                          SBC COMMUNICATIONS INC.
                                          (Registrant)

                                          By: /s/ DONALD E. KIERNAN
                                            ------------------------------------
                                            Donald E. Kiernan
                                            Senior Vice President, Treasurer
                                            and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:                  Edward E. Whitacre, Jr.,*
                                            Chairman and Chief Executive Officer

Principal Financial and Accounting Officer:   Donald E. Kiernan,
                                            Senior Vice President, Treasurer
                                            and Chief Financial Officer

                                          By: /s/ DONALD E. KIERNAN
                                            ------------------------------------
                                            Donald E. Kiernan, as
                                              attorney-in-fact for
                                            Mr. Whitacre, the Directors, and on
                                            his own behalf as Principal
                                              Financial
                                            Officer and Principal Accounting
                                              Officer

DIRECTORS:                                    February 9, 1998
Edward E. Whitacre, Jr.*
Clarence C. Barksdale*
James E. Barnes*
August A. Busch III*
Royce S. Caldwell*
Ruben R. Cardenas*
William P. Clark*
Martin K. Eby, Jr.*
Herman E. Gallegos*
Jess T. Hay*
Bobby R. Inman*
Charles F. Knight*
Mary S. Metz*
Haskell M. Monroe, Jr.*
Toni Rembe*
S. Donley Ritchey*
Richard M. Rosenberg*
Patricia P. Upton*

---------------
* By power of attorney

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                                 DESCRIPTION                                     PAGE
  ------   ------------------------------------------------------------------------  ------------
   2       Agreement and Plan of Merger, among SNET, SBC and Merger Sub, dated as of January 4, 1998 (included as Annex A to the Proxy
           Statement/Prospectus contained in this Registration Statement). ........
   3-a     Restated Certificate of Incorporation of registrant, filed with the
           Secretary of State of the State of Delaware on April 29, 1996
           (incorporated herein by reference to Exhibit 3 to Form 10-Q (File No.
           1-8610), dated March 31, 1996). ........................................
   3-b     By-Laws of Registrant, dated January 30, 1998 (incorporated herein by reference to Exhibit 3 to Form 8-K (File No. 1-8610), dated February 5,
           1998).
   4       See Exhibits 3-a and 3-b for provisions of Restated Certificate of
           Incorporation and By-laws of SBC defining rights of holders of common stock of SBC. ..........................................................
   5       Opinion of James D. Ellis, Senior Executive Vice President and General
           Counsel of SBC, regarding validity of securities being registered. .....
   8       Opinion of Cravath, Swaine & Moore regarding certain federal income tax matters. ...............................................................
  23-a     Consent of Ernst & Young LLP. ..........................................
  23-b     Consent of Coopers & Lybrand L.L.P. (San Francisco, CA). ...............
  23-c     Consent of Coopers & Lybrand L.L.P. (Hartford, CT). ....................
  23-d     Consent of James D. Ellis, Senior Executive Vice President and General
           Counsel of SBC. (Included in the opinion filed as Exhibit 5 to this
           Registration Statement and incorporated herein by reference). ..........
  23-e     Consent of Cravath, Swaine & Moore. (Included in the opinion filed as
           Exhibit 8 to this Registration Statement and incorporated herein by reference). ............................................................
  23-f     Consent of Salomon Brothers Inc. .......................................
  24       Powers of Attorney. ....................................................
  99-a     Form of Proxy Cards of SNET. ...........................................
  99-b     Opinion of Salomon Brothers Inc (included as Annex C to the Proxy
           Statement/Prospectus contained in this Registration Statement). ........
  99-c     Stock Option Agreement, between SNET and SBC, dated as of January 4,
           1998 (included as Annex B to the Proxy Statement/Prospectus contained in this Registration Statement). ..........................................